UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): November 13, 1997 (October 8,
                                      1997)



                              THE PRICE REIT, INC.
             (Exact Name of Registrant as Specified in its Charter)


      Maryland              1-13432              52-1746059
  (State or Other       (Commission File        (IRS Employer
  Jurisdiction of           Number)          Identification No.)
   Incorporation)

7979 Ivanhoe Avenue, Suite 524                92037
     La Jolla, California                   (Zip Code)
(Address of Principal Executive
           Offices)

       Registrant's telephone number, including area code: (619) 551-2320

                                      None
          (Former Name or Former Address, if Changed Since Last Report)


Item 2.   Acquisition or Disposition of Assets

Between October 8, 1997 and October 31, 1997, The Price REIT, Inc., a Maryland corporation (the "Company"), acquired three properties for an aggregate purchase price of $47,250,000. The properties are:

Ridgedale Festival Shopping Center ("Ridgedale") located in Minnetonka (Minneapolis), Minnesota was acquired from Ridgedale Festival Joint Venture on October 8, 1997. Ridgedale contains approximately 120,000 rentable square feet whose tenants include Office Max, Toys 'R' Us, Golfsmith and Schmidt Music and is 100% leased. The purchase price of this property was $11,900,000. Exchange funds from a prior sale of a property were used to finance the acquisition of Ridgedale.

Cordata Centre ("Cordata") located in Bellingham, Washington was acquired from Guide Meridian Retail, Inc. on October 17, 1997. Cordata contains approximately 318,000 square feet of retail space of which the Company acquired 175,000 rentable square feet. Cordata's tenants include Costco (separately owned), Office Depot, Bon Marche Home, T.J. Maxx, Drug Emporium and Future Shop and is 100% leased. The purchase price of this property was $20,250,000. The seller of Cordata conveyed the property to the Company in lieu of a foreclosure under two deeds of trust which secured two notes owned by the Company. This acquisition was financed with $18,000,000 of borrowings from the Company's line of credit and the balance from operating cash.

Piscataway Towne Center ("Piscataway") located in Piscataway, New Jersey was acquired from K. Hovnanian Properties of Piscataway, Inc. on October 31, 1997. Piscataway contains approximately 97,000 rentable square feet and is anchored by ShopRite Supermarket and also includes Applebee's Encore Books and Nations Westminster Bank. Piscataway is 100% leased. The purchase price of this property was $15,100,000 subject to a $11,400,000 short term mortgage which was assumed by the Company. The Company financed the balance with borrowings from its line of credit.
Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Properties Acquired

     The Company will file statements of revenue over specific operating expenses for the Cordata Centre and Piscataway Towne Centre properties described in this Form 8-K with an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the filing of this Form 8-K.

(b)  Pro Forma Financial Information

     The Company will file pro forma financial information concerning the acquired properties described in this Form 8-K with an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the filing of this Form 8-K.

(c)  Exhibits
The following exhibits are filed with this report on Form 8-K:

Exhibit No.    Description
2.1            Acquisition Agreement, dated October 3, 1997, between The
               Price REIT, Inc. and Ridgedale Festival Joint Venture
2.2            Deed-In-Lieu Agreement and Escrow Instructions, dated October
               17, 1997, by and between Guide Meridian Retail, Inc. and The
               Price REIT, Inc.
2.3            Purchase and Sale Agreement, dated September 23, 1997, by and between K. Hovnanian Properties of Piscataway, Inc. and The
               Price REIT, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE PRICE REIT, INC.



Date:  November 13, 1997      By: /s/ George M. Jezek
                              George M. Jezek
                              Chief Financial Officer



Exhibit Index

Exhibit No.    Description
2.1            Acquisition Agreement, dated October 3, 1997, between The
               Price REIT, Inc. and Ridgedale Festival Joint Venture
2.2            Deed-In-Lieu Agreement and Escrow Instructions, dated
               October 17, 1997, by and between Guide Meridian Retail, Inc.
               and The Price REIT, Inc.
2.3            Purchase and Sale Agreement, dated September 23, 1997, by
               and between K. Hovnanian Properties of Piscataway, Inc. and
               The Price REIT, Inc.











                              ACQUISITION AGREEMENT




Seller:             Ridgedale Festival Joint Venture, a Texas joint venture


Buyer:              The Price REIT, Inc., a
                    Maryland corporation


Property:           Ridgedale Festival Shopping Center, Minnetonka, Minnesota

Dated:              October 3, 1997





     TABLE OF CONTENTS
                                                                      PAGE

1.   Purchase Price                                                     2
2.   Escrow, Deposit, Liquidated Damages and Remedies.                  4
3.   Due Diligence and Time for Satisfaction of Conditions.             6
4.   Conditions.                                                      6
5.   Warranties and Covenants.                                             12
6.   Closing.                                                         19
7.   Leasing.                                                         22
8.   Risk of Loss.                                                    22
9.   Amendment.                                                            24
10.  Real Estate Commissions.                                         24
11.  Closing Costs.                                                   24
12.  Apportionments.                                                       25
13.  No Further Encumbrances.                                         27
14.  Governing Law.                                                   27
15.  Attorneys' Fees.                                                 27
16.  Time of Essence.                                                 27
17.  Paragraph Headings.                                              28
18.  Notices.                                                         28
19.  Reports.                                                         28
20.  Counterparts.                                                    28
21.  Construction.                                                    28
22.  Limitation of Liability.                                         29
23.  No Party Deemed Drafter.                                         29


LIST OF EXHIBITS

Exhibit A Legal Description
Exhibit B Personal Property
Exhibit C Rent Concessions
Exhibit D Surveyor's Certificate
Exhibit E Estoppel Certificate Form
Exhibit F FIRPTA Certificate
Exhibit G Seller's Due Diligence Document Delivery Requirements
Exhibit H Form of Deed
Exhibit I Current Rent Roll




                              ACQUISITION AGREEMENT


     THIS ACQUISITION AGREEMENT (the "Agreement") is entered as of this 3rd day of October, 1997 (the "Effective Date"), by and between (i) The Price REIT, Inc., a Maryland corporation ("Buyer") and (ii) RIDGEDALE FESTIVAL JOINT VENTURE, a Texas joint venture ("Seller").

     THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

     A. The Property, as hereinafter defined, consists of a shopping center project of approximately 120,220 square feet of net rentable area, commonly known as Ridgedale Festival, including without limitation, Seller's interest in all improvements and fixtures located on the Land (as hereinafter defined), all buildings and structures presently located on the Land on the Closing Date (as hereinafter defined), all apparatus, equipment and appliances presently located on the Land and used in connection with the operations or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and Seller's rights, if any, in the leasehold improvements of tenants (collectively, the "Improvements") on approximately 12.08 acres of land.

     B. Seller is the owner of all of the following (collectively, the "Property"), subject to the Exceptions (as hereinafter defined):

          1. Land and Improvements. Fee simple title to: (A) that certain parcel of land more particularly described in Exhibit A attached hereto (the "Land"); and (B) the Improvements;

          2. Appurtenances. All of the interest of Seller in any rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land, the Leases, the Rents, the Improvements, the Intangible Property (as hereinafter defined), or any other appurtenance, together with all rights of Seller, if any, in and to streets, sidewalks, alleys, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of Seller, if any, in any land lying in the bed of any existing or proposed street adjacent to the Land (all of which are collectively referred to as the "Appurtenances");

          3. Leases. Seller's entire interest, including its lessor's interest, in and to all tenant leases, subleases and tenancies, occupancy agreements and other similar agreements to which Seller is a party or by which it is bound, as the same may be modified or amended (collectively, the "Tenant Leases"), including, without limitation, Seller's entire interest in and to all income, rents, receipts, funds and revenue of any kind whatsoever payable under the Tenant Leases, and all security deposits and prepaid rent, if any, under the Tenant Leases and Seller's entire interest in and to any and all guaranties of the Tenant Leases; and

          4. Personal Property. All the personal property owned by Seller and used in the operation of the Property, including, without limitation, the personal property described in Exhibit B attached hereto, and all additional personal property acquired by Seller prior to the Closing Date, as hereinafter defined, and used in the operation of the Property (the "Personal Property").

          5. Intangible Property. All of the interest of Seller in (i) any intangible personal property which relates to and is reasonably required for the operation and functioning of the Land, Improvements or Personal Property generally, and (ii) any and all warranties, guarantees, permits, contracts and other rights owned by Seller relating to the ownership, operation or functioning of all or any part of the Property (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements) (all of which are collectively referred to as the "Intangible Property").

     C. Seller desires to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on all of the mutual terms, covenants and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

     1.   Purchase Price.

          a. Amount of Purchase Price. The purchase price of the Property shall be Eleven Million Nine Hundred Thousand and No/100ths Dollars ($11,900,000.00) (the "Purchase Price"), subject to the adjustments set forth in Paragraph 1.c. below, which amount shall be transferred at Closing, as defined in Paragraph 6 below, through Escrow Holder in accordance with Paragraph 1.b below.

          b. Payment of the Purchase Price. The Purchase Price shall be paid to Seller as follows:

               (1) Deposit. Escrow Holder shall apply the Deposit, as hereinafter defined, against the Purchase Price.

               (2) Cash Payment. Buyer shall deliver to Escrow Holder for the account of Seller the balance of the Purchase Price in cash, or by wire transfer, at Closing (the "Cash Payment").

          c.   Rent Concessions.

               (1) Rent Concessions. Seller acknowledges and agrees that the Purchase Price is based upon the assumption that, as of the Closing Date, there shall exist no unexpired rent or expense concessions of any type whatsoever, including, without limitation, any free rent provisions, operating expense abatements, moving expense reimbursements or tenant improvement allowances (the "Unexpired Concessions"), remaining in any of the Tenant Leases, except as provided in Exhibit C attached hereto. For the purposes of this Agreement, the free rent granted to Petters Warehouse through December 31, 1997 shall not be considered to be an Unexpired Concession.

               (2) Conditions to Reduction. If, for any reason, any Unexpired Concessions do exist with respect to the Tenant Leases, then the aggregate amount of all Unexpired Concessions shall be deposited with Escrow Holder and shall be disbursed as set forth in subparagraph (3).

               (3) Deposit of Unexpired Concessions. With respect to any Unexpired Concessions, Seller and Buyer have agreed as follows:

                    (a) At Closing, Seller shall deposit with Escrow Holder the following amounts: (i) with respect to the Tenant Lease with Golfsmith International, Inc. ("Golfsmith") the sum of (A) $23,627.08, multiplied by (B) the number of calendar months from the Closing Date to and including April 30, 1998 (with the partial calendar month in which Closing occurs prorated) (the "Golfsmith Deposit"); and (ii) an amount in immediately available funds equal to the aggregate of all other Unexpired Concessions, including without limitation, any Unexpired Concessions with respect to the tenants, other than Golfsmith and Petters Warehouse, identified on Exhibit C attached hereto (collectively, the amounts described in this subparagraph 3(a) shall be referred to herein as the "Escrowed Unexpired Concessions").

                    (b) Escrow Holder is instructed to invest the Escrowed Unexpired Concessions in an interest bearing account with a bank or savings association, the deposits of which are federally insured, as the parties may agree upon in their reasonable discretion, for the benefit of Seller and such interest shall be paid to Seller as earned.

                    (c) Whenever an Unexpired Concession becomes due and owing to any tenant in accordance with the terms of the tenant's lease with Seller, or if Seller is for other reasons obligated to pay an Unexpired Concession to any tenant, such amount shall be paid to Buyer out of the Escrowed Unexpired Concessions for payment to the respective tenant.

                    (d) The Escrowed Unexpired Concessions relating to the Golfsmith Tenant Lease shall be disbursed in accordance with Paragraph 12.i hereof.

     2.   Escrow, Deposit, Liquidated Damages and Remedies.

          a. Escrow. On the Effective Date, Buyer and Seller shall immediately open escrow with Chicago Title Insurance Company at 2200 Plaza VII, 45 South Seventh Street, Minneapolis, Minnesota 55402 Attention: Jeff Lang (the "Escrow Holder").

          b.   Deposit.

               (1) Deposit. Within two (2) business days following receipt by Buyer of a fully executed original of this Agreement, Buyer shall deposit with the Escrow Holder cash in the amount of One Hundred Thousand and no/100ths Dollars ($100,000.00) as a refundable deposit on account of the Purchase Price (the "Deposit"), to be held on the following terms:

                    (a) Interest. For the purposes of this Agreement, the term "Deposit" shall be defined to include all interest earned thereon.

                    (b) Disbursement. Escrow Holder shall deposit the Deposit in an interest-bearing account with a bank or savings association, the deposits of which are federally insured, for the benefit of Buyer immediately upon receipt, and shall disburse the Deposit to Buyer or Seller, as applicable, in accordance with the terms of this Agreement.

               (2) Character of Deposit. Subject to Paragraphs 2.d, 6.c and 8 below, the Deposit shall be nonrefundable upon the approval in writing or waiver in writing by Buyer of the Conditions Precedent.

          c. Failure of Conditions Precedent. In the event that one (1) or more of the Conditions Precedent described in Paragraph 4 below has/have not been approved in writing or waived in writing by Buyer prior to the end of the Due Diligence Period described in Paragraph 3 below, this Agreement shall terminate automatically. Upon such termination of this Agreement, all obligations and liabilities of Buyer and Seller under this Agreement shall terminate subject to Paragraph 4.b hereof, and the Deposit shall promptly be returned to Buyer, without demand, deduction or offset. This Paragraph 2.c is subject to and shall not serve to modify or limit any right or remedy of Buyer arising under Paragraph 2.d(1).

          d. Failure of Closing. If this transaction should fail to close as provided herein, the following shall occur, as applicable:

               (1) Seller's Default. If this transaction should fail to close as provided herein as a result of Seller's default, and Buyer is not in default hereunder, this Agreement shall, at Buyer's election, (A) terminate upon Buyer's written notice to Seller, and upon such written notice of termination, all obligations and liabilities of Buyer under this Agreement shall terminate, the Deposit shall be promptly returned to Buyer without demand, deduction or offset, and Buyer shall have no other remedies against Seller pursuant to applicable law; or (B) continue pending Buyer's action for specific performance hereunder.

               (2) Buyer's Default. If this transaction should fail to close as provided herein as a result of Buyer's default, and Seller is not in default hereunder, this Agreement shall terminate upon Seller's written notice to Buyer, and upon such written notice of termination, all obligations and liabilities of Buyer and Seller under this Agreement shall terminate, excepting Seller shall have a right to liquidated damages as set forth below as Seller's sole remedy.

               (3) LIQUIDATED DAMAGES. SELLER AND BUYER HEREBY AGREE THAT IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED SOLELY BECAUSE OF BUYER'S DEFAULT IN ITS OBLIGATIONS UNDER THIS AGREEMENT, AND PROVIDED SELLER IS NOT IN DEFAULT HEREUNDER, DAMAGES SHALL BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, AND THUS THE AMOUNT OF THE DEPOSIT IS THE BEST ESTIMATE OF THE DAMAGE SELLER WOULD SUFFER. ACCORDINGLY, SELLER SHALL HAVE AS ITS SOLE REMEDY LIQUIDATED DAMAGES EQUAL TO THE AMOUNT OF BUYER'S DEPOSIT AND SUCH LIQUIDATED DAMAGES SHALL BE PAID TO SELLER BY ESCROW HOLDER OUT OF BUYER'S DEPOSIT. BY PLACING THEIR SIGNATURES BELOW, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES. THEREFORE, IF AFTER SATISFACTION OR WAIVER OF ALL CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS UNDER THIS AGREEMENT, BUYER BREACHES THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED HEREIN, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT. ON RECEIPT AND RETENTION BY SELLER OF THE DEPOSIT, THIS AGREEMENT SHALL TERMINATE AND BUYER SHALL HAVE NO FURTHER OBLIGATIONS OR LIABILITY HEREUNDER.




     Dated:  October 3, 1997  Seller:

                              RIDGEDALE FESTIVAL JOINT VENTURE,
                              a Texas joint venture

                              By CNC-Ridgedale Festival Associates Limited Partnership
                                   Its General Partner

                                        By   CNC-Minneapolis Division #1, Inc.
                                             Its General Partner

                                             By /HARLAN R. CROW/
                                                 ----------------
                                                Its VICE PRESIDENT

                              By   American National Insurance Company
                                    a Texas corporation, one of it's partners

                                        By /SCOTT F. BRAST/
                                            ----------------
                                            Its Assistant Vice President


     Dated:  September 17, 1997
                              Buyer:

                              THE PRICE REIT, INC., a Maryland corporation


                                   By /JERALD FRIEDMAN/
                                       ----------------
                                      Its Senior Executive Vice President


     3. Due Diligence and Time for Satisfaction of Conditions. Buyer, or its designee, shall commence due diligence with respect to the Property on the later to occur of (i) the Effective Date, or (ii) Buyer's receipt of the due diligence documents described in Paragraph 5.a(10), and the due diligence period shall expire forty-two (42) days thereafter (the "Due Diligence Period"). Notwithstanding any of the foregoing to the contrary, Buyer shall have the unconditional right to terminate this Agreement at any time during the Due Diligence Period for any reason.

     4.   Conditions.

          a. Buyer's Conditions Precedent. Buyer's obligation to acquire the Property from Seller is subject to the approval in writing or waiver in writing by Buyer of the following conditions precedent (the "Conditions Precedent") prior to the end of the Due Diligence Period:

               (1) Physical Condition of the Property. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of an environmental assessment (which shall, without limiting the scope of the report, contain an assessment of asbestos and radon affecting the Property) by an environmental consultant of Buyer's choice and at Buyer's cost (the "Phase I Report"); the results of Buyer's physical inspection and testing of the Property, or any portion thereof (which testing shall be conducted at Buyer's expense, and may include, but shall not be limited to, testing for the presence of asbestos, PCBs, as hereinafter defined, and other Hazardous Materials, as hereinafter defined, including without limitation the performance of core sampling, drilling and other intrusive testing); the physical condition of the Property, including, without limitation, all mechanical, utility, structural and electrical systems; all environmental characteristics, ground water and soil cores; any soils and substrata reports and materials; and any flood plain reports and materials, including, without limitation, any reports or maps of the Federal Emergency Management Agency (the "Flood Maps"); but any such intrusive testing or inspection of the Property shall be subject to Paragraph 4.b. hereof.

               (2) Rent Roll. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of a current rent roll certified by Seller listing for each tenant at the Property and in the form of Exhibit I attached hereto (the "Rent Roll").

               (3) Tenant Lease Review. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of copies of all Tenant Leases and any proposed Tenant Leases, including all amendments and modifications thereof, as applicable, all lease guaranty agreements pursuant to which the guarantors thereunder guaranty tenant's obligations under the relevant Tenant Leases (the "Lease Guaranties"), and all information regarding any inducements to lease, including, without limitation, any rental concessions and tenant improvement allowances, leasing commissions, all tenant correspondence files (the "Tenant Correspondence"); and current financial statements of tenants, to the extent the same are in Seller's possession or control (the "Tenant Financial Statements").

               (4) Operating Statements. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of operating statements, income and expense reports and cash flow reports for the Property covering 1996 and 1997 (through July 31) (the "Operating Statements").

               (5) Title. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of a current title commitment for the Property, prepared by the Escrow Holder (the "Preliminary Report"), together with all documents supporting exceptions (the "Exceptions"). In connection with Buyer's review of title and related matters, Seller shall as soon as practicable, but in no event later than seven (7) days after the Effective Date, cause Escrow Holder to deliver to Buyer the following:

                    (a) the Preliminary Report accompanied by legible record copies of all of the documents referred to in the Preliminary Report;

                    (b) copies of all existing or proposed easements, covenants, restrictions, agreements or other documents which affect the ownership of or title to the Property and which are not disclosed by the Preliminary Report, if any.

               Buyer shall have until ten (10) business days from the later to occur of (i) delivery of the Preliminary Report and (ii) delivery of the Survey (as hereinafter defined) to notify Escrow Holder and Seller in writing of Buyer's disapproval of the condition of title. Buyer shall give Seller and Escrow Holder written notice outlining in detail any title items objected to and specifying Buyer's desired cure. Seller shall have ten (10) business days after receipt of Buyer's notice to advise Buyer and Escrow Holder, in writing, as to whether Seller shall cure said objections prior to the Closing (and should Seller fail to advise Buyer of Seller's objection within such ten day period, Seller shall be deemed to have elected to refuse to cure said objections). In the event Seller elects not to cure such objections, or elects to cure such objections and fails or refuses to cure said objections, Buyer shall have the option, which must be exercised within ten (10) business days of Buyer's receipt of Seller's response or deemed response, or Closing (whichever is earlier), (a) to waive Buyer's objections and purchase the Property as otherwise contemplated in this Agreement, notwithstanding such objections, in which event the subject matter of such waived objections shall be included within the Exceptions, and Seller shall convey the Property to Buyer, subject to the Exceptions, or (b) to terminate this Agreement by written notice to Seller and Escrow Holder, whereupon any and all rights and obligations of Buyer and Seller hereunder shall terminate, except for any rights and obligations that specifically survive termination in accordance with the terms of this Agreement. All exceptions to title to, and/or encumbrances against, the Property shown on the Preliminary Report or Survey but not objected to by Buyer, and those items referred to in subparagraph 4.a.(8) hereof shall be deemed "Exceptions"; provided, however, that Seller covenants to remove all monetary encumbrances (other than those with respect to the liens referred to in subparagraph 4.a.(8) hereof affecting the Property or any portion thereof) prior to Closing, and Seller further agrees that no monetary encumbrances other than the liens referred to in subparagraph 4.a.(8) hereof shall be Exceptions.

               (6) Project Plans. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of current, as-built plans and specifications for the Improvements, and all related items (including plans for any tenant improvements being constructed), to the extent the same are in Seller's possession or control (the "Project Plans").

               (7) Other Documents. Review and approval by Buyer, in its sole and absolute discretion by the end of the Due Diligence Period, of, without limitation, all of the following to the extent the same are within Seller's possession or control: soils reports (the "Soils Reports"); all books and records pertaining to the management or operation of the Property; evidence of existing insurance maintained by Seller with respect to the Property; copies of all correspondence with all governmental entities with respect to the Property; maintenance contracts; utility contracts; permits; licenses; operating contracts; certificates of occupancy; management contracts; service contracts; any approved site plans, engineering reports and approved plans, landscape plans, tenant improvement plans and floor plans; all other information respecting the development, development approval, construction and construction approval at the Property which is material in any respect; all current real and personal property tax bills for the previous three (3) years; all correspondence, reports and notices pertaining to the existence of toxic or hazardous waste at the Property; all applicable zoning ordinances; any aerial photographs of the Property; all leasing commission agreements which survive Closing; all agreements affecting operation or maintenance of the Property, including, without limitation, agreements regarding any item of cost or revenue respecting the operation or maintenance of the Property; all warranties pertaining to the Property, including, without limitation, warranties and guaranties respecting the base buildings, tenant improvements, roofs and mechanical systems, relating to the Improvements and the tenant improvements (the "Warranties"); written consents from all parties required to approve this Agreement and the transactions contemplated hereby, including, without limitation, the consents of partners, as applicable (the "Consents"); and such other information with respect to the management or operation of the Property specifically requested by Buyer of Seller in writing during the Due Diligence Period (all of the foregoing materials, documents, reports, etc. set forth in this Paragraph 4.a(7) are collectively referred to in this Agreement as the "Other Documents").

               (8) Pro Forma Owner's Policy. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of a Pro Forma American Land Title Association extended form owner's policy of title insurance (without any modifications or additions) with such endorsements as Buyer shall request (the "Pro Forma Owner's Policy"). The Pro Forma Owner's Policy shall show title to the Property vested in Buyer, or such other person or entity designated by Buyer, subject only to the lien of real and personal property taxes not yet due and payable and those Exceptions on the Preliminary Report approved by Buyer during the Due Diligence Period.

               (9) Assignment of Contracts. Review and approval by Buyer, in its sole and absolute discretion by the end of the Due Diligence Period, of an assignment and assumption of contracts, warranties and guaranties, and other intangible property, in a form to be approved by Buyer during the Due Diligence Period (the "Assignment of Contracts").

               (10) Warranty Bill of Sale. Review and approval by Buyer, in its sole and absolute discretion by the end of the Due Diligence Period, of a bill of sale, pursuant to which Seller shall transfer, bargain and convey any and all tangible personal property owned by Seller and located on and used in connection with the Property in a form to be approved by Buyer during the Due Diligence Period, wherein Seller shall warrant only that Seller has (A) marketable title to the Personal Property, if any, and (B) the right to transfer, bargain and convey all of Seller's interest therein (the "Warranty Bill of Sale").

               (11) Survey. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of a current ALTA "as-built" survey of the Property, including, without limitation, the footprint of the Improvements, the total square footage of the Property and the Improvements, the location of any wells, and the total number of surface parking spaces on the Property, and a certification by a licensed engineer in the form attached hereto as Exhibit D (the "Surveyor's Certificate") (the "Surveys").

               (12) Lessee's Estoppel Certificates. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of executed estoppel certificates in the form of Exhibit E-1 attached hereto or in such form as may otherwise be required by the terms of the Tenant Leases (the "Lessee's Estoppel Certificates"), from each tenant or subtenant under a Tenant Lease. If for any reason Seller is unable to deliver to Buyer one (1) or more of the Lessee's Estoppel Certificates by the end of the Due Diligence Period, then Seller shall deliver to Buyer by the end of the Due Diligence Period, Lessor's Estoppel Certificates, in the form of Exhibit E-2 attached hereto (the "Lessor's Estoppel Certificates"), for each tenant who fails to deliver a duly executed and completed Lessee's Estoppel Certificate; provided, Buyer shall be under no obligation whatsoever to accept a Lessor's Estoppel Certificate respecting any tenant or subtenant under a Tenant Lease demising 10,000 rentable square feet or more of the Premises or respecting any one (1) or more Tenant Leases that include, in the aggregate, greater than twenty percent (20%) of the remaining gross leasable area of the Property. No Lessee's Estoppel Certificate or Lessor's Estoppel Certificate shall be required as to Petters Warehouse.

               (13) Assignment of Leases. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of an assignment of Tenant Leases and security deposits, in a form to be approved by Buyer during the Due Diligence Period (the "Assignment of Leases").

               (14) Assignment of Lease Guaranties. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of an assignment of Lease Guaranties, in a form to be approved by Buyer during the Due Diligence Period (the "Assignment of Lease Guaranties").

               (15) Schedule of Agreements. Review and approval by Buyer, in its sole and absolute discretion, by the end of the Due Diligence Period, of a schedule prepared by Seller and certified by Seller to be true, correct and complete, setting forth a list of all agreements affecting the Property that shall be assigned to, and assumed by, Buyer at Closing (the "Schedule of Agreements").

               (16) Sales Notices. Review and approval by Buyer, in its sole and absolute discretion by the end of the Due Diligence Period, of any and all notices of sale that are to be delivered to any tenant pursuant to the applicable Tenant Leases (the "Sales Notices").

          b. Rights During Due Diligence Period. Subject to the provisions of the Tenant Leases, Seller hereby authorizes Buyer to inspect, at reasonable and mutually convenient times and places for Buyer and Seller, the Property and all mechanical and utility systems, records and documents, including financial records, for the Property as reasonably required by Buyer to complete its due diligence and to interview tenants at the Property, Seller hereby authorizes Buyer to drill for, and extract samples of, ground water and soil cores on or under the Property; provided, that such activities do not materially impair the current use, operation or maintenance of the Property or the rights of any tenant under the Tenant Leases and Buyer or Buyer's contractors shall provide evidence of insurance to Seller prior to the commencement of such work, in form and substance reasonably satisfactory to Seller, and Buyer shall be responsible for any damage caused thereby to any person, property or the Property, provided, however, that Seller makes all claims hereunder, if any, within one (1) year after the expiration of the Due Diligence Period. Buyer agrees to reimburse Seller for any cost or expense that Seller may incur by reason of any mechanic's lien or other encumbrance that is recorded against the Property as a direct result of Buyer's inspection of the Property. Buyer shall repair and restore or cause to be repaired or restored any damage caused to the Property as a direct result of Buyer's or Buyer's agents, representatives or contractors inspection of the Property. Buyer shall indemnify, defend and hold Seller harmless from and against all liability, loss, cost, expense, or claim for damages including, without limitation, reasonable costs and attorneys' fees, arising out of Buyer's or Buyer's agents or contractor's entry on the Property to conduct the inspections by Buyer.

          c. Approval by Buyer's Board of Directors. Within forty-two (42) days after the Effective Date, Buyer shall have obtained the approval of its Board of Directors of this Agreement and the transaction contemplated hereby.
In the event Buyer fails to obtain such approval and fails to provide notice thereof to Seller by such date, this Agreement shall be automatically terminated (except as provided in Paragraph 4.b) and the Deposit shall be returned to Buyer.

          d. Other Conditions Precedent to Buyer's Obligation to Acquire Property. Buyer's obligation to acquire the Property from Seller is also subject to the satisfaction as of the following matters:

               (1) Governmental Permits, Approvals and Regulations. Buyer shall have confirmed as of the expiration of the Due Diligence Period that all governmental permits and approvals with respect to the property relating to the construction, operation, use or occupancy of the Property or any portion thereof, are in full force and effect.

               (2) Representations and Warranties. All of Seller's representations and warranties contained herein or made in writing by Seller shall have been true and correct when made and shall be true and correct as of the Closing Date, as though made at, and as of, the Closing Date, and Seller shall have executed and delivered all documents and complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

               (3) Impairment of Property. Except as provided in Paragraph 8 hereof, no material adverse change shall have occurred in the condition or ownership of the Property or any part thereof from and after the conclusion of the Due Diligence Period. As of the Closing, no interest of Seller in the Property shall be encumbered by any lien, pledge, security interest, financing or due and unpaid charge, tax or other imposition (other than as provided in Paragraph 12 hereof, Exceptions and items which will be removed on or prior to the Closing Date), or damaged and not repaired to Buyer's satisfaction or taken in condemnation or other like proceeding and on such proceeding shall be pending or threatened, except as otherwise provided in Paragraph 8 hereof. There shall have occurred no material adverse change in the financial condition of any tenant under any of the Tenant Leases demising 10,000 square feet or more of the Improvements (each a "Major Lease"), and there shall be no default, or event that with the giving of notice or the passage of time or both would constitute a default, under any Major Lease.

     5.   Warranties and Covenants.

          a. Seller's Warranties and Covenants. Seller hereby warrants, represents, covenants, and certifies to Buyer both as of the date hereof and again as of the Closing Date (as hereinafter defined), and as of all dates and times in between (except as specifically provided to the contrary herein) that:

               (1) Compliance with Laws. To Seller's actual knowledge, no violation of any applicable statute, ordinance, regulation, order, or other law, including, without limitation, the Americans with Disabilities Act, zoning or environmental regulations concerning use or operation of the Property or the existence or construction of the Improvements, exists with respect to the Property. Seller has not received from any insurance company or Board of Fire Underwriters any written notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation or use. Seller will not voluntarily commit or knowingly permit any action that will result in such a violation after the Effective Date. If any violation occurs at any time prior to the Closing Date and such violation is discovered at any time prior to the expiration of a one (1) year period following the Closing Date, Seller shall promptly cure and remedy any violation, at Seller's sole cost and expense, as soon as reasonably practicable.

               (2) Defects. To Seller's actual knowledge, there are no material defects in the Improvements, including, without limitation, the tenant improvements. For the purpose of this Paragraph 5.a(2), the term "material defects" shall mean any defect regardless of the cost to repair or remedy such defect, or defects that, in the aggregate, would cost in excess of Twenty-Five Thousand Dollars ($25,000) to repair, remedy or restore. If any material defect in the Improvements occurs at any time prior to the Closing Date, and such violation is discovered at any time prior to the expiration of a one (1) year period following the Closing Date, Seller shall remedy, repair and restore the Improvements promptly upon receipt of notice thereof, at Seller's sole cost and expense, and shall complete the restoration and repair work as soon as reasonably practicable thereafter, but Seller shall have no obligation hereunder to remedy, repair or restore any tenant improvement which, by the terms of the applicable Tenant Lease, is the tenant's responsibility to remedy, repair or restore.

               (3) Actions Pending. There are no actions, suits, or proceedings, including, without limitation, any condemnation, eminent domain, or similar proceedings, existing, pending or, to Seller's actual knowledge, threatened against or affecting Seller or the Property at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Seller shall notify Buyer in writing promptly of any lawsuits, condemnation proceedings, rezoning, or other governmental order or action or any threat thereof actually known to Seller that might affect Seller or the Property or any interests of Buyer therein whatsoever.

               (4) Title. Seller is the legal and equitable owner of the Property, with full right and authority to convey fee simple title to the same, and, without limiting the generality of the foregoing, Seller has not granted any options or rights of first refusal to third parties to purchase or otherwise acquire any interest in the Property that may impede or remain outstanding after the Closing.

               (5) Continuing Obligations. To Seller's actual knowledge, there are no obligations in connection with the Property that will be binding upon Buyer after Closing, except (i) matters that are set forth in the public records as Exceptions to title that have been approved in writing by Buyer, (ii) those contracts and other agreements set forth in the Schedule of Agreements, and (iii) the Tenant Leases.

               (6) Due Authority. Seller is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to conduct business and own real property in the State of Minnesota, and has all requisite power to own all of its properties and assets and to carry on its business as presently conducted. This Agreement and all documents, certificates and instruments executed or to be executed by Seller in furtherance of the transactions contemplated by this Agreement shall have been or will be duly authorized, executed and delivered by the Seller, and each constitutes or shall constitute a legal, valid and binding agreement enforceable against the Seller in accordance with its terms. The foregoing is subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect, but Seller has no actual knowledge of any situation that would make it likely that, as a practical matter, Buyer would be unable to enforce any remedy or enjoy any right afforded to Buyer hereunder.

               (7) Bankruptcy. Seller has not filed, as debtor, or been the subject of any filing, as debtor, of a petition under any federal bankruptcy statute or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors.

               (8) Foreign Investment Real Property Tax Act. Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended. Seller agrees to cause the Non-Foreign Affidavit attached hereto as Exhibit F to be executed and delivered to Buyer prior to or at Closing.

               (9) Environment. (i) To Seller's actual knowledge, Seller has not engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (ii) to Seller's actual knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iii) to Seller's actual knowledge, no Hazardous Materials are presently constructed, deposited, stored or otherwise located on, under, in or about the Property except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iv) to Seller's actual knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties; and (v) to Seller's actual knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property.

          As used herein:

               "Environmental Requirements" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivision thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of the environment, including, without limitation, all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials" chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature. "Hazardous Materials" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et. seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et. seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes", "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of Minnesota or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls ("PCBs").

               (10) Delivery of Documents. Seller shall either deliver to Buyer, or cause to be delivered to Buyer, at Seller's expense, the documents set forth in (A) Paragraph (a) of Exhibit G within seven (7) days following the Effective Date; (B) Paragraph (b) of Exhibit G, as set forth therein; and (C) Paragraph (c) of Exhibit G prior to or on the Closing Date.

               (11) Lessee's Estoppel Certificates.

                    (a) Tenant. Seller shall use its best efforts to deliver to Buyer, by the end of the Due Diligence Period, the duly executed and completed Lessee's Estoppel Certificates as required in accordance with Paragraph 4.a(12) hereof. Alternatively, if and to the extent requested by Buyer, Seller shall use its best efforts to deliver to Buyer, by the end of the Due Diligence Period, Lessee's Estoppel Certificates executed and completed by designated tenants, as approved by Buyer and in accordance with Paragraph 4.a.(12) hereof. If for any reason Seller is unable to deliver to Buyer one (1) or more of the Lessee's Estoppel Certificates by the end of the Due Diligence Period, then Seller shall deliver to Buyer by the end of the Due Diligence Period, Lessor's Estoppel Certificates for each tenant who fails to deliver a duly executed and completed Lessee's Estoppel Certificate, subject to the limitations in Section 4.a(12).

               (12) Amendment. Seller shall not modify or amend the Tenant Leases in any respect except as provided in Paragraph 7 hereof.

               (13) Subdivision of Land. The Land is a separate and distinct legal parcel, created by way of a subdivision of land completed in accordance with all applicable laws, rules and regulations, and any and all conditions precedent and conditions subsequent to the subdivision (and all continuing or future obligations thereunder) have been completed and discharged in all respects.

               (14) Brokerage Commissions.

                    (a) Tenant Lease. Except for 1/2 of the commission payable with respect to the Golfsmith lease, payment of which is Seller's responsibility, no brokerage commission or similar fee is due or unpaid by Seller with respect to any Tenant Lease, and there is no written or oral agreement that will obligate Buyer, as Seller's assignee, to pay any such commission or fee under any Tenant Lease. No brokerage commission or similar fee shall be due or payable on account of the exercise of, without limitation, any renewal, extension or expansion options arising under any Tenant Leases pursuant to any currently existing agreement therefor. Seller shall indemnify, defend and hold Buyer harmless from and against any claims or demands for brokerage commissions or similar fees pertaining in any way to the exercise of, without limitation, any renewal, extension or expansion options arising under any Tenant Lease.

                    (b)  This Transaction.  Seller represents and warrants to
Buyer: (x) that Seller has not dealt with any brokers or finders in connection with this transaction other than Welsh Companies, Trammell Crow Company and The Faigus Group, Ltd. (collectively, "Broker") and The William Neece Company ("Neece"); (y) that Seller shall pay a brokerage commission to Broker pursuant to a separate agreement(s) between Seller and Broker (the "Brokerage Commission'); and (z) that Seller hereby indemnifies and holds Buyer harmless from and against any commissions or finders' fees from anyone claiming through Seller in connection with this transaction, including, without limitation, Broker.

               (15) Assignment of Warranties. Seller shall assign to Buyer at Closing, all of Seller's right, title and interest in and to the Warranties.

               (16) Tenant Leases and Lease Guaranties. The copies of the Tenant Leases, the Tenant Correspondence and Lease Guaranties delivered by Seller to Buyer on or before the commencement of the Due Diligence Period contain all of the information pertaining to any rights of tenants to occupy the applicable portion of the Property, including, without limitation, all information regarding any inducements to lease, rent concessions, tenant improvement allowances, early termination rights, expansion options, extension options, and information regarding any options, rights of first refusal or rights of first opportunity to acquire any portion of the Property. With respect to each Tenant Lease, to Seller's actual knowledge, (i) the Tenant Lease is in full force and effect; (ii) there are no understandings, oral or written, between the parties to the Tenant Lease which in any manner vary the obligations or rights of either party; (iii) except as indicated on the Rent Roll, there is no default by Seller under the Leases and by the tenant under the Tenant Lease; and (iv) no rent or additional rent under the Tenant Lease has been paid for more than thirty (30) days in advance of its due date.

               (17) New Leases. Prior to the Closing Date, Seller shall not enter any lease for all or any portion of any vacant space in the Improvements, except as provided in Paragraph 7 hereof.

               (18) Storage Tanks. To Seller's actual knowledge no underground storage tanks are on, at or under the Property.

               (19) Wells. To Seller's actual knowledge, there are no wells on or in the Property.

               (20) Sewage Systems. To Seller's actual knowledge, there is no individual sewage treatment system on or serving the Property, as such term is defined in Minnesota Statutes 115.55.

               (21) No Defaults in Other Agreements. To Seller's actual knowledge, neither Seller nor any other party is in material default under any contract with Seller which relates to the management or operation of the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller or any other party thereto. To Seller's actual knowledge, Seller is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

               (22) Eminent Domain. To Seller's actual knowledge, there is no existing or proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would affect the Property in any material way.

               (23) Licenses, Permits, CO's, Zoning, Etc. To Seller's actual knowledge, all permits, certificates of occupancy, business licenses and all other notices, licenses, permits, certificates and authority required as of the date hereof and as of the Closing Date required to be obtained by Seller in connection with the use or occupancy of the Property have been obtained and are in full force and effect.

               (24) Employees.  Seller has no employees.

               (25) Mechanic's Liens. To Seller's actual knowledge, all bills and claims for labor performed and materials furnished to or for the benefit of the Property currently due and contracted for by Seller or its manager have been paid in full, and there are no mechanic's or materialmen's liens (whether or not perfected) on or affecting the Property as a result of labor performed or materials furnished and contracted for by Seller or its manager, other than for any work currently in progress, the payment for which shall be made by Seller at or prior to Closing.

               (26) Operating Statements. As of the Closing Date, to Seller's actual knowledge, the operating statements delivered by Seller to Buyer fairly present the profit or loss from the management and operation of the Property for the periods covered thereby and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by Seller for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property.

     For the purposes of this Paragraph 5, the term "Seller's actual knowledge" shall mean the actual knowledge of Linda Lillard of Crow Investment Trust or Larry Barnett, Senior Property Manager at Welsh Companies.

     If at or prior to the Closing Date Seller shall have actual knowledge that any of the representations, warranties, covenants and certifications contained in this Paragraph 5 shall be untrue or incorrect in any material respect, Seller shall give notice thereof to Buyer and Buyer shall have the right to terminate this Agreement as provided in Paragraph 2.c hereof by reason of a failure to satisfy a Condition Precedent or if Buyer shall fail to so terminate this Agreement, Seller's representation, warranty, covenant or certification shall be deemed to be amended or waived, as applicable, by such notice.

          b. Indemnification. Seller shall indemnify, defend and hold Buyer harmless from and against all liability, loss or claim for damages, including, without limitation, reasonable costs and attorneys' fees arising out of the breach of Seller's covenants or warranties arising under this Paragraph 5, and this indemnification shall survive the Closing and the recordation of the Deed subject to the limitations set forth in Paragraph 5.c.

          c. Survival. Except as otherwise specifically provided herein to the contrary, Seller's foregoing representations, warranties, indemnifications and covenants shall survive the Closing and the recordation of the Deed, as hereinafter defined, for a period of one (1) year, and shall run to the benefit of Buyer, provided however, that if Buyer shall not have commenced an action against Seller, alleging that any representation, warranty, indemnifications and covenants were breached or was not true and correct when made, prior to the date which is one year after the Closing Date, than any such action shall forever be barred. Notwithstanding anything herein to the contrary, Seller shall have no liability as to any representation, warranty or covenant which was not correct on the Closing Date or as to any breach hereunder by Seller on the Closing Date to the extent Buyer had actual knowledge thereof at or prior to Closing.

     6.   Closing.

          a. Closing Date. Closing shall mean the delivery by Seller and recording of Seller's special warranty deed to the Property in the form of Exhibit H attached hereto (the "Deed") to Buyer, and the payment of the Purchase Price, subject to the adjustments described in Paragraph 1.c above, to Seller, as required herein, and shall occur on the earlier of (a) five (5) business days following the expiration of the Due Diligence Period, but in no event later than sixty (60) days after the Effective Date, or such later date, as Buyer and Seller may mutually agree upon (the "Closing Date").

          b. Closing Conditions. Closing shall be subject to all of the following conditions precedent (the "Closing Conditions"):

               (1) Full Performance. Seller shall have performed each and all of its obligations under this Agreement.

               (2) Owner's Policy. The Escrow Holder shall be ready, willing and able to issue a Form B-1970 American Land Title Association extended form owner's policy of title insurance (without any modifications, revisions or amendments, in the face amount of the Purchase Price, and, at Buyer's election, with such endorsements as Buyer shall reasonably request (the "Owner's Policy")). The Owner's Policy shall show title to the Property vested in Buyer, or such other person or entity designated by Buyer, subject only to the lien of the current real property tax installments not yet due and payable, and those Exceptions approved by Buyer that are expressly set forth in the Pro Forma Owner's Policy.

               (3) Good Standing Certificates. Seller, at its sole cost and expense, shall have delivered to Buyer certificates executed by the Secretaries of State of the States of Minnesota and Texas, as applicable, certifying the good standing of Seller, as of a date not earlier than ten (10) days prior to the Closing Date (the "Good Standing Certificates").

               (4) Tenant Leases. There shall be no material defaults under any Tenant Leases. For purposes of this Paragraph 6.b(4), a material default shall be any default in the payment of any rent due under a Tenant Lease which is more than forty-five (45) days past due. A failure of this Closing Condition shall not be deemed a default by Seller under this Agreement.

               (5) Lessee's Estoppel Certificates. Seller shall have delivered to Buyer executed Lessee's Estoppel Certificates and/or Lessor's Estoppel Certificate in accordance with Paragraph 4.a(12) hereof. A failure by Seller to deliver Lessee's Estoppel Certificate shall not be deemed a default by Seller under this Agreement.

               (6) Assignment of Lease Guaranties. Seller shall have delivered to Buyer the counterpart Assignment or Lease Guaranties, duly executed by the Seller.

               (7) Assignment of Contracts. Seller shall have delivered to Buyer the counterpart Assignment of Contracts, duly executed by Seller.

               (8) Warranty Bill of Sale. Seller shall have delivered to Buyer the Warranty Bill of Sale, duly executed by Seller.

               (9) Assignment of Leases. Seller shall have delivered to Buyer the counterpart Assignment of Leases, duly executed by Seller.

               (10) Non-Foreign Affidavit. Seller shall have delivered to Buyer the original Non-Foreign Affidavit, duly executed by the Seller.

               (11) Sales Notices. Seller shall have delivered to Buyer copies of the fully executed Sales Notices, and a written certification executed by Seller certifying that the Sales Notices have been mailed to the tenants as of the Closing Date in accordance with the provisions of the Tenant Leases.

               (12) Consents. Seller shall have delivered to Buyer the original, duly executed Consents.

               (13) Original Tenant Leases. Seller shall have delivered to Buyer the original Tenant Leases or if the original Tenant Leases are not in Seller's possession or control, copies thereof certified by Seller to be true, correct and complete.

          c. Failure of Closing Conditions. In the event that one (1) or more or the Closing conditions described in Paragraph 6.b above have not been approved in writing or waived in writing by Buyer prior to the Closing Date, this Agreement shall, at Buyer's election, (i) terminate by written notice of termination delivered by Buyer to Seller; or (ii) continue until Closing, and, in such event, any Closing condition not approved or waived in writing by Buyer shall be deemed waived, or (iii) in the event of Seller's default, continue pending Buyer's pursuit of those remedies of Buyer set forth in Paragraph 2.d(i) above.

          d. Closing Deposits. Prior to or on the Closing Date, Buyer and Seller, respectively, shall deposit the following documents with the Escrow Holder, and shall close escrow as follows:

               (1) Buyer's Deposits. Prior to or on the Closing Date, Buyer shall deposit with the Escrow Holder the following:

                    (a) Cash Payment. Cash in an amount equal to the difference between (y) the Purchase Price and (z) the Deposit.

                    (b) Closing Costs. Buyer's share of closing costs and prorations.

                    (c) Additional Documents. Such other funds and documents duly executed by Buyer, including, without limitation, the counterpart Assignment of Contracts, the counterpart Assignment of Leases, the counterpart Assignment of Lease Guaranties and escrow instructions, as are required of Buyer to close escrow in accordance with this Agreement.

               (2) Seller's Deposits. Prior to or on the Closing Date, Seller shall deposit with the Escrow Holder the following:

                    (a) Deed. The Deed, duly executed by the Seller, acknowledged and suitable for recording.

                    (b) Closing Costs. Seller's share of closing costs and prorations.

                    (c) Other Escrowed Funds. The amount of Escrowed Unexpired Concessions, in accordance with Paragraph 1.c.

                    (d) Additional Documents. Such other funds and documents, including, without limitation, the counterpart Assignment of Contracts, the counterpart Assignment of Leases, the counterpart Assignment of Lease Guaranties, the Non-Foreign Affidavit and escrow instructions, as are required of Seller to close escrow in accordance with this Agreement.

     7. Leasing. Any new lease and any renewal, extension or modification of an existing Tenant Lease entered into after the date hereof shall be subject to Buyer's prior written approval which shall not be unreasonably withheld or delayed.

     8.   Risk of Loss.

          a. Definition of Material Damage. For the purposes of this Paragraph 8, damage to the Property is material if (i) the actual cost of repairing or replacing the damaged portions of the Improvements on the Property (other than any Improvements on a parcel subject to a ground lease) exceeds $250,000.00, or (ii) if it would take longer than one hundred twenty (120) days to perform such repair or replacement using reasonably diligent efforts, or
(iii) if any lessee has the right to abate any rent under its lease as a result of such damage and there is not full rental interruption coverage with respect thereto available to Buyer through and after the Closing Date until the estimated date of reconstruction, or (iv) if any lessee or group of lessees leasing 10,000 square feet or more in the aggregate (as set forth on the Rent
Roll) has a right to terminate its lease (or leases) as a result of such damage and does not irrevocably waive such right prior to Closing in a form reasonably acceptable to Buyer.

          b. Effect of Non-Material Damage to Improvements. If prior to the Closing the Improvements (other than any Improvements on a parcel subject to a ground lease) on the Property are damaged by casualty and such damage is not material, (i) this Agreement may not be terminated by reason of such casualty (provided that this does not waive Buyer's other termination rights under this Agreement) and (ii) Seller will, at Buyer's option, either (a) cause the damaged portion of the Improvements to be repaired at Seller's sole cost and expense or
(b) reduce the Purchase Price by an amount equal to the actual, reasonable and necessary cost of repairing or replacing the damaged portions of the Improvements. Seller will notify Buyer within five (5) business days after Seller's receipt of knowledge of any casualty which occurs in between the date of this Agreement and the Closing Date.

          c. Effect of Material Damage to Improvements. If prior to the Closing the Improvements (other than any Improvements on a parcel subject to a ground lease) are damaged by casualty and such damage is material, within thirty
(30) days after the occurrence of such casualty, Seller will commence restoration of the damaged Improvements, and shall complete such restoration in compliance with all laws and the representations and warranties set forth herein and shall restore such Improvements to their condition prior to the occurrence of the casualty promptly (but in no event more than one hundred twenty (120) days thereafter, subject to force majeure), and the Closing Date shall be extended (but in no event by more than one hundred twenty (120) days, subject to force majeure) until such damaged Improvements are complete. If Seller does not commence or complete such restoration within such time period, then Buyer may elect within the next thirty (30) days pursuant to a writing delivered to Seller and Escrow Holder to (i) proceed to Closing of this Agreement, in which case Seller shall assign to Buyer at the Closing any insurance proceeds to which Seller is entitled with respect to such damage (in which event the Purchase Price shall be reduced by the amount of any deductible with respect thereto); or
(ii) terminate this Agreement, in which case Buyer and Seller shall have no further rights and obligations to one another under this Agreement, except as provided in Paragraph 4.b hereof. Buyer's failure to have elected any of these options within the time allotted therefor shall be deemed to be an election of option (ii).

          d. Definition of Material Taking. For the purposes of this Paragraph 8, a taking or threatened taking by eminent domain or similar proceedings shall be deemed material if (i) the value of that portion of the Property to be so taken exceeds $100,000.00, (ii) Buyer determines that the Property so affected is materially and adversely affected by such taking or threatened taking, (iii) any lessee has the right to abate any rent under its lease as a result of such taking or threatened taking, or (iv) any lessee or group of lessees leasing 10,000 square feet or more in the aggregate (as set forth on the Rent Roll) has a right to terminate its lease (or leases) as a result of such taking or threatened taking and does not irrevocably waive such right prior to Closing in a form reasonably acceptable to Buyer.

          e. Effect on Non-Material Taking. If prior to the Closing there is a taking or threatened taking of a portion of the Property which is not material, (i) this Agreement may not be terminated and (ii) Seller will assign to Buyer at the Closing all of Seller's rights in any to any condemnation award with respect to such non-material taking, and there will be no reduction in the Purchase Price. Seller will deliver written notice to Escrow Holder and Buyer within five (5) business days after Seller receives notice of or otherwise becomes aware of any taking or threatened taking affecting the Property.

          f. Effect of Material Taking. If prior to the Closing there is a taking or threatened taking of a material portion of the Property or all of it, within ten (10) business days after Buyer's receipt of such notice, Seller and Buyer shall endeavor to agree upon whether the Property shall be purchased by Buyer, and any reduction in the Purchase Price, and any assignment of any condemnation award with respect to such taking. If within such ten (10) business day period Buyer and Seller have not reached a mutually acceptable agreement as to those matters, Buyer within ten (10) business days thereafter may elect in writing to (i) proceed to Closing of this Agreement subject to the taking or threatened taking with an assignment of all Seller's rights to condemnation awards, severance damages, payments-in-lieu thereof or the like; or
(ii) terminate this Agreement, in which case Buyer and Seller shall have no further rights or obligations to one another under this Agreement, except as provided in Paragraph 4.b hereof. Buyer's failure to have elected any of these options within the time period allotted therefor shall be deemed to be an election of option (ii).

     9. Amendment. After execution, this Agreement may be amended only in a writing executed by both parties.

     10. Real Estate Commissions. Buyer represents and warrants to Seller that Buyer has not dealt with any brokers or finders in connection with this transaction other than the Broker and Neece. Buyer shall be responsible for the payment of any compensation due to Neece in connection herewith, and Buyer shall hold Seller harmless from and against any commissions or finders' fees from anyone claiming through Buyer in connection with this transaction, other than the Broker, the payment of which is Seller's responsibility.

     11. Closing Costs. Seller shall pay the following: the Preliminary Report charges; the Survey fees; the Brokerage Commission to Broker; one-half (1/2) of the Escrow Holder's fees; any and all prepayment, reconveyance or release penalties, fees, costs or charges associated with any of Seller's financing or debt encumbering the Property; all real property transfer taxes, documentary transfer taxes and excise taxes payable upon recordation of the Deed; and any sales taxes incurred in connection with the transfer of the Personal Property to Buyer. Buyer shall pay the following: one-half (1/2) of Escrow Holder's fees; the premium for an American Land Title Association extended form Owner's Policy and all endorsements; and the costs of recording the Deed.

     12. Apportionments. For purposes of this Paragraph 12, apportionment shall be based on the actual number of days in the subject calendar month or calendar year, as applicable, and the Buyer's share shall include income and expenses on the Closing Date. The following are to be apportioned as of the Closing Date, as follows:

          a. Current Rent. Current rent under the Tenant Leases shall be apportioned as of the Closing Date, but only to the extent that such rent has been paid to Seller.

          b. Rent Arrears. With respect to any rent arrears arising under the Tenant Leases, Buyer shall pay to the Seller any rent actually collected that is applicable to the period preceding the Closing Date, less reasonable collection charges; provided, however, that it is hereby understood and agreed that all rent collected by Buyer shall be applied first to unpaid rent accruing after the Closing Date, and then, only after all such past due rent has been collected and applied, to unpaid rent accruing prior to the Closing Date. Buyer shall not be obligated to take any steps to recover any rent arrears, but shall permit the Seller to proceed against any tenant for any rent arrears to the extent any such delinquent rent may be payable to Seller; provided any action by the Seller does not adversely affect Buyer, the applicable Tenant Lease or the tenant's possession of the Property.

          c. Security Deposits. Security deposits paid by tenants pursuant to the Tenant Leases, and any interest earned thereon that is required to be paid to the tenants pursuant to the Tenant Leases, other agreements, or applicable law, shall be fully credited to Buyer at Closing.

          d.   Other Tenant Charges.

               (1) Excess Payment. Subject to Paragraph 12.h, where the Tenant Leases contain tenant obligations for taxes, common area expenses, maintenance, utilities, assessments, or additional charges of any other nature (the "Tenant Charges"), and where the Seller shall have collected any Tenant Charges in excess of amounts owed to Seller for such Tenant Charges for the period prior to the Closing Date, there shall be an adjustment made for such excess amounts on or before ninety (90) days following the Closing Date. Buyer shall apply all such excess amounts to the charges owed by Buyer for such items for the period after the Closing Date and, if required by the Tenant Leases, shall rebate or credit tenants with any remainder. If, pursuant to the Tenant Leases, the tenants are entitled to payments by the landlord (other than a return of security deposits) in excess of the amounts credited to Buyer at Closing for the Tenant Lease year in which the Closing Date falls, the Seller shall be responsible for a portion of such payment as determined on the basis of a fraction, the denominator of which shall be twelve (12) and the numerator of which shall be the number of months (or part thereof) in such Tenant Lease year prior to the Closing Date. Apportionments for any partial months shall be calculated on a daily basis. Buyer shall be responsible for the remainder.

               (2) Shortfall. In the event Seller shall have collected less than the amounts owed to Seller for any Tenant Charges for the period prior to the Closing Date, then Buyer on or before a date ninety (90) days following the Closing Date shall pay to the Seller any Tenant Charges actually collected that pertain to the period preceding the Closing Date, less reasonable collection charges; provided, however, it is hereby understood and agreed that all Tenant Charges collected by Buyer shall be applied first, on a Tenant Lease by Tenant Lease basis, to unpaid Tenant Charges accruing after the Closing Date, and then, only after all such past due Tenant Charges have been collected and applied, to unpaid Tenant Charges accruing prior to the Closing Date on a Tenant Lease by Tenant Lease basis. Buyer shall not be obligated to take any steps to recover any shortfall payments of Tenant Charges, but shall permit the Seller to proceed against any tenant to the extent any such delinquent Tenant Charges may be payable to Seller; provided any action by Seller does not adversely affect Buyer, the applicable Tenant Lease or the tenant's possession of the Property.

          e. Utility charges. Seller will be responsible for the cost of all utilities and water used prior to the Closing Date, except to the extent such utility charges are billed to and paid by tenants directly, and all utilities and water costs, charges and expenses shall be apportioned as of the Closing Date.

          f. Other Apportionments. Liability for all general real property tax levied against the Property which are due and payable in the year in which the Closing Date occurs, together with all unpaid installments of special assessments due therewith ("Taxes") shall be apportioned as of the Closing Date. Any Taxes (other than installments of special assessments) deferred, including, without limitation, Taxes in the nature of rollback, recapture or sales tax shall be paid by Seller at Closing. Any Taxes not presently known shall be estimated based on one hundred twenty percent (120%) of such Taxes for the prior year. Seller shall provide Buyer with a written assessment search from the applicable governmental entity prior to the Closing Date. Common area maintenance, property operation expenses, and other recurring costs shall be apportioned as of the Closing Date.

          g. Preliminary Closing Adjustment. Seller and Buyer shall jointly prepare a preliminary closing adjustment computation on the basis of the Tenant Leases and other sources, and shall deliver such computation to the Escrow Holder prior to Closing.

          h. Post-Closing Reconciliation. All items described in this Paragraph 12 that are capable of being apportioned as of the Closing Date, shall be apportioned as of the Closing Date. All other items shall be reconciled within one hundred eighty (180) days after the Closing Date to the extent that such items may be reconciled within such one hundred eighty (180) day period, or, to the extent such items may not be reconciled within such one hundred eighty (180) day period, when such items may first be reconciled after Closing.

          i. Escrow for Golfsmith. Pursuant to the Tenant Lease with Golfsmith, Golfsmith is required to commence the payment of rent by the earlier of (i) May 1, 1998 or (ii) the public opening of the Golfsmith Store at the Property (the "Opening"). Seller and Buyer have agreed as follows:

               (1) On the first day of each calendar month, commencing on the first day of the calendar month following Closing, through the earlier of (1) April 1, 1998, or (2) the Opening, Escrow Holder shall disburse $23,627.08 from the Deposit to Buyer.

               (2) If the Opening occurs prior to April 30, 1998, Buyer shall notify Escrow Holder and Seller. Any remaining Golfsmith Deposit shall be returned by Escrow Holder to Seller; any rent paid by Escrow Holder for any partial month in which Opening occurs shall be prorated and the rent attributable to the period following the Opening shall be refunded to Buyer.

               (3) Seller shall have no liability with respect to the Golfsmith Lease, except as provided in this Paragraph 12.i. All risk of any default by Golfsmith in the performance of its Tenant Lease shall be borne by Buyer.

          j. Survival. The provisions of this Paragraph 12 shall survive closing.

     13. No Further Encumbrances. After the Effective Date of this Agreement, Seller shall not enter into or cause any matter to be recorded that may constitute an exception to title to the Property, without the prior written consent of Buyer, which consent Buyer may withhold in its sole discretion.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     15. Attorneys' Fees. In any action arising out of this Agreement by Buyer, Seller or Escrow Holder, the losing or defaulting party shall pay to the prevailing party (or to the Escrow Holder if the action is brought by the Escrow Holder) reasonable attorneys' fees, costs, and expenses incurred in prosecuting such action.

     16.  Time of Essence.  Time is of the essence in this Agreement.

     17. Paragraph Headings. Paragraph headings used herein are for convenience only and shall not be deemed to limit or define the scope of any provision hereof.

     18. Notices. All notices and demands by one party to another shall be made in writing and delivered by personal service or sent by registered or certified mail (or registered or certified express mail service of the U. S. Postal Service), return receipt requested, or sent by Federal Express, Airborne, United Parcel Service or some other reliable overnight courier service, to the address of the appropriate party as set forth below and shall be deemed effective upon mailing.

     To Buyer:      The Price REIT, Inc.
                    145 South Fairfax Avenue
                    Fourth Floor
                    Los Angeles, CA 90036
                    Attention:  Joseph Kornwasser

     With a copy to:     Gibson, Dunn & Crutcher LLP
                    333 South Grand Avenue
                    Los Angeles, California  90071
                    Attention:  William R. Lindsay, Esq.

     To Seller:          Ridgedale Festival Joint Venture
                    c/o Trammell Crow Company
                    3200 Trammell Crow Center
                    2001 Ross Avenue
                    Dallas, TX 75201
                    Attention:  Linda Lillard

     With a copy to:     Fabyanske, Westra & Hart, P.A.
                    1100 Kinnard Financial Center
                    920 Second Avenue South
                    Minneapolis, MN 55402
                    Attention:  Mark W. Westra, Esq.

     19. Reports. Within a reasonable period of time following receipt by Buyer, Buyer shall deliver to Seller a copy of the applicable portion of any written environmental or engineering report prepared by Buyer's independent consultants.

     20. Counterparts. This Agreement may be signed in counterparts by each of the parties hereto.

     21. Construction. Each party participated in the preparation of this Agreement personally and with the benefit of counsel. If this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision hereof more harshly against any party as drafter.

     22. Limitation of Liability. Anything in this Agreement or in applicable law to the contrary notwithstanding, from and after the Closing Date, in the event of the enforcement of this Agreement against Seller, recovery will be limited to the assets of Seller and Buyer shall have no recourse to the assets of any of the partners thereof.

     23. No Party Deemed Drafter. No party shall be deemed the drafter of this Agreement. If this Agreement is ever construed by a court of law, such court shall not construe this Agreement or any provision hereof against any party as drafter.

     24. Audit Cooperation. Seller hereby agrees to cooperate with Buyer in producing audited financial statements for the Property for calendar years 1996 and 1997 as may be requested by Buyer. Such cooperation shall include, without limitation, the execution and delivery by Seller to Buyer's auditors of such confirmations and letters as such auditors may reasonably require, to the extent of Seller's actual knowledge of the matters requested.

     25. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that Seller's interest under this Agreement may not be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the Buyer. There shall be no third party beneficiaries to this Agreement. No such assignment or transfer by Buyer shall release Buyer from its obligations hereunder.

     26. Merger of Prior Agreements. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties with respect to the purchase and sale of the Property specifically described herein and supersedes all prior and contemporaneous (whether oral or written) agreements and understandings between the parties hereto relating to the specific subject matter hereof.

     27. Relationship. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, financing arrangement or other agreement between Buyer and Seller. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

     28. Further Assurances. Seller and Buyer shall furnish, execute, and deliver such documents, instruments, certificates, notices, or other further assurances as each other respective party shall reasonably request as necessary to effect complete consummation of this Agreement and the transactions contemplated by this Agreement.

     29. Transfer to Qualified Intermediary. The parties agree that all of the rights and obligations of Buyer under this Agreement may be assigned by Buyer prior to the Closing to a "qualified intermediary" for purposes of enabling Buyer to qualify the exchange of the Property for other property as a tax-free exchange under Section 1031 of the Internal Revenue Code; provided, however, that such transfer shall not relieve Buyer of any obligation of Buyer under this Agreement. Seller agrees to cooperate in connection with any proposed exchange of the Property; provided, however, (i) the acquisition and exchange of the Property for designated exchange property shall not impose upon Seller any additional financial obligations; (ii) Buyer shall indemnify and hold Seller harmless from any and all liabilities, claims, losses or actions which Seller incurs or to which Seller may be exposed as a result of Seller's participation in the contemplated exchange; (iii) Buyer shall not be required to take title to any property other than the Property; and (iv) such exchange shall not in any way delay the Closing as contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              "Buyer"

                              The Price REIT, Inc.

                              By: /JERALD FRIEDMAN/
                                  -----------------
                                  Its: Senior Executive Vice President


                              "Seller"

                              RIDGEDALE FESTIVAL JOINT VENTURE,
                              a Texas joint venture

                              By CNC Ridgedale Festival Associates Limited Partnership, a Texas limited partnership, its general partner

                                   By   CNC - Minneapolis Division #1, Inc.,
                                        a Texas corporation, its general partner

                                        By: /HARLAN R. CROW/
                                            -----------------
                                            Its: Vice President

                              By   American National Insurance Company,
                                   a Texas corporation, one of it's partners

                                   By: /SCOTT F. BRAST/
                                       -----------------
                                       Its: Assistant Vice President






                                    EXHIBITS


Exhibit A Legal Description
Exhibit B Personal Property
Exhibit C Rent Concessions
Exhibit D Surveyor's Certificate
Exhibit E Estoppel Certificate Form
Exhibit F FIRPTA Certificate
Exhibit G Seller's Due Diligence Document Delivery Requirements
Exhibit H Form of Deed
Exhibit I Current Rent Roll
     EXHIBIT A

     LEGAL DESCRIPTION


All that part of the Southwest Quarter of the Northwest Quarter of Section 3, Township 117, Range 22, lying East of the West 600 feet thereof, lying Southerly of the Southerly line of the plat of Knollway, on file and of record in the Office of the Register of Deeds in and for Hennepin County, Minnesota, and lying Easterly and Northeasterly of the line of taking by the State of Minnesota for Trunk Highway purposes as described in that certain Lis Pendens recorded in Book 3514 of Mortgages, Page 349;

Also,

All that part of the Southeast Quarter of the Northwest Quarter of said Section 3, lying Westerly of a line drawn from a point on the South line of said Southeast Quarter of the Northwest Quarter distant 945 feet West of the Southeast corner of said Southeast Quarter of the Northwest Quarter, when measured along said South line, and dawn parallel with the West line of Horn Drive as said Horn Drive is described in that certain deed recorded in Book 2337 of Deeds, Page 577, Office of the Register of Deeds, and lying Southerly of the Southerly line of said plat of Knollway, and lying Northerly of the line of taking by the State of Minnesota for Trunk Highway purposes as described in that certain Lis Pendens recorded in Book 3163 of Mortgages, Page 333.

Together with a permanent easement for highway purposes over and across a 50 foot strip of land lying Northerly of a line drawn parallel with and 50 feet South of and at right angles to the Southerly line of said plat of Knollway and extending from the West line of Horn Drive as described in Book 2337 of Deeds, Page 577, to the East line of that part of the Southeast Quarter of the Northwest Quarter of said Section 3, above described, according to the United States Government Survey thereof and situate in Hennepin County, Minnesota, as created by Document Nos. 3165498 and 3543831.






     EXHIBIT B

     PERSONAL PROPERTY



     None

     EXHIBIT C

     Unexpired Concessions


     1. Golfsmith rent through 4/30/98 (or public opening if sooner) to be paid pursuant to the escrow to be funded at closing in accordance with Paragraph 1.c hereof.

     2. Mill Creek Country Furnishings pays no rent for the period from May 1, 1997 through October 31, 1997, on a 1,275 square foot portion of their space.

     3.   Petters Warehouse pays no rent for the period through 12/31/97


No adjustment to the Purchase Price shall be made by reason of the above Unexpired Concessions.


     EXHIBIT D

     SURVEYOR'S CERTIFICATE


     I hereby certify to __________________________ that the property described was surveyed under my direction and supervision as dated and that the attached survey correctly and accurately shows (a) the boundary lines and corners of the properties; (b) and the location of all improvements thereon; (c) that the easements listed in Schedule B of the title insurance commitment no. __________________ dated _________________ prepared by ___________________ are shown hereon and that there are no visible easements or rights-of-way other than shown hereon; (d) that the building and parking lot setbacks per ordinance as stated in P.I.D. agreement 88085 between CNC-Ridgedale Festival Associates Limited Partnership and the City of Minnetonka are shown hereon; (f) that there are no encroachments either on or off the property other than shown hereon; (g) that the adjoining street is known as the North Service Drive of Wayzata Boulevard, it is part of the right-of-way of Interstate Highways 394 and 494 and is under the jurisdiction of the Minnesota Department of Transportation; (i) there are no violations of zoning setback, side yard or rear yard other than shown hereon; (j) that the area of the property is 12.0839 acres; (k) that none of the property described herein lines within a flood hazard area as define din Flood Insurance Rate Map Panel No. 270173-0003B dated May 19, 1981; and that this survey was made in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys", jointly established and adopted by ALTA and ACSM in 1992 and meets the accuracy requirements for a Urban Survey, as defined therein.

                                   ____________________________
                                   Licensed Surveyor
                                   Dated:  _____________________













     EXHIBIT E-1

     TENANT ESTOPPEL CERTIFICATE


     Please refer to the documents described in Exhibit A hereto (the "Lease Documents") including the "Lease" therein described. The undersigned (the "Tenant"), hereby certifies that it is the lessee under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be assigned to a purchaser of, and/or collaterally assigned in connection with a proposed financing secured by, the property on which the demised premises under the Lease are located, and certifies both to the landlord under the lease (the "Landlord") and to any and all prospective purchasers (the "Purchasers") and mortgagees of such property, including any trustee on behalf of any holders of notes or other similar instruments, and any holders from time to time of such notes or other instruments and their respective successors and assigns (collectively the "Mortgagees") that as of the date hereof:

     1.   The information set forth in Exhibit A hereto is true and correct;

     2. Tenant is in occupancy of the demised premises and the Lease is in full force and effect and except by such writings as are identified on Exhibit A hereto, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the space rented under the Lease, whether oral or written;

     3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed;

     4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant's knowledge, there are no events which have occurred that with the giving of notice or the passage of time or both, would result in a default by Tenant under the Lease Documents;

     5. Tenant has not paid any rents or sums due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any rent or sums due and payable under the Lease except as set forth in Exhibit A hereto;

     6. To Tenant's knowledge, there are no uncured defaults on the part of the Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to the Landlord which has not been cured. There are no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by Landlord thereunder, and at the present time Tenant has no claim against Landlord under the Lease Documents;

     7. Except as expressly set forth in Part G of Exhibit A, there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease; terminating the term, leasing or occupying additional space or purchasing the premises;

     8. Tenant is in compliance with the environmental covenants set forth in the Lease Documents;

     9. Tenant is in compliance with all insurance requirements set forth in the Lease Documents. Tenant covenants and agrees that after receipt of notice of the sale of the Property it will promptly cause a new Certificate of Insurance to be issued naming the new landlord and its managing agent as additional insureds.

     10. Except as set forth on Part M of Exhibit A, no action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency laws;

     11. The undersigned has the authority to execute and deliver this Certificate on behalf of the Tenant and acknowledges that all Purchasers will rely on this estoppel certificate in purchasing the property and all Mortgagees will rely upon this estoppel certificate in extending credit to landlord or Landlord's successors in interest; and

     12. This Tenant Estoppel Certificate shall be binding upon the successors, assigns and representatives of the undersigned and any party claiming through or under the undersigned and shall inure to the benefit of all Purchasers and Mortgagees.

     IN WITNESS WHEREOF, Tenant has duly executed this Certificate this __ day of ________________, 199_.


                              __________________________________
                              (Name of Tenant)


                              By:  _________________________________


                              Name:  _______________________________

                              Title:    ________________________________

     EXHIBIT A TO TENANT ESTOPPEL CERTIFICATE

     Lease Documents, Lease Terms and Current Status



A.   Date of Lease:

B.   Parties:

     1.   Landlord

     2.   Tenant d/b/a

C.   Premises known as:

D.   Modifications, Assignments, Supplements or Amendments to Lease:

E.   Commencement Date:

F.   Expiration of Current Term:

G. Rights to renew, to extend, to terminate, to rent or occupy additional space or to purchase any portion of the property:

H.   Security Deposit Paid to Landlord: $

I.   Current Monthly Fixed Minimum Rent:  $

J.   Current Monthly Additional Rent (and if applicable, Percentage Rent): $

K.   Current Monthly Total Rent:  $

L.   Square Feet Demised:

M.   Tenant's Bankruptcy or other Insolvency Actions:

     EXHIBIT E-2

     SELLER'S ESTOPPEL CERTIFICATE

     Please refer to the documents described in Exhibit A hereto (the "Lease Documents") including the "Lease" therein described. The undersigned (the "Seller"), hereby certifies to any and all prospective purchasers (the "Purchasers") and mortgagees of such property, including any trustee on behalf of any holders of notes or other similar instruments, and any holders from time to time of such notes or other instruments and their respective successors and assigns (collectively the "Mortgagees") that as of the date hereof:

     1. The information set forth in Part A through Part L on Exhibit A hereto is true and correct;

     2. Tenant is in occupancy of the demised premises. The Lease is in full force and effect and, except by such writings as are identified on Exhibit A hereto, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Seller and Tenant concerning the space rented under the Lease, whether oral or written;

     3. To the best of the Seller's current actual knowledge, all conditions and agreements under the Lease to be satisfied or performed by Seller have been satisfied and performed;

     4. To the best of the Seller's current actual knowledge, Tenant is not in default under the Lease Documents. Seller has not given Tenant any notice of any default under the Lease Documents which has not been cured. To the best of Seller's current actual knowledge, there are no events which have occurred that with the giving of notice or the passage of time or both, would result in a default by Tenant under the Lease Documents;

     5. Seller has not received any rents or sums due under the Lease more than 30 days in advance of the date due under the Lease. To the best of the Seller's current actual knowledge, Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any rent or sums due and payable under the Lease except as set forth in Exhibit A hereto;

     6. To the best of the Seller's current actual knowledge, there are no uncured defaults on the part of the Seller under the Lease Documents. Seller has not received from Tenant any notice of default under the Lease Documents which has not been cured. To the best of the Seller's current actual knowledge, there are no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by Seller thereunder, and at the present time Tenant has no claim against Seller under the Lease Documents;

     7. Except as expressly set forth in Part G of Exhibit A, there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease, terminating the term, leasing or occupying additional space or purchasing the premises;

     8. To the best of the Seller's current actual knowledge, Tenant is in compliance with the environmental covenants set forth in the Lease Documents;

     9. To the best of the Seller's current actual knowledge, except as set forth on Part M of Exhibit A, no action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency laws;

     The term "Seller's current actual knowledge," as used in this Estoppel Certificate, means the current actual knowledge of Linda Lillard of Crow Investment Trust or Larry Barnett, Senior Property Manager of Welsh Companies.

     The undersigned has the authority to execute and deliver this Certificate on behalf of the Seller and acknowledges that all Purchasers will rely on this estoppel certificate in purchasing the property and all Mortgagees will rely upon this estoppel certificate in extending credit to Purchaser or Purchaser's successors in interest; and

     This Seller Estoppel Certificate shall be binding upon the successors, assigns and representatives of the undersigned and any party claiming through or under the undersigned and shall inure to the benefit of all Purchasers and Mortgagees.

     IN WITNESS WHEREOF, Seller has duly executed this Certificate this __ day of ________________, 1997.


                              SELLER

                              RIDGEDALE FESTIVAL JOINT VENTURE, a Texas joint
venture

                              By   CNC Ridgedale Festival Associates Limited
Partnership, a Texas limited partnership,
                                   its general partner

                                   By   CNC - Minneapolis Division #1, Inc.,
                                        a Texas corporation, its general partner

                                        By:_____________________________
                                           Its:_________________________





     EXHIBIT A TO SELLER ESTOPPEL CERTIFICATE

     Lease Documents, Lease Terms and Current Status



A.   Date of Lease:

B.   Parties:

     1.   Landlord

     2.   Tenant d/b/a

C.   Premises known as:

D.   Modifications, Assignments, Supplements or Amendments to Lease:

E.   Commencement Date:

F.   Expiration of Current Term:

G. Rights to renew, to extend, to terminate, to rent or occupy additional space or to purchase any portion of the property:

H.   Security Deposit Paid to Landlord: $

I.   Current Monthly Fixed Minimum Rent:  $

J.   Current Monthly Additional Rent (and if applicable, Percentage Rent): $

K.   Current Monthly Total Rent:  $

L.   Square Feet Demised:

M.   Tenant's Bankruptcy or other Insolvency Actions:

N. Tenant's Claims of Setoff, Counterclaim, Concession or Other Rights of Diminution of Rents



     EXHIBIT F

      CERTIFICATION AS TO NON-FOREIGN STATUS



     RIDGEDALE FESTIVAL JOINT VENTURE, a Texas joint venture ("Seller"), hereby certifies the following:

          That Seller and The Price REIT, Inc., a Maryland corporation, as Purchaser, entered into that certain contract or agreement dated September __, 1997 ("Agreement"), whereby Seller agreed to sell that property described therein ("Property") to the Purchaser.

          That Seller has represented and warranted under the Agreement that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Internal Revenue Code of 1986, as amended, (the "IRC"), and Income Tax Regulations and Seller has further agreed under the Agreement to make and deliver this Certification reaffirming such representation and warranty under penalties of perjury, all pursuant to the requirements of Section 1445 of the IRC and the regulations promulgated thereunder.

          That Seller does accordingly make and deliver this Certification for the express propose of inducing the Purchaser to purchase the Property in accordance with the terms and conditions of the Agreement, and Seller hereby represents that Seller has read and understands Sections 1445 and 7701 of the IRC and the regulations promulgated under these sections and declares that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the IRC and the Income Tax Regulations, and Purchaser is not required to withhold any tax as a result of the sale by Seller of the Property to Purchaser.

          That Seller understands and acknowledges that Purchaser is relying upon this Certification in refraining from withholding ten percent (10%) of any amount to be realized by Seller. Seller's seven digit United States Taxpayer Identification Number is ___________________.

                         Seller's office address is:

                         Crow Investment Trust Asset Management
                         2001 Ross Avenue
                         3500 Trammell Crow Center
                         Dallas, Texas 75201

     That Seller understands and acknowledges that the aforesaid representations and warranties made under the Agreement and restated and reaffirmed herein are made under penalties of perjury, and that, for good and valuable consideration, the receipt of which is hereby acknowledged, Seller hereby agrees to indemnify and hold harmless the aforesaid Purchaser of, from and against any and all loss, liability, costs, damages, claims or causes of action which may hereafter arise or be incurred by Purchaser by reason of any failure of any representation or warranty made herein to be true and correct in all respects, including but not limited to any liability for failure to withhold any amount required under
Section 1445 of the IRC.

          That Seller understands and acknowledges that this Certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

     IN WITNESS WHEREOF, Seller has executed and made this Certification this day of _______________, 1997.

                              RIDGEDALE FESTIVAL JOINT VENTURE, a Texas joint
venture

                              By   CNC Ridgedale Festival Associates Limited
Partnership, a Texas limited partnership,
                                   its general partner

                                   By   CNC - Minneapolis Division #1, Inc.,
                                        a Texas corporation, its general partner

                                        By:_____________________________
                                           Its:_________________________







STATE OF MINNESOTA  )
                    )SS
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this __ day of _____________, 1997 by ___________________ the ___________________ of CNC -
Minneapolis Division #1, Inc., a Texas corporation, the general partner of CNC Ridgedale Festival Associates Limited Partnership, a Texas limited partnership, the general partner of Ridgedale Festival Joint Venture, a Texas joint venture, on behalf of the joint venture.

                         _____________________________________________
                         Notary Public








     EXHIBIT G

     DUE DILIGENCE DOCUMENTS


     The documents set forth below in paragraph (a) shall be delivered to Buyer by Seller prior to or on the commencement of the Due Diligence Period, the documents set forth in paragraph (b) shall be delivered to Buyer by Seller prior to the expiration of the Due Diligence Period (except as specifically set forth therein) and the documents set forth in paragraph (c) shall be delivered to Buyer by Seller prior to or on the Closing Date, and Buyer shall have such other rights as are set forth herein.

          (a) Commencement of Due Diligence Period. The Project Plans; the Rent Roll; the Tenant Leases; the Lease Guarantees; the Tenant Correspondence; the Tenant Financial Statements; the Warranties; the Soils Reports; the Operating Statements; the Preliminary Report; the Exceptions and the Flood Maps.

          (b) Prior to Expiration of Due Diligence Period. The Consents, within ten (10) business days following the Effective Date; the Other Documents (to the extent the same are within Seller's possession or control and have not been delivered by Seller to Buyer on or before the commencement of the Due Diligence Period); the Lessee's Estoppel Certificates; the Schedule of Agreements; the Pro Forma Owner's Policy; and the Warranties.

          (c) Prior to Closing. The Warranty Bill of Sale; the Assignment of Contracts; the Non-Foreign Affidavit; the Deed; the Assignment of Leases; the Assignment of Lease Guaranties; the final Seller's Opinion; the Good Standing Certificates and the Owner's Policy.

     EXHIBIT H
     SPECIAL WARRANTY DEED

STATE DEED TAX DUE HEREON:  $___________
DATE:  ____________________, 1997

     Ridgedale Festival Joint Venture, a Texas joint venture ("Grantor") for and in consideration of the sum of One and No/100 Dollars ($1.00) and other valuable consideration to Grantor paid by The Price REIT, Inc., a Maryland corporation ("Grantee"), the receipt of which is hereby acknowledged, hereby CONVEYS unto Grantee, all of the real property in Hennepin County, Minnesota, described in the attached Exhibit "A" together with all improvements thereon (collectively, the "Property").

     TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, and Grantee's successors and assigns forever; and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND, all and singular, the Property unto Grantee and Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the Property or any part thereof, by, through or under Grantor, but not otherwise, except for matters of record.

     Grantor certifies that Grantor does not know of any wells on the Property.

     Executed as of the date first written above.


                              RIDGEDALE FESTIVAL JOINT VENTURE, a Texas joint
venture

                              By   CNC Ridgedale Festival Associates Limited
Partnership, a Texas limited partnership,
                                   its general partner

                                   By   CNC - Minneapolis Division #1, Inc.,
                                        a Texas corporation, its general partner

                                        By:_____________________________
                                           Its:_________________________



STATE OF MINNESOTA  )
                    )SS
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this __ day of _____________, 1997 by ___________________ the ___________________ of CNC -
Minneapolis Division #1, Inc., a Texas corporation, the general partner of CNC Ridgedale Festival Associates Limited Partnership, a Texas limited partnership, the general partner of Ridgedale Festival Joint Venture, a Texas joint venture, on behalf of the joint venture.

                         _____________________________________________
                         Notary Public





THIS INSTRUMENT WAS DRAFTED BY:

Fabyanske, Westra & Hart, P.A.
1100 Kinnard Financial Center
920 Second Avenue South
Minneapolis MN 55402

Tax Statement for the Real Property
Described in this Instrument should be sent to

The Price REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, California 90036

     EXHIBIT A

     Legal Description
     EXHIBIT B

     Permitted Encumbrances


1. All reservations, if any, of minerals or mineral rights by or to the State of Minnesota.

2. Local, state and federal building, zoning and subdivision laws, ordinances and regulations.

3.   Acts committed by or suffered through Grantee.

4. The lien of real estate taxes and installments of special assessments not yet due and payable.
     EXHIBIT J

     CURRENT RENT ROLL




                             DEED-IN-LIEU AGREEMENT

                             AND ESCROW INSTRUCTIONS


                                 By and Between


                           GUIDE MERIDIAN RETAIL, INC,
                            a California corporation,

                                   as Borrower


                                       and


                              THE PRICE REIT, INC.
                             a Maryland corporation,

                                    as Lender




                                October 17, 1997
                                TABLE OF CONTENTS

                                                                 Page

ARTICLE I PROPERTY                                                 2
     1.1  Land                                                     2
     1.2  Appurtenances                                          2
     1.3  Improvements                                           2
     1.4  Leases and Rents                                       2
     1.5  Personal Property                                      3
     1.6  Intangible Property                                    3

ARTICLE II     COVENANT NOT TO SUE BORROWER                      3
     2.1  Covenant Not To Sue                                    3
     2.2  Arms-Length Negotiations                               3
     2.3  Indemnification                                        4
     2.4  Release of Guarantors                                  4

ARTICLE III    TITLE TO PROPERTY                                 4
     3.1  Title                                                  4
     3.2  Other Conveyance Documents                             5

ARTICLE IV     CONDITIONS TO CLOSING                             5
     4.1  Non-Foreign Status of Borrower                         5
     4.2  Review and Approval of Title and Survey                5
     4.3  Tenant Matters                                         5
     4.4  Excise Tax                                             6
     4.5  Delivery of Documents                                  6

ARTICLE V CLOSING, RECORDING AND TERMINATION                     6
     5.1  Deposit with Escrow Holder and Escrow Instructions     6
     5.2  Closing                                                7
     5.3  Delivery by Borrower                                   7
     5.4  Delivery By Lender                                     8
     5.5  Other Instruments                                      8
     5.6  Prorations                                             8
     5.7  Costs and Expenses                                     10
     5.8  Closing and Recordation                                11
     5.9  Termination of Agreement                               11

ARTICLE VI     REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER   12
     6.1  Authority                                              12
     6.2  Employees                                              12
     6.3  Absolute Conveyances                                   12
     6.4  Recitals                                               12
     6.5  Representation by Counsel                              12
     6.6  Borrower's Acknowledgments                             13
     6.7  Reasonably Equivalent Value                            13
     6.8  Structural Beam                                        13

ARTICLE VII    REPRESENTATIONS AND WARRANTIES OF LENDER          13
     7.1  Representations and Warranties of Lender               13

ARTICLE VIII   POSSESSION, DESTRUCTION AND CONDEMNATION          14
     8.1  Possession                                             14
     8.2  Loss, Destruction and Condemnation                     14

ARTICLE IX     OPERATING COVENANTS                               16
     9.1  Maintenance                                            16
     9.2  Leases and Other Agreements                            16
     9.3  Encumbrances                                           16
     9.4  Consents and Notices                                   16
     9.5  Audit Cooperation                                      16

ARTICLE X MISCELLANEOUS                                          17
     10.1 Notices                                                17
     10.2 Successors and Assigns                                 18
     10.3 Amendments                                             18
     10.4 Continuation and Survival of Indemnities, Representations, Warranties
and Post-Closing Obligations                                     18
     10.5 Interpretation                                         18
     10.6 Governing Law                                          18
     10.7 Merger of Prior Agreements                             18
     10.8 Attorneys' Fees                                        19
     10.9 Notice of Termination                                  19
     10.10     Specific Performance; Damages                     19
     10.11     Relationship                                      19
     10.12     Counterparts                                      20
     10.13     Outside Closing Date                              20
     10.14     Time of the Essence                               20
     10.15     Brokers and Finders                               20



DEFINITIONS

The following is a list of defined terms used herein and the sections in which such terms are defined.

Term Section

Agreement Introduction
Appurtenances                                          1.2
Assignment and Assumption of Contracts, Intangible Property,
  Warranties and Guarantees                            1.6
Assignment and Assumption of Leases and Rents          1.4
Bill of Sale                                           1.5
Borrower                                          Introduction
Lender                                            Introduction
Closing                                                5.2
Closing Date                                           5.2
Code                                                   4.1
Covenant Not To Sue                                    2.1
Deed                                                   1.1
Deeds of Trust                                    Introduction
Escrow                                                 5.1
Escrow Holder                                          5.1
Guarantors                                             2.4
Improvements                                           1.3
Intangible Property                                    1.6
Land                                                   1.1
Leases                                                 1.4
Lender Claims                                          2.1
Non-Foreign Certificate                                4.1
Notes                                             Introduction
Official Records                                       5.3
Outside Closing Date                                   10.13
Personal Property                                      1.5
Permitted Exceptions                                   3.1
Property                                               1.6
Real Property                                          1.6
Released Claims                                        2.4
Rent Roll                                              8.1
Rents                                                  1.4
Title Company                                          3.1
Title Policy                                           3.1



This document is version 8 but the footer has not been changed because version 7 was distributed for execution.DEED-IN-LIEU AGREEMENT
                             AND ESCROW INSTRUCTIONS


          THIS DEED-IN-LIEU AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of October 17, 1997, by and between GUIDE MERIDIAN RETAIL, INC., a California corporation ("Borrower"), and THE PRICE REIT, INC., a Maryland corporation ("Lender"), with reference to the following facts:

          A.   Borrower is the owner of the Property, as hereinafter defined.

          B. Lender is the holder of that certain note which evidences Loan #6664ZR made by Wells Fargo Bank in the original principal amount of $16,500,000 (the "First Note"). The First Note is secured by that certain first lien Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing recorded against the Property on April 12, 1995 (the "First Deed of Trust"). Lender has purchased the First Note from Wells Fargo Bank, and in connection therewith the First Deed of Trust was assigned to Lender.

          C. Lender is also the holder of that certain Promissory Note dated August 28, 1997 in the original principal amount of $5,400,000 (the "Second Note", and together with the First Note, the "Notes"). The Second Note is secured by that certain Deed of Trust dated August 28, 1997, executed by Borrower and recorded against the Property (the "Second Deed of Trust", and together with the First Deed of Trust, the "Deeds of Trust").

          D. Borrower has defaulted in the payment obligations set forth in the Notes. As a result of such defaults, Lender is entitled to, among other things, foreclose on Borrower's interest in the Property pursuant to the terms of the Deeds of Trust.

          E. In order to avoid the time and expense involved in such a foreclosure, Borrower and Lender each desires that Borrower convey the Property to Lender in lieu of a foreclosure under the Deeds of Trust. The parties intend that such conveyance will be in full and complete satisfaction of Borrower's obligations under the Notes.

          F. Borrower and Lender each desires to enter into this Agreement to set forth the terms and conditions relating to the transfer of the Property to Lender in lieu of foreclosure.

          NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

ARTICLE I

PROPERTY

          Borrower hereby agrees to convey to Lender, and Lender hereby agrees to accept from Borrower, subject to the terms and conditions set forth herein, the following:

          I.1 Land. That certain real property (the "Land") described in Schedule A hereto, all of which shall be conveyed to Lender pursuant to a deed in the form of Schedule B hereto (the "Deed");

          I.2 Appurtenances. All rights, privileges and easements appurtenant to and for the benefit of the Land and held by Borrower, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and held by Borrower and any other easements, rights-of-way or appurtenances owned by Borrower and used in connection with the beneficial operation, use and enjoyment of the Land, the Leases, the Rents, the Improvements, the Intangible Property, or any other appurtenance, together with all rights of Borrower in and to streets, sidewalks, alleys, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of Borrower in any land lying in the bed of any existing or proposed street adjacent to the Land (all of which are collectively referred to as the "Appurtenances");

          I.3 Improvements. All improvements and fixtures located or to be located on the Land, including, without limitation, all buildings and structures presently located on the Land or to be located thereon on the Closing, all apparatus, equipment and appliances presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements of tenants, if any, which become the property of the owner of the Land (all of which are collectively referred to as the "Improvements");

          I.4 Leases and Rents. All leases, occupancy agreements and other similar agreements to which Borrower is a party or by which it is bound, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Land, Appurtenances or Improvements (the "Leases"), all income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to all or any portion of the Land, Appurtenances or Improvements (the "Rents"), all of which Leases and Rents shall be transferred and assigned to Lender pursuant to an instrument in the form of Schedule C hereto (the "Assignment and Assumption of Leases and Rents");

          I.5 Personal Property. All tangible personal property owned by Borrower and located or to be located on, or situated or to be situated in and used in connection with, the Land and/or the Improvements ("Personal Property"), all of which Personal Property shall be transferred and assigned to Lender pursuant to an instrument in the form of Schedule D hereto (the "Bill of Sale"); and

          I.6 Intangible Property. All of the interest of Borrower in (i) any intangible personal property which relates to and is reasonably required for the operation and functioning of the Land, Improvements or Personal Property generally, and (ii) any and all warranties, guarantees, permits, contracts and other rights owned by Borrower relating to the ownership, operation or functioning of all or any part of the Property, as defined below (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements) (all of which are collectively referred to as the "Intangible Property," and all of which shall be assigned to Lender pursuant to one or more (as determined by Lender) assignments in the form of Schedule E hereto (the "Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees").

          All of the items described in Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6 above are hereinafter collectively referred to as the "Property." The items described in Sections 1.1, 1.2, and 1.3 above are hereinafter referred to collectively as the "Real Property."


ARTICLE II

COVENANT NOT TO SUE BORROWER

          II.1 Covenant Not To Sue. Effective upon recordation of the Deed, Lender shall execute and deliver to Borrower a Covenant Not To Sue in the form of Schedule J attached hereto (the "Covenant Not To Sue"), pursuant to which Lender shall, in the absence of certain triggering events, covenant not to sue Borrower for any claims, demands, controversies, actions, causes of action, obligations, liabilities, costs, expenses, attorneys' fees or damages of whatever character, nature or kind, in law or in equity, which arise from or are related to the Notes and/or the Deeds of Trust (collectively, the "Lender Claims"). Without limiting the foregoing, Lender further agrees that it shall not, at any time prior to or after the recordation of the Deed, submit a negative credit report reflecting on Borrower's record to any credit reporting agency on account of Borrower's failure to pay all or any part of the Lender Claims.

          II.2 Arms-Length Negotiations. Borrower acknowledges (i) that Borrower is executing this Agreement freely and voluntarily without any duress or coercion, and (ii) that the transactions hereunder have been based upon arms-length negotiations between the parties. Borrower acknowledges that Lender's covenant not to sue Borrower for any personal liability in accordance with this Agreement constitutes a substantial material benefit to Borrower. Borrower desires to convey the Property to Lender in order to obtain and enjoy various benefits accruing to Borrower including, without limitation, each and all of the following: (i) freeing Borrower from liability for the continuing costs associated with its ownership of the Property; (ii) improving Borrower's current cash flow condition; (iii) relieving Borrower from potential long-term losses with respect to the Property; and (iv) preserving Borrower's stature in the business and financial community.

          II.3 Indemnification. Lender represents and warrants to Borrower as of the date of this Agreement and as of the recordation of the Deed as follows:
(a) that no other entity or person has any right, title or interest whatsoever in the Lender Claims as a result of any actions of Lender; and (b) that there has been no assignment, transfer, conveyance or other disposition by Lender of any of the Lender Claims. Lender acknowledges that Borrower has relied and is relying upon such representations and warranties in entering into and consummating this Agreement.

          II.4 Release of Guarantors. Effective upon recordation of the Deed, Lender forever releases, discharges, and covenants not to sue any and all guarantors under the First Note ("Guarantors") from or for any or all claims, demands, controversies, actions, causes of action, obligations, liabilities, costs, expenses, attorneys' fees and damages of whatever character, nature or kind, in law or in equity, which arise from or are related to the First Note and/or the First Deed of Trust (collectively, the "Released Claims"). Without limiting the foregoing, Lender further agrees that it shall not, at any time prior to or after the recordation of the Deed, submit a negative credit report reflecting on any record to any credit reporting agency on account of Guarantors' failure to pay all or any part of the Released Claims. Borrower acknowledges and agrees that the foregoing release and covenant not to sue shall in no way prevent Lender from foreclosing the lien of the Deed of Trust in the event the conveyance hereunder is deemed a fraudulent conveyance and title to the Property reverts to Borrower.

ARTICLE III

TITLE TO PROPERTY

          III.1 Title. At the Closing, Borrower shall convey to Lender marketable and insurable fee simple title to the Property pursuant to the Deed. In furtherance thereof, Borrower shall cause Chicago Title Company (the "Title Company") to issue an ALTA Owner's Policy of Title Insurance (Form B, Rev. 10/84), together with such extended coverage and endorsements thereto as Lender may request, provided that the cost of such endorsements shall be paid for by Lender (the "Title Policy") in the amount of Twenty Million Two Hundred Fifty Thousand Dollars ($20,250,000), insuring fee simple title to the Real Property in Lender, subject only to (i) the lien of real property taxes for the then applicable fiscal year, to the extent not yet due and payable, (ii) the lien of supplemental taxes related to the period commencing on and continuing after the Closing, and (iii) the Permitted Exceptions. For purposes of this Agreement, the term "Permitted Exceptions" shall mean such exceptions to title as are shown on the commitment for fee simple title insurance relating to the Property previously delivered to and approved by Lender.

          III.2     Other Conveyance Documents.  At the Closing, Borrower shall
(i) assign the Leases and Rents to Lender pursuant to the Assignment and Assumption of Leases and Rents; (ii) transfer title to the Personal Property to Lender pursuant to the Bill of Sale, and (iii) transfer and assign to Lender all of Borrower's rights in and to the Intangible Property pursuant to the Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees; such title and rights to be free of any liens, encumbrances or interests of third parties other than the Permitted Exceptions.

ARTICLE IV

CONDITIONS TO CLOSING

     A.   Lender's Conditions to Closing.

          The complete satisfaction with respect to those matters described in Sections 4.1, 4.2, 4.3 and 4.4 hereof is a condition precedent to Lender's obligation to accept the Property:

          IV.1 Non-Foreign Status of Borrower. Borrower's execution and delivery to Lender, on the Closing, of Borrower's certificate in the form attached hereto as Schedule F (the "Non-Foreign Certificate") stating, under penalty of perjury, that (a) Borrower is not a "foreign person" for the purposes of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and that withholding of tax will not be required thereunder, and (b) withholding is not required under the provisions of any state laws in connection with the contemplated transfer of the Property by Borrower to Lender.

          IV.2 Review and Approval of Title and Survey. There shall be no exceptions to title to the Property other than the Permitted Exceptions and non-delinquent taxes.

          IV.3 Tenant Matters. Lender shall have received and approved written estoppel statements (dated no earlier than thirty (30) days prior to the Closing), in substantially the form as that attached hereto as Schedule H, from each of the tenants under leases demising 10,000 square feet or more, and tenants holding leases upon not less than seventy-five percent (75%) of the remaining gross leasable area in the Property. Each such estoppel statement shall be in form and substance acceptable to Lender. Lender shall have five (5) business days after the date of Lender's receipt of the last such tenant estoppel to notify Borrower of any objection Lender may have regarding such estoppels, and in the event Lender fails to so notify Borrower, Lender shall be deemed to have approved the satisfaction of the condition set forth in this
Section 4.3.

          IV.4 Excise Tax.  Concurrently with the Closing, Borrower must either
(a) pay any State of Washington excise tax in connection with the transaction, or (b) obtain, in form and substance satisfactory to Lender, a Department of Revenue letter ruling stating that no excise tax is due in connection with the transaction.

          The foregoing conditions contained in this Article IV.A (except to the extent otherwise provided in Article IV.B hereof) are intended solely for the benefit of, and may be waived by, Lender.

     B.   Borrower's Conditions to Closing.

          The following conditions are conditions precedent to Borrower's obligation to sell the Property:

          IV.5 Delivery of Documents. Lender's due and timely execution and delivery of all documents and items to be executed and delivered by Lender pursuant to this Agreement, including without limitation all of the documents and items specified in Section 5.4 below.

          The foregoing conditions contained in this Article IV.B are intended solely for the benefit of Borrower (except to the extent otherwise provided in Article IV.A hereof).

     ARTICLE V

     CLOSING, RECORDING AND TERMINATION

          V.1 Deposit with Escrow Holder and Escrow Instructions. Promptly after execution of this Agreement, the parties hereto shall deliver two (2) fully executed copies of this Agreement to Chicago Title Company (the "Escrow Holder") and this instrument shall serve as the escrow instructions to the Escrow Holder for consummation of the escrow established for the transaction contemplated hereby (the "Escrow"). Borrower and Lender agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

          V.2  Closing.

               (a) The Closing shall occur no later than October 21, 1997 (the "Closing Date"), or such other date as Lender and Borrower may mutually agree in writing. Except as otherwise expressly provided herein, such date may not be extended without the written approval of both Borrower and Lender. The "Closing" shall be deemed to have occurred on the date that all of the events specified in Section 5.8 of this Agreement shall have occurred.

               (b) In the event the Closing does not occur on or before the Closing Date, the Escrow Holder shall, unless it is notified by Lender to the contrary within five (5) days after such date, return to the depositor thereof all items which may have been deposited with Escrow Holder hereunder. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close.

          V.3 Delivery by Borrower. At the Closing, Borrower shall deposit with the Escrow Holder, for the benefit of Lender, or deliver directly to Lender the following:

               (a) The Deed and the Assignment and Assumption of Leases and Rents, each duly executed and acknowledged by Borrower, in recordable form, and ready for recordation in the official records of the jurisdiction in which the Land is located (the "Official Records");

               (b)  The Bill of Sale duly executed by Borrower;

               (c) Originals or copies of any warranties and guaranties received by Borrower and to be assigned to Lender, from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements or any tenant improvements;

               (d) The Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees, duly executed by Borrower and acknowledged, assigning all of Borrower's interest in the Intangible Property (except that the only contracts that shall be assigned are contracts approved in writing by Lender);

               (e) Originals or copies of all certificates of occupancy, licenses and permits for the Improvements;

               (f) All existing as-built plans and specifications for the Improvements in the possession of Borrower or its manager;

               (g) A closing statement prepared by Escrow Holder and signed by Borrower in form and content consistent with this Agreement and otherwise reasonably satisfactory to Lender and Borrower;

               (h)  The Non-Foreign Certificate, duly executed by Borrower;

               (i) Complete originals of the Leases with respect to the Property and copies of all records, books of account, ledgers, statements and other business records relating to the ownership and operation of the Property and/or the administration of the Leases, in whatever mode maintained, including information contained on computer disks; and

               (j) A Release of Lender in the form attached hereto as Schedule I; and

               (k)  Funds sufficient to satisfy Borrower's obligations under
Section 5.6 hereof.

          Lender may waive compliance on Borrower's part under any of the foregoing items by an instrument in writing.

          V.4 Delivery By Lender. Lender shall execute and deliver to Escrow Holder the following:

               (a) Lender's executed counterpart of the Assignment and Assumption of Leases and Rents, and Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees;

               (b)  The Covenant Not To Sue; and

               (c) Requests to Escrow Holder for full reconveyance of the First Deed of Trust and the Second Deed of Trust.

          V.5 Other Instruments. Borrower and Lender shall each deposit such other instruments as are reasonably required by Escrow Holder or otherwise required to close the escrow and consummate the conveyance of the Property in accordance with the terms hereof.

          V.6 Prorations. There shall be no prorations at Closing between Borrower and Lender for the month in which the Closing occurs. However, the following items shall be prorated between the parties outside of Escrow on a post-Closing basis:

               (a) Delinquent Rents. Lender shall use reasonable efforts after the Closing to collect delinquent rents for the period up to the Closing and shall deliver collected delinquent rents to Borrower; provided, however, that all collections shall be applied first to periods commencing after the Closing, and then to periods prior to the Closing.

               (b) Common Area Maintenance and Other Reimbursable Charges. In the event that Borrower has collected less than its incurred reimbursable expenses under the Leases, Lender shall remit the deficiency to Borrower not later than the expiration of three months after the conclusion of the twelve-month period then in progress with respect to the budgeting of such expenses under the Leases; provided, however, that Lender shall be required to remit such deficiency only upon collection of such reimbursable expenses from each of the tenants.

               (c) Taxes. Real estate taxes, recurring assessments, and personal property taxes, if any, on all or any portion of the Property, for the 1997 tax year shall be paid by Lender. If any supplemental real estate taxes are levied for any period preceding the Closing, the parties will, immediately after the Closing or the issuance of the supplemental real estate tax bill (whichever last occurs), prorate between themselves, in cash, without interest and to the date of the Closing, the supplemental real estate taxes shown by such bill. Notwithstanding any longer period which may be established by Section 5.6(b), Lender shall remit to Borrower within ten (10) days of Lender's receipt Borrower's prorated share of tax reimbursement payments received by Lender from the following tenants of the Property: Office Depot, and Billy McHale's. Lender shall use reasonable efforts after the Closing to collect tax reimbursement payments for the period up to the Closing; provided, however, that all collections of tax reimbursement payments shall be applied first to periods commencing after the Closing, and then to periods prior to the Closing.

               (d) Utilities. To the extent not paid as of the Closing, Borrower shall pay to Lender pre-Closing charges for all utilities, including gas, water, sewer, electricity, telephone and other utilities supplied to the Property.

               (e) Service Contracts. To the extent not paid as of the Closing, Borrower shall pay to Lender pre-Closing charges under contracts relating to the Property. Borrower shall deliver to Escrow, for the benefit of Lender, evidence of the cancellation or termination of all contracts not approved by Lender, and Borrower shall be responsible for all such cancellation costs.

               (f) Improvement Lien Assessments. All improvement lien assessments shall be paid in full by Borrower at Closing.

               (g) Other Items. To the extent not paid as of the Closing, all other proratable items, including without limitation licenses and permits being assumed by Lender (if any; provided that in no event shall Lender assume any indemnification obligations of Borrower) and other income from, and expenses associated with, the Property shall be prorated between Lender and Borrower.

          Lender and Borrower's obligation to prorate shall survive the Closing for a period of one (1) year (unless within such time Lender or Borrower makes a claim against the other party to this Agreement with respect to such obligation to prorate, in which case such obligation shall survive without limitation), and Lender and Borrower shall use good faith efforts to conclude prorations with respect to percentage Rent and common area maintenance charges as soon as practicable after the determination of the amounts thereof. Nothing in the Assignment and Assumption of Leases and Rents shall be construed to amend, modify or diminish in any way the provisions of this Section 5.6.

          V.7 Costs and Expenses. Borrower shall bear and pay one-half (1/2) of the premium for the Title Policy (exclusive of endorsements thereto). Lender shall bear and pay one-half (1/2) of the premium for the Title Policy (exclusive of endorsements thereto). Borrower shall pay all legal fees and costs incurred by Borrower, the cost of any recordation fees and documentary or other transfer taxes applicable with respect to the sale of the Real Property, all sales tax (if any) due in connection with the transaction, one-half of the Escrow Holder's fees and charges, and other fees and charges which are typically borne by sellers in Bellingham, Washington. Lender shall pay for its out-of-pocket expenses, all due diligence, all legal fees and costs incurred by Lender in connection herewith, one-half of the Escrow Holder's fees and charges, and other fees and charges which are typically borne by buyers in Bellingham, Washington. All closing costs payable by Borrower shall be deposited by Borrower into Escrow. Lender shall deposit with Escrow Holder, on or before the Closing, cash in an amount sufficient to pay all closing costs payable by Lender.

          V.8 Closing and Recordation. Provided that Escrow Holder has received all of the items required to be delivered pursuant to this Article V (or a waiver from the party for whose benefit such item is being delivered) and that it has not received prior written notice from Lender that Lender has elected to terminate its rights and obligations hereunder pursuant to Article IV, Article VIII and/or Section 5.9, and provided that Lender has either received the Title Policy or the irrevocable commitment of Title Company to provide it with the Title Policy immediately after recordation of the Deed, Escrow Holder is authorized and instructed (a) with respect to the Property, to cause the Title Company to record the documents delivered to the Escrow Holder in accordance with recording instructions set forth in a letter to be delivered to Escrow Holder and Title Company by Lender (or if no such letter is received prior to the Closing, in accordance with customary practice), and (b) to deliver those other documents and instruments delivered into Escrow to the party for whose benefit such documents or instruments were made. In addition, Escrow Holder shall reconvey the First Deed of Trust and the Second Deed of Trust.

          V.9  Termination of Agreement.

               (a) Failure of Lender's Conditions. If any one or more of the conditions to Lender's obligations, as set forth in Article IV.A, Section 5.3 or elsewhere in this Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing or such earlier date as provided elsewhere herein, then Lender may elect, by written notice as provided in Section 10.9 hereof, to terminate this Agreement, in which case neither party shall have any further obligation to the other (except as set forth in Sections 5.2(b) and 10.4 hereof). Nothing in this paragraph shall be construed to limit any of Lender's rights or remedies at law or equity in the event of a default by Borrower.

               (b) Failure of Borrower's Conditions. If any one or more of the conditions to Borrower's obligations, as set forth in Article IV.B, Section 5.4 or elsewhere in this Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing or such earlier date as provided elsewhere herein, then Borrower may elect, by written notice as provided in Section 10.9 hereof, to terminate this Agreement and neither party shall have any further obligation to the other (except as set forth in Sections 5.2(b) and 10.4 hereof). Nothing in this paragraph shall be construed to limit any of Borrower's rights or remedies at law or equity in the event of a default by Lender.

     ARTICLE VI

     REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

          As an inducement to Lender to enter into this Agreement and to consummate the transaction contemplated hereby, Borrower hereby represents and warrants to and agrees with Lender as of the date hereof, as set forth below.

          VI.1 Authority. Borrower is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to conduct business and own real property in the State of Washington, and has all requisite power to own all of its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby has been duly and validly authorized by all necessary action of Borrower and this Agreement and all other agreements contemplated hereby are and will be valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

          VI.2 Employees.  Borrower has no employees.

          VI.3 Absolute Conveyances. The Deed is an absolute conveyance to Lender of title to the property described therein, in effect as well as in form, and is not intended as security for the payment or repayment of any indebtedness or the performance of any other obligation of Borrower of any kind or nature whatsoever; the Deed is not subject to any redemption rights; and there is no agreement or understanding, oral or written, between Lender, Borrower or any other person or entity, relative to the reconveyance of said property for the benefit of Borrower or to any division of cash or other proceeds realized from said property.

          VI.4 Recitals. The recitals set forth hereinabove are true and correct in all material respects.

          VI.5 Representation by Counsel. Borrower has retained counsel to represent it in the transaction contemplated herein; Borrower has read and understands this Agreement; and Borrower has been advised by its own counsel with respect to its rights and obligations under this Agreement.

          VI.6 Borrower's Acknowledgments. Borrower (i) is a knowledgeable, experienced and sophisticated participant in the ownership, sale and purchase of real estate comparable to the Property, in its vicinity and in Whatcom County, Washington in general, (ii) is knowledgeable of appraisals, offers to purchase, proposed financing and other indicia of the market value of the Property, and
(iii) has a basis and expertise for opining as to the fair market value of the Property, which fair market value, on the effective date of this Agreement and as of the Closing, is materially less than the indebtedness evidenced by the Notes.

          VI.7 Reasonably Equivalent Value. The consideration which Borrower shall receive hereunder is reasonably equivalent value for the conveyance of the Property.

          VI.8 Structural Beam. Borrower shall cause the structural beam in the building currently occupied by Drug Emporium to be repaired at Buyer's sole cost and expense; provided, however, that with respect thereto, Borrower is obligated to spend only up to the amount of $12,000.

          The representations and warranties set forth in this Article VI shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of the Property, until the date that is forty-eight (48) months after the Closing; provided, however, that in the event Lender makes a written claim against Borrower with respect to any representation or warranty prior to the date which is forty-eight (48) months after the Closing (which claim must contain a reasonably detailed statement of the basis upon which such claim is made), then such representation or warranty shall survive as to such written claim (but not as to a claim brought on a different basis), until such time as the claim is cured by Borrower or the claim is otherwise resolved between Lender and Borrower.


     ARTICLE VII

     REPRESENTATIONS AND WARRANTIES OF LENDER

          VII.1 Representations and Warranties of Lender. Lender hereby represents and warrants to Borrower as follows: Lender is a corporation duly organized under the laws of the State of Maryland; this Agreement and all documents executed by Lender which are to be delivered to Borrower at the Closing are and as of the Closing will be duly authorized, executed and delivered by Lender, and are and as of the Closing will be legal, valid and binding obligations of Lender, and do not and as of the Closing will not violate any provisions of any agreement or judicial order to which Lender is a party or to which it is subject.

     ARTICLE VIII

     POSSESSION, DESTRUCTION AND CONDEMNATION

          VIII.1 Possession. Possession of the Property shall be delivered to Lender on the Closing, subject to the Leases described on the rent roll attached hereto as Schedule G (the "Rent Roll") or otherwise approved by Lender. Without limiting any other provisions of this Agreement, Borrower shall afford authorized representatives of Lender reasonable access to the Property for the purposes of determining Borrower's compliance herewith (provided that Borrower or Borrower's agent shall be allowed to accompany Lender in any visit to the Property Lender may make for the purposes of determining such compliance); however, in no event shall such right give rise to any obligation of Lender to determine compliance or noncompliance.

          VIII.2    Loss, Destruction and Condemnation.

               (a)  Definition of Material Damage.  For the purposes of this
Section 8.2, damage to the Property is material if (i) the actual cost of repairing or replacing the damaged portions of the Improvements on the Property exceeds $250,000.00, or (ii) if it would take longer than seventy-five (75) days to perform such repair or replacement using reasonably diligent efforts, or
(iii) if any lessee has the right to abate any rent under its lease as a result of such damage and there is not full rental interruption coverage with respect thereto available to Lender through and after the Closing until the estimated date of reconstruction, or (iv) if any lessee or group of lessees leasing 2,500 square feet or more in the aggregate (as set forth on the Rent Roll) has a right to terminate its lease (or leases) as a result of such damage and does not irrevocably waive such right prior to Closing in a form reasonably acceptable to Lender.

               (b) Effect of Non-Material Damage to Improvements. If prior to the Closing the Improvements on the Property are damaged by casualty and such damage is not material, (i) this Agreement may not be terminated by reason of such casualty (provided that this does not waive Lender's other termination rights under this Agreement) and (ii) Borrower will, at Lender's option, cause the damaged portion of the Improvements to be repaired at Borrower's sole cost and expense. Borrower will notify Lender within three (3) days of Borrower's receipt of knowledge of any casualty which occurs in between the date of this Agreement and the Closing.

               (c) Effect of Material Damage to Improvements. If prior to the Closing the Improvements are damaged by casualty and such damage is material, Borrower shall notify Lender in writing of such casualty as soon as practicable. Within ten (10) days after the occurrence of such casualty, Borrower will commence restoration of the damaged Improvements, and shall complete such restoration in compliance with all laws and the representations and warranties set forth herein and shall restore such Improvements to their condition prior to the occurrence of the casualty promptly (but in no event more than seventy-five
(75) days thereafter), and the Closing shall be extended (but in no event by more than seventy-five (75) days) until such damaged Improvements are complete. If Borrower does not commence or complete such restoration within such time period, then Lender may elect within the next thirty (30) days pursuant to a writing delivered to Borrower and Escrow Holder to (i) continue this Agreement, in which case Borrower shall assign to Lender at the Closing any insurance proceeds to which Borrower is entitled with respect to such damage; or
(ii) terminate this Agreement, in which case Lender and Borrower shall have no further rights and obligations to one another under this Agreement. Lender's failure to have elected any of these options within the time allotted therefor shall be deemed to be an election of option (ii).

               (d)  Definition of Material Taking.  For the purposes of this
Section 8.2, a taking or threatened taking by eminent domain or similar proceedings shall be deemed material if (i) the value of that portion of the Property to be so taken exceeds $50,000.00, (ii) Lender determines that the Property so affected is materially and adversely affected by such taking or threatened taking, (iii) any lessee has the right to abate any rent under its lease as a result of such taking or threatened taking, or (iv) any lessee or group of lessees leasing 2,500 square feet or more in the aggregate (as set forth on the Rent Roll) has a right to terminate its lease (or leases) as a result of such taking or threatened taking and does not irrevocably waive such right prior to Closing in a form reasonably acceptable to Lender.

               (e) Effect of Non-Material Taking. If prior to the Closing there is a taking or threatened taking of a portion of the Property which is not material, (i) this Agreement may not be terminated and (ii) Borrower will assign to Lender at the Closing all of Borrower's rights in and to any condemnation award with respect to such non-material taking. Borrower will deliver written notice to Escrow Holder and Lender within three (3) days after Borrower receives notice of or otherwise becomes aware of any taking or threatened taking affecting the Property.

               (f) Effect of Material Taking. If prior to the Closing there is a taking or threatened taking of a material portion of the Property or all of it, Borrower shall notify Lender in writing of such taking or threatened taking, and within ten (10) days after Lender's receipt of such notice, Borrower and Lender shall endeavor to agree upon whether the Property shall be purchased by Lender, and any assignment of any condemnation award with respect to such taking. If within such ten (10) day period Lender and Borrower have not reached a mutually acceptable agreement as to those matters, Lender within thirty (30) days thereafter may elect in writing to (i) continue this Agreement subject to the taking or threatened taking with an assignment of all of Borrower's rights to condemnation awards, severance damages, payments-in-lieu thereof or the like; or (ii) terminate this Agreement, in which case Lender and Borrower shall have no further rights or obligations to one another under this Agreement. Lender's failure to have elected any of these options within the time period allotted therefor shall be deemed to be an election of option (ii).

     ARTICLE IX

     OPERATING COVENANTS

          IX.1 Maintenance. Borrower shall maintain and operate the Property in the ordinary course of business consistent with past practice and shall pay all operating expenses of the Property. Borrower shall not make any alterations to the Property without first obtaining Lender's prior written consent.

          IX.2 Leases and Other Agreements. Borrower shall not, on or after the date of this Agreement and on or prior to the Closing, enter into any Lease, agreement or contract pertaining to the Property without first obtaining Lender's prior written consent.

          IX.3 Encumbrances. Borrower shall not, in between the date of this Agreement and the Closing, mortgage, encumber or suffer to be encumbered all or any portion of the Property, which encumbrances would survive the Closing, without the prior written consent of Lender.

          IX.4 Consents and Notices. Borrower and Lender shall cooperate with each other and exercise commercially reasonable efforts to obtain as of the Closing, all consents from, and provide all notices to, any third party and any governmental or regulatory authority which are required pursuant to any contract or any applicable laws as a condition to or in connection with the execution, delivery or performance of this Agreement or other documents and instruments contemplated hereby.

          IX.5 Audit Cooperation. Borrower hereby agrees to cooperate with Lender prior to Closing, at no cost to Borrower, in producing audited financial statements for the Property for such periods as may be requested by Lender. Such cooperation shall include, without limitation, the execution and delivery by Borrower to Lender's auditors of such true and accurate confirmations and letters as such auditors may reasonably require.


     ARTICLE X

     MISCELLANEOUS

          X.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or sent by Federal Express or similar nationally recognized overnight courier service, and addressed as follows, and shall be deemed to have been given upon the date of delivery (or refusal to accept delivery) at the address specified below as indicated on the return receipt or air bill:

     If to Borrower:     Cooper & Stebbins
                         1721 East Southlake Blvd., Suite 100
                         Southlake, Texas 76092
                         Attn:  Frank Bliss, Esq.
                         Fax No.: (817) 251-8717

     with a copy to:     Cooper & Stebbins
                         2010 Main Street, Suite 1220
                         Irvine, CA 92614
                         Attn:  David Laddusaw
                         Fax No.:  (714) 251-1440

     and a copy to:      O'Melveny & Myers LLP
                         610 Newport Center Drive, Suite 1700
                         Newport Beach, CA 92660
                         Attn:  Scott Daruty, Esq.
                         Fax No.:  (714) 669-6994

     If to Lender:       The Price REIT, Inc.
                         145 South Fairfax Avenue, Fourth Floor
                         Los Angeles, CA 90036
                         Attn.:  Joseph Kornwasser
                         Fax No.:  (213) 937-8175

     with a copy to:     Gibson, Dunn & Crutcher LLP
                         333 South Grand Avenue
                         Los Angeles, California  90071
                         Attn:  William R. Lindsay, Esq.
                         Fax No.:  (213) 229-7520

     If to Escrow        Chicago Title Company
     Holder:             16969 Von Karman Avenue, Suite 200
                         Irvine, California  92606
                         Attention:  Ms. Joy Eaton
                         Escrow No.:  NE144550 M26
                         Fax No.:  (714) 263-0356

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

          X.2 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that (i) Borrower's interest under this Agreement may not be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the Lender, and (ii) Lender's interest under this Agreement may not be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the Borrower. There shall be no third party beneficiaries to this Agreement.

          X.3 Amendments. This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.

          X.4 Continuation and Survival of Indemnities, Representations, Warranties and Post-Closing Obligations. Except as provided in the last paragraph of Article VI of this Agreement, all indemnities, representations and warranties by, and all of the post-closing obligations, if any, of, the respective parties contained herein or made in writing pursuant to this Agreement or any other instrument delivered by Borrower pursuant hereto shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title.

          X.5 Interpretation. Whenever used herein, the term "including" shall be deemed to be followed by the words "without limitation." Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

          X.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

          X.7 Merger of Prior Agreements. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties with respect to the purchase and sale of the Property specifically described herein and supersedes all prior and contemporaneous (whether oral or written) agreements and understandings between the parties hereto relating to the specific subject matter hereof.

          X.8 Attorneys' Fees. In the event of any action or proceeding at law or in equity between Lender and Borrower (including an action or proceeding between Lender and the trustee or debtor in possession while Borrower is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States
Code) or any successor statute to the Bankruptcy Code) to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of either Lender or Borrower hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation reasonable attorneys' and paralegals' fees and expenses (including without limitation fees, costs and expenses of experts and consultants), incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party, together with all costs of enforcement and/or collection of any judgment or other relief. If such prevailing party shall recover judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' and paralegals' and others' fees shall be included in and as a part of such judgment.

          X.9 Notice of Termination. If either Lender or Borrower elects to terminate this Agreement, it will submit to Escrow Holder and the other party hereto a notice of termination in duplicate. If Escrow Holder receives a notice of termination, it is instructed to mail and fax one copy to the other such party within one (1) business day. If Escrow Holder has not received a written objection from the other party within five (5) business days after mailing and faxing the copy, Escrow Holder is to (i) comply with the instructions contained in the notice of termination, (ii) pay cancellation charges out of any funds on deposit in this Escrow, and (iii) cancel this Agreement.

          X.10 Specific Performance; Damages. The parties understand and agree that the Property is unique and for that reason, among others, Lender will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly, in the event of any breach or default in or of this Agreement or any of the warranties, terms or provisions hereof by Borrower, Lender shall have the right to demand and have specific performance of this Agreement in addition to all other remedies which Lender may have at law or in equity.

          X.11 Relationship. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, financing arrangement or other agreement between Lender and Borrower. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

          X.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          X.13 Outside Closing Date. Lender and Borrower hereby agree that in the event that the Closing has not occurred on or prior to October 15, 1997 ("Outside Closing Date"), all rights and obligations of Lender and Borrower hereunder, except as set forth in Sections 5.2(b) and 10.4 hereof, shall terminate, unless the parties mutually agree otherwise.

          X.14 Time of the Essence. Time is of the essence in this Agreement and with respect to all of its terms.

          X.15 Brokers and Finders. In the event of a claim for a broker's fee, finder's fee, commission or other similar compensation in connection herewith,
(i) Lender, if such claim is based upon any agreement alleged to have been made by Lender, hereby agrees to reimburse Borrower for any liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which Borrower may sustain or incur by reason of such claim and
(ii) Borrower, if such claim is based upon any agreement alleged to have been made by Borrower, hereby agrees to indemnify, defend, protect and hold Lender harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which Lender may sustain or incur by reason of such claim. The provisions of this Section 10.15 shall survive the Closing or earlier termination of this Agreement.


     [SIGNATURES ON NEXT PAGE]
          IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first above written.

          Borrower:           GUIDE MERIDIAN RETAIL, INC.,
                              a California corporation



                              By: /DAVID A. LADDUSAW/
                              Name: David A. Laddusaw
                              Title: Secretary



                              By:
                              Name:
                              Title:


          Lender:             THE PRICE REIT, INC.,
                              a Maryland corporation



                              By: /JERALD FRIEDMAN/
                              Name: Jerald Friedman
                              Title: Senior Executive Vice President



                              By:
                              Name:
                              Title:


CONSENT OF ESCROW COMPANY

          The undersigned Escrow Company agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under the Agreement, and (iii) be bound by the Agreement in the performance of its duties as Escrow Holder; however, the undersigned will have no obligations, liability or responsibility under (a) this consent or otherwise, unless and until the Agreement, fully signed by the parties, has been delivered to the undersigned, or (b) any amendment to the Agreement unless and until the amendment is accepted by the undersigned in writing. Escrow received 1099 solicitation. Title received recordable documents directly. All other documents handled outside escrow.


Dated:  October 16, 1997      CHICAGO TITLE COMPANY



                              By:  /MICHELLE R. HULL/
                                   Assistant
                                   Escrow Officer

INDEX TO SCHEDULES


Schedule A     The Land

Schedule B     Form of Deed

Schedule C     Form of Assignment and Assumption of
               Leases and Rents

Schedule D     Form of Bill of Sale

Schedule E     Form of Assignment and Assumption of Contracts, Intangible
Property, Warranties and Guarantees

Schedule F     Form of Non-Foreign Certificate

Schedule G     Rent Roll

Schedule H     Form of Tenant Estoppel

Schedule I     Release

Schedule J     Covenant Not To Sue
SCHEDULE A

THE LAND


THE LAND REFERRED TO IS SITUATED IN THE STATE OF WASHINGTON, COUNTY OF WHATCOM AND IS DESCRIBED AS FOLLOWS:

PARCELS 2, 3, 4, 5 AND 8 OF "SPECIFIC BINDING SITE PLAN NO. 9, CORDATA, A MIXED-USE BUSINESS PARK," AS RECORDED UNDER AUDITOR'S FILE NO. 891107312, RECORDS OF WHATCOM COUNTY, WASHINGTON, BEING A PORTION OF SECTION 12, TOWNSHIP 38 NORTH, RANGE 2 EAST OF W.M., A PORTION OF THE AMENDED CORDATA GENERAL BINDING SITE PLAN TRACT.

TOGETHER WITH INGRESS AND EGRESS ACCESS EASEMENTS AS DELINEATED ON THE FACE OF SAID SPECIFIC BINDING SITE PLAN NO. 9,"

AND TOGETHER WITH A WATER DETENTION SYSTEM EASEMENT AS DESCRIBED IN DECLARATION RECORDED UNDER AUDITOR'S FILE NO. 891221141,

AND TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS AND PARKING AS CREATED OR DISCLOSED UNDER AUDITOR'S FILE NO. 910430161,

AND TOGETHER WITH A MITIGATION EASEMENT AS CREATED UNDER AUDITOR'S FILE NO. 910716213.

SITUATE IN COUNTY OF WHATCOM, STATE OF WASHINGTON
SCHEDULE B

FORM OF DEED


WHEN RECORDED, RETURN TO:




_________________________________________________________________
     (Space above this line reserved for Recorder's use)


     STATUTORY WARRANTY DEED
     (IN LIEU OF FORECLOSURE)


     GUIDE MERIDIAN RETAIL, INC., a California corporation (herein called "Grantor"), in lieu of foreclosure, conveys and warrants to THE PRICE REIT, INC., a Maryland corporation (herein called the "Grantee"), all that certain land and premises situated in Whatcom County, Washington, and more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes (the "Land"), together with all and singular the following:

     1. All buildings and other improvements located thereon (the "Improvements"), and all rights and appurtenances thereto in anywise belonging, including, but not limited to, all of the right, title, and interest of Grantor in and to any land lying in or under the bed of any highway, avenue, street, in, on, across, abutting or adjacent to the above-described property;

     2. All rights, titles, and interest of Grantor in and to any awards made, or to be made in lieu thereof, for damage by reason of change in grade of any highway, avenue, street, road, alley or other right-of-way.

     3. All buildings and other improvements owned by Grantor and related to the Land or Improvements, attached thereto or located thereon;

subject only to the exceptions shown on that certain ALTA Owner's Policy of Title Insurance, Policy No. ________, issued by Chicago Title Company, all of which are collectively referred to herein as the "Property."

     This Deed is an absolute conveyance of title, in effect and form. This Deed is not intended as a mortgage, trust conveyance or security instrument of any kind.

     EXECUTED as of the _____ day of October, 1997.

               "GRANTOR"

               GUIDE MERIDIAN RETAIL, INC.,
               a California corporation



               By:       _________________________
               Name:     _________________________
               Title:    _________________________
     EXHIBIT A

     THE LAND


THE LAND REFERRED TO IS SITUATED IN THE STATE OF WASHINGTON, COUNTY OF WHATCOM AND IS DESCRIBED AS FOLLOWS:

PARCELS 2, 3, 4, 5 AND 8 OF "SPECIFIC BINDING SITE PLAN NO. 9, CORDATA, A MIXED-USE BUSINESS PARK," AS RECORDED UNDER AUDITOR'S FILE NO. 891107312, RECORDS OF WHATCOM COUNTY, WASHINGTON, BEING A PORTION OF SECTION 12, TOWNSHIP 38 NORTH, RANGE 2 EAST OF W.M., A PORTION OF THE AMENDED CORDATA GENERAL BINDING SITE PLAN TRACT.

TOGETHER WITH INGRESS AND EGRESS ACCESS EASEMENTS AS DELINEATED ON THE FACE OF SAID SPECIFIC BINDING SITE PLAN NO. 9,"

AND TOGETHER WITH A WATER DETENTION SYSTEM EASEMENT AS DESCRIBED IN DECLARATION RECORDED UNDER AUDITOR'S FILE NO. 891221141,

AND TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS AND PARKING AS CREATED OR DISCLOSED UNDER AUDITOR'S FILE NO. 910430161,

AND TOGETHER WITH A MITIGATION EASEMENT AS CREATED UNDER AUDITOR'S FILE NO. 910716213.

SITUATE IN COUNTY OF WHATCOM, STATE OF WASHINGTON
STATE OF CALIFORNIA           )
                                   ) ss.
COUNTY OF ______________ )


          On ________________, 1997, before me, the undersigned, a Notary Public in and for said County and State, personally appeared _____________________________________________________, personally known to me
(or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the within instrument.

          WITNESS my hand and official seal.



                         _________________________________
                         Notary Public

SCHEDULE C

FORM OF ASSIGNMENT AND ASSUMPTION OF
LEASES AND RENTS



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Attention:  William R. Lindsay




     ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS


     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GUIDE MERIDIAN RETAIL, INC., a California corporation ("Assignor"), hereby assigns, sets over, transfers and delegates to THE PRICE REIT, INC., a Maryland corporation ("Assignee"), free and clear of any and all adverse claims, all of the landlord's right, title, interest, claim and estate in and to all leases, occupancy agreements and similar agreements, together with all modifications, extensions and renewals thereof, all security therefor, and all guaranties of any of the foregoing (collectively, the "Leases") which demise all or any part of, or interest in, the real property more particularly described on Exhibit A attached hereto and incorporated herein (the "Land"), together with all income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to the Land, whether heretofore accrued or hereafter arising.

     Assignee hereby assumes all of Assignor's obligations under or with respect to the Leases described on Exhibit B attached hereto, which obligations arise out of and relate to the period commencing on the date hereof.

     If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

     This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement effective as of the _____ day of October, 1997.

                              ASSIGNOR:


                              GUIDE MERIDIAN RETAIL, INC.,
                              a California corporation



                              By:
                              Name:
                              Title:



                              ASSIGNEE:

                              THE PRICE REIT, INC.,
                              a Maryland corporation



                              By:
                              Name:
                              Title:


     EXHIBIT "A" TO ASSIGNMENT AND ASSUMPTION
     OF LEASES AND RENTS


     LEGAL DESCRIPTION OF PROPERTY
     EXHIBIT "B" TO ASSIGNMENT AND ASSUMPTION
     OF LEASES AND RENTS


     ASSUMED LEASES

SCHEDULE D

FORM OF BILL OF SALE


     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GUIDE MERIDIAN RETAIL, INC., a California corporation ("Seller"), hereby transfers, conveys and assigns to THE PRICE REIT, INC., a Maryland corporation ("Purchaser"), and its successors and assigns forever, free and clear of any and all adverse claim, any and all tangible personal property owned by Seller and located on or about and used in connection with the real property more particularly described on Exhibit A attached hereto and made a part hereof (the "Property") or any improvements thereon, including but not limited to fixtures, furnishings, furniture, tools machinery and/or equipment, operational instructions and/or specifications, surveys, drawings, business records and the personal property listed on any schedule attached hereto, but specifically excluding therefrom any such personal property owned by any tenant of the Property.

     If any litigation between Seller and Purchaser arises out of the obligations of the parties under this Bill of Sale or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Bill of Sale shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Bill of Sale and to survive and not be merged into any such judgment.

     IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of the _____ day of October, 1997.


                              GUIDE MERIDIAN RETAIL, INC.,
                              a California corporation



                              By:
                              Name:
                              Title:

     EXHIBIT "A" TO BILL OF SALE


     DESCRIPTION OF PROPERTY


SCHEDULE E

FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND GUARANTEES


     THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND GUARANTIES (this "Assignment") is made as of the ___ day of October, 1997, by GUIDE MERIDIAN RETAIL, INC., a California corporation ("Assignor"), in favor of THE PRICE REIT, INC., a Maryland corporation ("Assignee").

     RECITALS:

     Pursuant to that certain Deed-in-Lieu Agreement of even date herewith by and between Assignor and Assignee (the "Agreement"), Assignee has this day acquired from Assignor certain interests in land, buildings and improvements more particularly described on Exhibit A attached hereto and made a part hereof (the "Property"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

     In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Assignor hereby assigns, transfers and delegates to Assignee all of Assignor's right, title and interest in and to the following (collectively, the "Assigned Property"), free and clear of any and all adverse claims (i) any and all intangible personal property owned by Seller which is appurtenant to or used by Seller in connection with the Real Property or the Improvements or Personal Property with respect thereto; (ii) any and all Contracts with respect to the Real Property; (iii) any and all other property, rights in or to property, general intangibles and contractual rights which Seller may have which are necessary in connection with, or otherwise affect or relate directly to, the acquisition, development, improvement, holding, use, operation, maintenance, leasing or sale of the Real Property or the Improvements or Personal Property with respect thereto, including, but not limited to, any and all plans, specifications, subdivision maps and filings with respect thereto, applications, entitlements, Licenses and Entitlements, subdivision or other bonds, engineering or soil reports, surveys, maps, inspection reports, management reports, marketing reports, marketing displays and brochures, all contract rights, warranties from contractors, architects, engineers and material and labor suppliers whether written or implied, all books and records, all claims, chases in action, judgments, remedies, damages and causes of action, all leases, easements, licenses and rights of way, occupancy or use agreements and all other documents affecting or relating to the Real Property or the Improvements or Personal Property with respect thereto; and (iv) any and all other general intangibles, warranties, guarantees, permits, maps, surveys, entitlements and other intangible rights of any type or nature relating to any or all of the Real Property, or the Improvements or Personal Property with respect thereto.

     If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date set forth below.

     Executed as of the date first above written.


                              ASSIGNOR:


                              GUIDE MERIDIAN RETAIL, INC.,
                              a California corporation



                              By:
                              Name:
                              Title:



                              ASSIGNEE:

                              THE PRICE REIT, INC.,
                              a Maryland corporation



                              By:
                              Name:
                              Title:



     EXHIBIT "A" TO ASSIGNMENT OF CONTRACTS, INTANGIBLE
     PROPERTY, WARRANTIES AND GUARANTEES


     LEGAL DESCRIPTION OF PROPERTY
SCHEDULE F

FORM OF NON-FOREIGN CERTIFICATE


CERTIFICATION OF NON-FOREIGN STATUS

(FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT)


Internal Revenue Code Section 1445 provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform THE PRICE REIT, INC. ("Transferee") that withholding of tax is not required upon the disposition of a United States real property interest by the undersigned ("Transferor"), Transferor hereby certifies and declares as follows:

1.   Transferor's U.S. tax identification/social security number is:
________________;

2.   Transferor's principal office address is ___________________
______________________________________________________; and

3. Transferor is not a foreign person (foreign corporation, foreign partnership, foreign trust, foreign estate or non-resident alien), as defined in the Internal Revenue Code and Income Tax Regulations.

Transferor acknowledges that this certification may be disclosed by Transferee to the Internal Revenue Service and that any false statement contained in this certification may be punished by fine or imprisonment or both.

Transferor understands that Transferee is relying on this certification to determine whether withholding is required by Transferee pursuant to Internal Revenue Code Section 1445.

Under penalties of perjury, the undersigned signatory declares that: I have examined this certification, to the best of my knowledge and belief it is true and complete, and I am duly authorized to execute this certification on behalf of Transferor.

Dated: October __, 1997


                              GUIDE MERIDIAN RETAIL, INC.,
                              a California corporation



                              By:
                              Name:
                              Title:
                                   SCHEDULE G

                                   RENT ROLL

                   [attached]
SCHEDULE H

FORM OF TENANT ESTOPPEL


TENANT ESTOPPEL CERTIFICATE


     THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of _____________, 1997, is executed by _______________________ ("Tenant") in favor of THE PRICE REIT, INC. ("Buyer").

     RECITALS

     A. Buyer has entered into an agreement pursuant to which Buyer will obtain an interest in, among other things, the improved real property located in Bellingham, Washington commonly known as The Cordata Centre (the "Property").

     B. Tenant and the owner of the Property ("Landlord") have entered into that certain Lease Agreement, dated as of ______________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

     C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

     D.   Landlord has requested that tenant execute this Certificate.

     NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer as follows:

     AGREEMENT

          Section 1.     Lease.

     Attached hereto as Exhibit "A" is a true, correct, and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:



(If none, please state "None.")

          Section 2.     Leased Premises.

     Pursuant to the Lease, Tenant leases those certain Premises (the "Leased Premises") consisting of approximately _____________________ (_______) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [_____________ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

          Section 3.     Full Force of Lease.

     The Lease is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

          Section 4.     Complete Agreement.

     The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property.

          Section 5.     Acceptance of Leased Premises.

     Tenant has accepted and is currently occupying the Leased Premises.

          Section 6.     Lease Term.

     The term of the Lease commenced on _______________ and ends on _______________, subject to the following options to extend:



(If none, please state "None.")

          Section 7.     Purchase Rights.

     Tenant has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Leased Premises or all or any portion of the Property, except as follows:



(If none, please state "None.")

          Section 8.     Rights of Tenant.

     Except as expressly stated in this Certificate, Tenant:

     (a)  has no right to renew or extend the term of the Lease;

     (b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property,

     (c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

          Section 9.     Rent.

     (a) The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

     (b) Tenant is currently paying base rent under the Lease in the amount of ______________________ Dollars ($______________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:



(If none, please state "None,")

     (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and over-head expenses is _______ percent (___%) and is currently being paid at the rate of
______________________________ Dollars ($__________) per month, payable to
______________________.

     (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, except as follows:

(If none, please state "None.")

          Section 10.    Security Deposit.

     The amount of Tenant's security deposit held by Landlord under the Lease is ______________________________ Dollars ($__________).

          Section 11.    Prepaid Rent.

     The amount of prepaid rent, separate from the security deposit, is ______________________________ Dollars ($__________), covering the period from
_________________ to __________________.

          Section 12.    Insurance.

     All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

          Section 13.    Pending Actions.

     There are no actions, whether voluntary or otherwise, pending against the Tenant (or any guarantor of the Tenant's obligations under the Lease) pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

          Section 14.    Landlord's Obligations.

     As of the date of this Certificate, Landlord has performed all obligations required of Landlord pursuant to the Lease and no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord. As of the date of this Certificate, no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against the Landlord, except as follows:



(If none, please state "None.")

          Section 15.    Assignments by Landlord.

     Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord.

          Section 16.    Assignments by Tenant.

     Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises except as permitted under the Lease. The address for notices to be sent to Tenant is as set forth in the Lease.

          Section 17.    Environmental Matters.

     The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or restaurant (if so permitted by the Lease) or otherwise used in accordance with all applicable laws.

          Section 18.    Notification by Tenant.

     From the date of this Certificate and continuing through Buyer's acquisition of title to the Property, Tenant agrees to immediately notify Buyer, in writing, at the following address, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

                         The PRICE REIT, Inc.
                         145 South Fairfax Avenue
                         Fourth Floor
                         Los Angeles, CA 90036
                         Attn: Joseph Kornwasser
                         Fax No.: (213) 937-8175

     Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to obtain an interest in the Property. In the event that Buyer acquires an interest in the Property, nothing in this Section 18 shall limit Tenant's obligations under the Lease.

     Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                              TENANT





                              By:
                                   Name:
                                   Title:

     SCHEDULE I

     RELEASE


     RELEASE OF LENDER


     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned, GUIDE MERIDIAN RETAIL, INC., a California corporation ("Obligor") for itself and its respective successors and assigns, hereby agrees as follows:

     1. Obligors does hereby fully, forever and irrevocably release, discharge and acquit THE PRICE REIT, INC. ("Lender"), and its respective past and present affiliates, and the respective past and present officers, directors, shareholders, agents, and employees of each and all of the foregoing entities, and its and their respective successors, heirs, and assigns, and any other person or entity now, previously, or hereafter affiliated with any or all of the foregoing entities (Lender, together with each and all said affiliates, officers, directors, shareholders, agents and employees shall be collectively referred to hereinbelow as the "Released Parties" and each such reference shall refer jointly and severally to each and all of Lender and such other persons and entities), of and from any and all rights, claims, demands, obligations liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore or now existing, or that could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length (collectively a "Claim" or the "Claims") that arise from or out of, are connected with, or relate to (a) that certain loan in the maximum principal amount of $5,400,000 (the "Loan") made by GAP EQUITIES, INC. to Obligor as evidenced by that certain Promissory Note dated as of August 28, 1997, (b) that certain Loan #6664ZR in the original principal amount of $16,500,000 (the "Wells Fargo Loan", and together with the Loan, the "Loans") made by WELLS FARGO BANK (together with Gap Equities, Inc., the "Prior Lenders") to Obligor, (c) the administration of the Loans, or (d) the Property (as defined in that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing recorded April 12, 1995, which secures the Wells Fargo Loan) or any other collateral for the Loans, as well as any action or inaction of the Released Parties or any of them with respect to the Loans or the administration thereof.

     2. Obligor irrevocably covenants and agrees that it shall forever refrain from initiating, filing, instituting, maintaining, or proceeding upon, or encouraging, advising or voluntarily assisting any other person or entity to initiate, institute, maintain or proceed upon any Claim of any nature whatsoever released in Paragraph 1 above.

     3. Obligor represents and warrants that it is the owner of and has not assigned, sold, transferred, or otherwise disposed of any of the Claims released in Paragraph 1 above.

     4. Obligor represents and warrants that it has the authority and capacity to execute this Release.

     5. It is understood and agreed that the acceptance of delivery of this Release by the Released Parties shall not be deemed or construed as an admission of liability by any Released Parties, and each such party hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the within Release.

     6. Obligor hereby agrees, represents, and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Release, that it has read this Release or has had the same read to it by its counsel, that it has had this Release fully explained by such counsel, and that it is fully aware of its content and legal effect. This Release may be pleaded as a full and complete defense to or be used as the basis for an injunction against any action, suit, or other proceeding that may be instituted, prosecuted, or attempted in breach of this Release. The Obligor expressly agrees that the customary rule of contract interpretation to the effect that ambiguities are to be construed or resolved against the drafting party shall not be employed in the interpretation or construction of this Release.

     8. In the event an action is brought arising out of an alleged breach of this Release, the prevailing party in said action will be entitled to recover from the breaching party, in addition to any other relief provided by the law, such costs and expenses as may be incurred by the prevailing party, including court costs and attorneys' fees and disbursements and other costs and expenses, whether taxable or not.

     9. This Release will be binding upon and for the benefit of the parties hereto and their respective successors, heirs, devisees, executors, affiliates, representatives, assigns, officers, agents, and employees wherever the context requires or admits.

     10. This Release is governed by and shall be construed under the laws of the State of Washington.

     Executed and dated as of October ___, 1997.

                              "Obligor"

                              GUIDE MERIDIAN RETAIL, INC.,
                              a California corporation



                              By:
                              Name:
                              Title:
     SCHEDULE J

     COVENANT NOT TO SUE


FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, THE PRICE REIT, INC., a Maryland corporation ("Lender"), for itself and its successors and assigns, hereby agrees as follows:

1. So long as no Triggering Event (as hereinafter defined) has occurred, Lender shall forever refrain from initiating, filing, instituting, maintaining or proceeding upon, or encouraging, advising or voluntarily assisting any other person or entity to initiate, institute, maintain or proceed on any claim against GUIDE MERIDIAN RETAIL, INC., a California corporation ("Borrower"), or any of its affiliates, guarantors, parent corporations, officers, employees, successors or assigns for any claim, demand, liability, indebtedness, breach of contract, breach of duty or any relationship, act, omission, misfeasance, malfeasance, cause of action, debt, sum of money, account, compensation, contract, controversy, promise, damage, cost, loss or expense (each, a "Claim") which arise under or are evidenced by any of the foregoing:

          (a) that certain Promissory Note dated August 28, 1997, executed by Borrower in favor of Lender (the "Promissory Note") and that certain Deed of Trust dated August 28, 1997, executed by Borrower in favor of Lender, as Beneficiary, recorded August 29, 1997 as Instrument No. 1970803984 in the Official Records of Whatcom County, Washington (the "Deed of Trust");

          (b) that certain note executed by Borrower in favor of Wells Fargo Bank and assigned to Lender in the original principal amount of $16,500,000 (together with the Promissory Note, the "Promissory Notes") and that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by Borrower in favor of Wells Fargo Bank and assigned to Lender, as beneficiary, recorded April 12, 1995 as Instrument No. 9504412029 in the Official Records of Whatcom County, Washington (together with the Deed of Trust, the "Deeds of Trust"); and

          (c) any other loan documents pertaining to either of the Promissory Notes or the Deeds of Trust.

2. As used herein the terms "Triggering Event" shall mean and include any or all of the following:

          (a)(i) the filing by Borrower of a voluntary petition for relief under any present or future, federal, state or other statute or law governing bankruptcy, insolvency or the rehabilitation or liquidation of insurers (collectively, the "Bankruptcy Code") or the adjudication of Borrower as a debtor, bankrupt or insolvent, or (ii) the filing by Borrower of any petition or answer seeking or consenting to or acquiescing in any order for relief, reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, or (iii) the filing by Borrower of an answer admitting or failing to deny the material allegations of a petition against Borrower for any such relief, or (iv) the failure by Borrower, within forty-five (45) days after the commencing of any voluntary proceeding, whether commenced by the filing of a petition or otherwise, seeking any order for relief, reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, to have such proceeding dismissed, or (v) the failure by Borrower, within thirty (30) days after the appointment (without the consent or acquiescence of Borrower) of any trustee, conservator, receiver or liquidator of Borrower, to have such an appointment vacated or otherwise discharged;

          (b) Borrower shall interfere with, oppose, hinder or otherwise obstruct the completion of any trustee's sale under the power of sale contained in the Deeds of Trust, including, without limitation, the filing of any complaint, cross-complaint, answer or other pleading of any type or nature by which Borrower or any successor-in-interest thereto seeks to enjoin, restrain or otherwise interfere with the completion of such trustee's sale; or

          (c) The reacquisition, whether voluntary or involuntarily, for or without consideration, by operation of law or otherwise, by Borrower (or a bankruptcy trustee or other successor) of any interest, whether direct or indirect, in the property encumbered by the Deeds of Trust.

3. The covenant not to sue set forth in paragraph 1 above shall not constitute a waiver of any Claim nor shall it apply to any claim, demand, liability, indebtedness, breach of contract, breach of duty or any relationship, act, omission, misfeasance, malfeasance, cause of action, debt, sum of money, account, compensation, contract, controversy, promise, damage, cost, loss or expense not expressly identified in paragraph 1. The Covenant Not To Sue set forth in paragraph 1 above shall be for the sole and exclusive benefit of the Borrower and its affiliates, guarantors, parent corporations, officers, employees, successors and assigns, and no other person or entity shall have any rights therein.

4. Lender acknowledges and agrees that in the event a Triggering Event occurs and Lender thereafter institutes an action or proceeding against Borrower, Lender's recourse under the Promissory Notes shall be strictly limited to the property encumbered by the Deeds of Trust. In no event shall Borrower or any guarantor be personally liable for the Promissory Notes, and in no event shall Lender be permitted to pursue or recover a deficiency judgment against Borrower.

5. Lender represents and warrants that it has the authority and capacity to execute this Covenant Not To Sue.

6. In the event an action is brought arising out of an alleged breach of this Covenant Not To Sue, the prevailing party in said action will be entitled to recover from the breaching party, in addition to any other relief provided by the law, such costs and expenses as may be incurred by the prevailing party, including court costs and attorneys' fees and disbursements and other costs and expenses.

7. This Covenant Not To Sue will be binding upon and for the benefit of the parties hereto and their respective successors, heirs, devisees, executors, affiliates, representatives, assigns, officers, agents, and employees wherever the context requires or admits.

8. This Covenant Not To Sue is governed by and shall be construed under the laws of the State of Washington.

Executed and dated as of ___________________, 19___.

                         THE PRICE REIT, INC.,
                         a Maryland corporation



                         By:       __________________________
                         Name:     __________________________
                         Title:    __________________________






                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS

                                 By and Between


                  K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC.,
                            a New Jersey corporation,
                                    as Seller
                              THE PRICE REIT, INC.
                             a Maryland corporation,
                                    as Buyer
                                       and
                              EASTERN TITLE AGENCY,
                                as Escrow Holder
                               September 23, 1997
Article I PROPERTY                                                    1
1.1 Land                                                              1
1.2 Appurtenances                                                     1
1.3 Improvements                                                      1
1.4 Leases and Rents                                                  1
1.5 Personal Property                                                 2
1.6 Intangible Property                                               2
ARTICLE II PURCHASE PRICE; MEMORANDUM OF AGREEMENT                    2
2.1 Purchase Price                                                    2
2.2 Payment of Purchase Price                                         2
2.3 Earnest Money Deposit                                             2
2.4 Investment of Deposit                                             2
2.5 Deposit as Liquidated Damages                                     2
ARTICLE III TITLE TO PROPERTY                                         3
3.1 Title                                                             3
3.2 Other Conveyance Documents                                        3
ARTICLE IV CONDITIONS TO CLOSING                                      3
A. Buyer's Conditions to Closing                                      3
4.1 Non-Foreign Status of Seller                                      4
4.2 Review and Approval of Title and Survey                           4
4.3 Review and Approval of Other Matters                              4
4.4 First Mortgage Loan Documents                                     4
4.5 Service and Other Contracts                                       5
4.6 Physical Characteristics of the Property                          5
4.7 Governmental Permits, Approvals and Regulations                   6
4.8 Representations and Warranties                                    6
4.9 Impairment of Property                                            6
4.10 Approval                                                         6
4.11 Objections to Title or Survey                                    6
4.12 Objections to Property or Other Matters                          7
4.13 Tenant Matters                                                   7
4.14 Delivery of Documents                                            7
B. Seller's Conditions to Closing                                     8
4.15 Delivery of Documents and Purchase Price                         8
4.16 Assumption of Existing Loan                                      8
ARTICLE V CLOSING, RECORDING AND TERMINATION                          8
5.1 Deposit with Escrow Holder and Escrow Instructions                8
5.2 Closing                                                           8
5.3 Delivery by Seller                                                8
5.4 Delivery By Buyer                                                 9
5.5 Other Instruments                                                 9
5.6 Prorations                                                        10
5.7 Costs and Expenses                                                11
5.8 Closing and Recordation                                           11
5.9 Termination of Agreement                                          11
ARTICLE VI     REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER    12
6.1 Authority                                                         12
6.2 Title                                                             12
6.3 The Leases                                                        12
6.4 No Litigation or Adverse Events                                   12
6.5 Compliance With Laws                                              13
6.6 No Defaults in Other Agreements                                   13
6.7 Eminent Domain                                                    13
6.8 Licenses, Permits, CO's, Zoning, etc.                             13
6.9 Taxes and Assessments                                             13
6.10 Environment                                                      13
6.11 Physical Condition                                               14
6.12 Employees                                                        15
6.13 Mechanic's Liens                                                 15
6.14 Operating Statements                                             15
6.15 Disclosure                                                       15
6.16 No Leases of Property or Assets                                  15
ARTICLE VII REPRESENTATIONS AND WARRANTIES OF BUYER                   15
7.1 Representations and Warranties of Buyer                           15
ARTICLE VIII POSSESSION, DESTRUCTION AND CONDEMNATION                 15
8.1 Possession                                                        15
8.2 Loss, Destruction and Condemnation                                16
ARTICLE IX MAINTENANCE AND OPERATION OF THE PROPERTY                  17
9.1 Maintenance                                                       17
9.2 Leases and Other Agreements                                       17
9.3 Encumbrances                                                      18
9.4 Consents and Notices                                              18
9.5 Audit Cooperation                                                 18
ARTICLE X MISCELLANEOUS                                               18
10.1  Notices                                                         18
10.2 Brokers and Finders                                              19
10.3 Successors and Assigns                                           19
10.4 Amendments                                                       20
10.5  Continuation and Survival of Indemnities, Representations, Warranties and
Post-Closing Obligations                                              20
10.6 Interpretation                                                   20
10.7 Governing Law                                                    20
10.8 Merger of Prior Agreements                                       20
10.9 Attorneys' Fees                                                  20
10.10 Notice of Termination                                           20
10.11 Specific Performance; Damages                                   21
10.12 Relationship                                                    21
10.13 Counterparts                                                    21
10.14 Recordation                                                     21
10.15 Time of the Essence                                             21
                                   DEFINITIONS

The following is a list of defined terms used herein and the sections in which such terms are defined.

Term                                         Section
Agreement Introduction
Approved Contracts                           4.5
Appurtenances                                1.2
Assignment of Intangible Property,
      Warranties and Guarantees              1.6
Assignment of Leases and Rents               1.4
Bill of Sale                                 1.5
Buyer                                        Introduction
Buyer Approval                               4.9
Closing                                      5.2
Closing Date                                 5.2
Code                                         4.1
Contracts                                    4.5
Deed                                         1.1
Earnest Money Deposit                        2.3
Escrow Holder                                Introduction
Existing Loan                                4.3(k)
Improvements                                 1.3
Intangible Property                          1.6
Land                                         1.1
Leases                                       1.4
Major Lease                                  4.9
Non-Foreign Certificate                      4.1
Personal Property                            1.5
Permitted Exceptions                         4.11
Phase I Report                               4.6
Property                                     1.6
Purchase Price                               2.1
Real Property                                1.6
Rent Roll                                    Schedule G
Rents                                        1.4
Review Period                                4.12
Seller                                       Introduction
Survey                                       4.2(c)
Title Company                                3.1
Title Policy                                 3.1
Title Report                                 4.2(a)
Update Certificate                           5.3(k)

                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS


THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of September 23, 1997, by and between K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC., a New Jersey corporation ("Seller"), THE PRICE REIT, INC., a Maryland corporation ("Buyer"), and EASTERN TITLE AGENCY ("Escrow Holder"), with reference to the following facts:
A.   Seller is the owner of the Property, as hereinafter defined.
B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property, all on the terms and conditions set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer, and where appropriate Escrow Holder, agree as follows:
ARTICLE I
PROPERTY
Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:
1.1 Land. That certain real property (the "Land") described in Schedule A hereto, all of which shall be conveyed to Buyer pursuant to a bargain and sale deed with covenant as to grantor's acts in the form of Schedule B hereto (the "Deed");
1.2 Appurtenances. All rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land, together with all rights of Seller in and to streets, sidewalks, alleys, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of Seller in any land lying in the bed of any existing or proposed street adjacent to the Land (all of which are collectively referred to as the "Appurtenances");
1.3 Improvements. All improvements and fixtures owned by Seller located or to be located on the Land, including, without limitation, all buildings and structures presently located on the Land or to be located thereon on the Closing Date, all apparatus, equipment and appliances owned by Seller presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto (excluding any of the foregoing which are owned by tenants) (all of which are collectively referred to as the "Improvements");
1.4 Leases and Rents. All leases, occupancy agreements and other similar agreements to which Seller is a party or by which it is bound, together with all modifications, extensions and renewals thereof, any security deposits of tenants or occupants pursuant to such leases or occupancy agreements (to the extent that they have not been applied by Seller under such leases or occupancy agreements; provided, however, that Seller shall not apply any such security deposits after the date of the execution of this Agreement), and any guarantees of any of the foregoing with respect to or demising any part of the Land, Appurtenances or Improvements (the "Leases"), all income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to all or any portion of the Land, Appurtenances or Improvements (the "Rents"), all of which Leases and Rents shall be transferred and assigned to Buyer pursuant to an instrument in the form of Schedule C hereto (the "Assignment and Assumption of Leases and Rents");
1.5 Personal Property. All tangible personal property owned by Seller located or to be located on, or situated or to be situated in and used in connection with, the Land and/or the Improvements ("Personal Property"), and all of which Personal Property shall be transferred and assigned to Buyer pursuant to an instrument in the form of Schedule D hereto (the "Bill of Sale");
1.6 Intangible Property. All of the interest of Seller in (i) any intangible personal property which relates to and is reasonably required for the operation and functioning of the Land, Improvements or Personal Property generally, and
(ii) any and all warranties, guarantees, permits, contracts and other rights owned by Seller relating to the ownership, operation or functioning of all or any part of the Property, as defined below (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements) (all of which are collectively referred to as the "Intangible Property"), and all of which shall be assigned to Buyer (to the extent assignable and which assignment shall be without recourse to Seller) pursuant to one or more (as determined by Buyer) assignments in the form of Schedule E hereto (the "Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees"); and
All of the items described in Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6 above are hereinafter collectively referred to as the "Property." The items described in Sections 1.1, 1.2, and 1.3 above are hereinafter referred to collectively as the "Real Property."
ARTICLE II
PURCHASE PRICE; MEMORANDUM OF AGREEMENT
2.1 Purchase Price. The purchase price for the Property shall be Fifteen Million One Hundred Thousand Dollars ($15,100,000.00) (the "Purchase Price"). The Purchase Price shall be allocated among Land, Improvements and Personal Property as Buyer shall reasonably determine.
2.2 Payment of Purchase Price. The Purchase Price shall be paid by Buyer into the escrow for this Agreement to be maintained by Escrow Holder ("Escrow") at the Closing by wire transfer of immediately available funds in accordance with wiring instructions to be provided by Escrow Holder; provided, however, that Buyer shall adjust the funds to be wired pursuant to this Section 2.2 for the following: (i) the amount of credits due to Buyer, or debits due from Buyer (as the case may be) for prorations hereunder, (ii) the amount of the Earnest Money Deposit (hereinafter defined) plus earnings thereon, and (iii) the principal balance of, and all accrued and unpaid interest on, the Existing Loan (as defined below) as of the Closing.
2.3 Earnest Money Deposit. Concurrently to the delivery of one (1) fully executed copy of this Agreement with Escrow Holder, Buyer shall deposit with Escrow Holder the sum of One Hundred Thousand Dollars ($100,000.00) (the "Earnest Money Deposit") in the form of a check or wire transfer. The Earnest Money Deposit shall become nonrefundable after the end of the Review Period, unless this Agreement terminates other than due to a default of Buyer hereunder.
2.4 Investment of Deposit. Escrow Holder shall place the Earnest Money Deposit in an interest-bearing account with a bank or savings association located in New Jersey, the deposits of which are federally insured, as Buyer may select. All interest on the Earnest Money Deposit shall accrue for the benefit of Buyer until the Closing. Notwithstanding the foregoing, however, in the event of any default by Buyer hereunder, all interest earned on such account shall accrue to the benefit of Seller. Seller shall not be responsible for, nor bear the risk of loss of, the Earnest Money Deposit, and shall not be responsible for the rate of return thereon.
2.5 Deposit As Liquidated Damages. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED SOLELY BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, ESCROW HOLDER SHALL PROMPTLY PAY OVER TO SELLER THE EARNEST MONEY DEPOSIT, IF ANY, TOGETHER WITH THE INTEREST EARNED THEREON, THEN BEING HELD BY ESCROW HOLDER, AND SELLER SHALL BE ENTITLED TO RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE EARNEST MONEY DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES. THEREFORE, IF, AFTER SATISFACTION OR WAIVER OF ALL CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS UNDER THIS AGREEMENT, BUYER BREACHES THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED HEREIN, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY DEPOSIT TOGETHER WITH THE INTEREST EARNED THEREON. ON RECEIPT AND RETENTION BY SELLER OF THE EARNEST MONEY DEPOSIT TOGETHER WITH THE INTEREST EARNED THEREON, THIS AGREEMENT SHALL TERMINATE AND BUYER SHALL HAVE NO FURTHER OBLIGATIONS OR LIABILITY HEREUNDER, OTHER THAN PURSUANT TO THE INDEMNITY FROM BUYER TO SELLER CONTAINED IN SECTION 4.6 HEREOF. THE PARTIES FURTHER ACKNOWLEDGE THAT THE EARNEST MONEY DEPOSIT TOGETHER WITH THE INTEREST EARNED THEREON HAS BEEN AGREED UPON AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A DEFAULT ON THE PART OF BUYER.

                               Seller:
                               K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC.
Dated:                         By: /J. ROBERT CLEMENTS/
                               Its: President

                               Buyer:

                               THE PRICE REIT, INC.
                               By:_/JERALD FRIEDMAN/__
Dated:_______________________  Its:_Senior Executive Vice President___

ARTICLE III
TITLE TO PROPERTY
3.1 Title. At the Closing, Seller shall convey to Buyer marketable and insurable (at regular rates) fee simple title to the Property pursuant to the Deed and subject to Permitted Exceptions. In furtherance thereof, Seller shall cause Eastern Title Agency (the "Title Company") to issue an ALTA Owner's Policy of Title Insurance (Form B, Rev. 10/84), together with such endorsements thereto as Buyer may request, provided that the cost of such endorsements shall be paid for by Buyer (the "Title Policy") in the full amount of the Purchase Price, insuring fee simple title to the Real Property in Buyer, subject only to (i) the lien of real property taxes for the then applicable fiscal year, to the extent not yet due and payable, (ii) the lien of supplemental taxes imposed by reason of transfer on or after the Closing, (iii) the lien securing the Existing Loan, and (iv) the Permitted Exceptions.
3.2 Other Conveyance Documents. At the Closing, Seller shall (i) assign the Leases and Rents to Buyer pursuant to the Assignment and Assumption of Leases and Rents; (ii) transfer title to the Personal Property to Buyer pursuant to the Bill of Sale which shall be without warranty of any kind whatsoever except as to title, and (iii) transfer and assign to Buyer all of Seller's rights in and to the Intangible Property pursuant to the Assignment and Assumption of Contracts, Intangible Property (to the extent assignable and which assignment shall be without recourse to Seller), Warranties and Guarantees; such title and rights to be free of any liens, encumbrances or interests of third parties other than the Permitted Exceptions.
ARTICLE IV
CONDITIONS TO CLOSING
A.   Buyer's Conditions to Closing.
The complete satisfaction as of the expiration of the Review Period (or such other date as may be specified herein) with respect to those matters described in Sections 4.2, 4.3, and 4.5 - 4.7 hereof, and as of the Closing Date with respect to the balance of the following conditions, is a condition precedent to Buyer's obligation to purchase the Property:
4.1 Non-Foreign Status of Seller. Seller's execution and delivery to Buyer, on the Closing Date, of Seller's certificate in the form attached hereto as Schedule F (the "Non-Foreign Certificate") stating, under penalty of perjury, that (a) Seller is not a "foreign person" for the purposes of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and that withholding of tax will not be required thereunder, and (b) withholding is not required under the provisions of any state laws in connection with the contemplated transfer of the Property by Seller to Buyer.
4.2 Review and Approval of Title and Survey. There shall be no exceptions to title to the Property other than the Permitted Exceptions. In connection with Buyer's review of title and related matters, Seller shall as soon as practicable, but in no event later than ten (10) days after the date of this Agreement, cause Escrow Holder to deliver to Buyer the following:
(a) a current extended coverage commitment (ALTA Form 1970, as amended 10/84) for title insurance for the Property issued by the Title Company (the "Title Report"), accompanied by legible record copies of all of the documents referred to in the Title Report;
(b) copies of all existing or proposed easements, covenants, restrictions, agreements or other documents which affect the ownership of or title to the Property and which are not disclosed by the Title Report for the Property, if any; and
(c)  a current ALTA survey of the Property, certified to Buyer (the "Survey").
4.3 Review and Approval of Other Matters. In connection with Buyer's review of other matters, Seller shall deliver to Buyer, within fifteen (15) days after the date of this Agreement, true, complete and correct copies of the following items, to the extent in Seller's or Seller's manager's possession:
(a) Copies of all soils and hazardous materials reports, termite reports, engineering studies, topographical maps, appraisals and other reports, studies, maps and analyses with respect to the Property;
(b)  Copies of subdivision maps and condominium plans;
(c)  Copies of all permits and licenses relating to the Property;
(d) Copies of all documents and certificates from appropriate governmental authorities relating to the zoning, building and platting status of the Property;
(e) A description of existing and proposed local improvements affecting the Property, including assessment levels;
(f)  Copies of all service contracts relating to the Property;
(g) Copies of the real property and personal property tax bills for the Property for the previous three (3) years;
(h)  Copies of all tenant leases and proposed tenant leases on the Property;
(i) Copies of all plans and construction drawings for all buildings to be constructed on the Property;
(k) A copy of all loan documents entered into by Seller in connection with the first mortgage encumbering the Property (the "Existing Loan"); and
(l) Copies of all insurance policies maintained by Seller with respect to the Property within the last three (3) years.
Buyer agrees to maintain in confidence all items delivered to it pursuant to this Section 4.3 until Closing (subject to any disclosure obligations Buyer may have under applicable law).
4.4 First Mortgage Loan Documents. (i) Buyer shall have reviewed and approved the loan documents with respect to the Existing Loan, (ii) Buyer shall have agreed to the terms of assumption required by the holder of the Existing Loan,
(iii) the holder of the Existing Loan shall have agreed in writing (in form and substance reasonably acceptable to Buyer) to Buyer's assumption of all obligations under the loan documents with respect to the Existing Loan arising on or after the Closing; (iv) the holder of the Existing Loan shall have confirmed in writing the principal balance thereof, which shall not exceed $11,385,000.00, and shall have confirmed (in form and substance reasonably acceptable to Buyer) that as of closing there is no default under the Existing Loan or event, condition, circumstance or omission that with the giving of notice or the passage of time would become such a default, and (v) Seller shall pay for all costs incurred in connection with Buyer's assumption of the Existing Loan as set forth in Paragraph 5.7 hereof. Buyer shall have fourteen (14) days after the receipt of all of the foregoing to object thereto, and if Buyer fails to notify Seller of any objection thereto on or prior to the end of such fourteen (14) day period, Buyer shall be deemed to have approved the loan documents with respect to the Existing Loan, and the terms and conditions of Buyer's assumption of the Existing Loan. In the event that Buyer objects to any of the foregoing within such fourteen (14) day period, Seller shall have ten
(10) days after receipt of Buyer's objections to advise Buyer and Escrow Holder, in writing, as to whether Seller shall cure said objections prior to the Closing (and should Seller fail to advise Buyer of Seller's objection within such 10-day period, Seller shall be deemed to have elected to refuse to cure said objections). In the event Seller elects not to cure such objections, or elects to cure such objections and fails or refuses to cure said objections, then this Agreement, and all right and obligations of Buyer and Seller hereunder, shall terminate, except as set forth in Sections 4.6, 5.2(b) and 10.5 hereof, and within five (5) days after Buyer has provided notice to Escrow Holder of such termination, Escrow Holder shall deliver to Buyer the Earnest Money Deposit, together with interest thereon.
4.5 Service and Other Contracts. Buyer's review and approval, in its sole and absolute discretion, of all utility contracts, water and sewer service contracts, service contracts, warranties, permits, soils reports, and other contracts or documents of any nature relating to the Property or any portion thereof (the "Contracts"; those Contracts which Buyer approves in writing prior to the end of the Review Period (and prior to the Closing Date in the case of contracts not entered into or delivered to the Buyer until after the expiration of the Review Period) shall be referred to as the "Approved Contracts"); provided that Buyer's only remedy if it disapproves any Contract(s) shall be to compel the Seller to terminate such disapproved Contract(s) on or prior to the Closing, which Seller hereby agrees to do at its sole cost and expense if so requested by Buyer.
4.6 Physical Characteristics of the Property. Buyer's review and approval, in its sole and absolute discretion, of (a)an environmental assessment (which shall, without limiting the scope of the report, contain an assessment of asbestos and radon affecting the Property) by an environmental consultant of Buyer's choice and at Buyer's cost (the "Phase I Report"), and (b) the results of Buyer's physical inspection and testing of the Property, or any portion thereof (which testing shall be conducted at Buyer's expense, and may include, but shall not be limited to, testing for the presence of asbestos, PCBs, as defined below, and other Hazardous Materials, as defined below, including without limitation the performance of core sampling, drilling and other intrusive testing), of the structural, mechanical, electrical and other physical or environmental characteristics of the Property, including any tenant improvements or other construction installed or to be installed as of the Closing Date. Seller shall allow Buyer reasonable access to the Property to perform any physical inspection thereof which Buyer reasonably deems appropriate; provided that: (i) Buyer shall provide Seller with reasonable advance notice prior to any such physical inspection, and provided further that Seller shall have the right to accompany (or have an agent of Seller accompany) Buyer during such physical inspection; (ii) Buyer shall not unreasonably disturb any tenant of the Property during any such physical inspection, (iii) if Buyer elects to conduct such a physical inspection, Buyer shall, at Buyer's sole expense, obtain a policy of general liability insurance with respect to the Property, naming Seller as an additional insured, which policy shall provide coverage for any damage to the Property caused by Seller's inspection, and (iv) in the event Buyer elects to conduct any intrusive testing, Buyer shall restore the Property to the condition in which it existed prior to such testing to the extent Buyer's testing damaged or caused any change in the condition of the Property.
Buyer agrees to indemnify, defend and hold Seller harmless from any and all loss, liability, damage, claims, costs or expenses, including attorney's fees, if any, arising or resulting from: (x) any physical damage to the Property caused by Buyer or its agents during any physical inspection and (y) any claim made against Seller by any tenant or any third party alleging any physical injury caused by Buyer or its agents or alleging breach of a lease caused by Buyer or its agent during such inspection. Notwithstanding the foregoing, in no event shall Buyer indemnify Seller for any loss, liability, damage, claims, costs or expenses arising or resulting from the gross negligence or willful misconduct of Seller or its agents. The provisions of this indemnity shall survive the closing or termination of this Agreement.
4.7 Governmental Permits, Approvals and Regulations. Buyer shall have confirmed that all governmental permits and approvals with respect to the Property relating to the construction, operation, use or occupancy of the Property or any portion thereof, are in full force and effect.
4.8 Representations and Warranties. All of Seller's representations and warranties contained herein or made in writing by Seller shall have been true and correct in all material respects when made and shall be true and correct as of the Closing Date, as though made at, and as of, the Closing Date, and Seller shall have executed and delivered all documents and complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.
4.9 Impairment of Property. No material adverse change shall have occurred in the condition or ownership of the Property or any part thereof from and after the conclusion of the Review Period. As of the Closing no part of the Property, or any interest of Seller therein, shall be encumbered by any lien, pledge, security interest, financing or due and unpaid charge, tax or other imposition (other than Permitted Exceptions and items which will be removed on or prior to the Closing Date), or damaged and not repaired to Buyer's satisfaction or taken in condemnation or other like proceeding and no such proceeding shall be pending or threatened, except as otherwise provided in Section 8.2 hereof. There shall have occurred no material adverse change in the financial condition of any tenant under any of the Leases demising 7,500 square feet or more of the Improvements (each, a "Major Lease"), and there shall be no default, or event that with the giving of notice or the passage of time or both would constitute a default, under any Major Lease.
4.10 Approval of Buyer's Board of Directors. This Agreement and the transactions contemplated hereby shall have been approved by Buyer's board of directors (the "Buyer Approval") within thirty (30) business days after the date of this Agreement.
4.11 Objections to Title or Survey. Buyer shall have until twenty (20) business days from the later to occur of (i) delivery of the Title Report and (ii) delivery of the Survey, to notify Escrow Holder and Seller in writing of Buyer's disapproval of the condition of title. Buyer shall give Seller and Escrow Holder written notice outlining in detail any title items objected to and specifying Buyer's desired cure. Seller shall have ten (10) business days after receipt of Buyer's notice to advise Buyer and Escrow Holder, in writing, as to whether Seller shall cure said objections prior to the Closing (and should Seller fail to advise Buyer of Seller's objection within such 10-day period, Seller shall be deemed to have elected to refuse to cure said objections). In the event Seller elects not to cure such objections, or elects to cure such objections and fails or refuses to cure said objections, Buyer shall have the option, which must be exercised within 10 business days of Buyer's receipt of Seller's response or deemed response, or Closing (whichever is earlier), (a) to waive Buyer's objections and purchase the Property as otherwise contemplated in this Agreement, notwithstanding such objections, in which event the subject matter of such waived objections shall be included within Permitted Exceptions, and Seller shall convey the Property to Buyer, subject to the Permitted Exceptions, or (b) to terminate this Agreement by written notice to Seller and Escrow Holder, whereupon any and all right and obligations of Buyer and Seller hereunder shall terminate, except as set forth in Sections 4.6, 5.2(b) and 10.5 hereof, and within five (5) days after Buyer has provided notice to Escrow Holder, Escrow Holder shall deliver to Buyer the Earnest Money Deposit, together with interest thereon. All exceptions to title to, and/or encumbrances against, the Property shown on the Title Report or Survey but not objected to by Buyer, and those items referred to in items (i), (ii) and (iii) of the second sentence of Section 3.1 hereof, shall be deemed "Permitted Exceptions"; provided, however, that Seller covenants to remove all monetary encumbrances (other than those with respect to the liens referred to in items (i), (ii) and (iii) of the second sentence of Section 3.1 hereof) affecting the Property or any portion thereof prior to Closing, and Seller further agrees that no monetary encumbrances other than the liens referred to in items (i), (ii) and (iii) of the second sentence of Section 3.1 hereof shall be Permitted Exceptions.
4.12 Objections to Property or Other Matters. To the extent there is a change in any of the matters described in this Article IV.A, or any such matters first become available or are supplemented after the date hereof, Seller shall immediately inform Buyer of such change in circumstances and deliver any such new or supplemental information to Buyer. Buyer shall have until thirty (30) business days after the date of this Agreement (the "Review Period"), to notify Seller of any objections Buyer has to the physical or financial state of the Property, to the Phase I environmental report, to any contracts or leases relating to the Property, to any item delivered (or not delivered) by Seller to Buyer, or to any other matter covered by this Article IV.A other than Title or Survey; provided that Buyer shall have until the Closing Date to approve the items specified in Sections 4.1, 4.9 and 4.13 hereof. If Buyer shall object as provided herein (and if Buyer does not give notice to Seller of its objections prior to the end of the Review Period, Buyer shall be conclusively deemed to have objected), then this Agreement shall terminate and any and all right and obligations of Buyer and Seller hereunder shall terminate, except as set forth in Sections 4.6, 5.2(b) and 10.5 hereof, and within five (5) days after Buyer provides notice of such termination to Escrow Holder, Escrow Holder shall pay to Buyer the Earnest Money Deposit, together with interest thereon.
4.13 Tenant Matters. Buyer shall have received and approved written estoppel statements, in substantially the form as that attached hereto as Schedule I or other form to which Buyer may reasonably agree, from each of the tenants under the Major Leases, each "national credit" tenant (as identified as such on the Rent Roll), and tenants holding leases upon not less than eighty-five percent (85%) of the remaining gross leasable area in the Property. Each such estoppel statement shall be in form and substance reasonably acceptable to Buyer. Buyer shall have five (5) business days after the date of Buyer's receipt of the last such tenant estoppel to notify Seller of any objection Buyer may have regarding such estoppels, and in the event Buyer fails to so notify Seller, Buyer shall be deemed to have disapproved the satisfaction of the condition set forth in this
Section 4.13.
4.14 Delivery of Documents. The due and timely delivery by Seller of executed documents required by this Agreement, including without limitation all of the documents and items specified in Section 5.3 below.
The foregoing conditions contained in this Article IV.A (except to the extent otherwise provided in Article IV.B hereof) are intended solely for the benefit of, and may be waived by, Buyer.
B.   Seller's Conditions to Closing.
The following conditions are conditions precedent to Seller's obligation to sell the Property:
4.15 Delivery of Documents and Purchase Price. Buyer's due and timely execution and delivery of all documents and items to be executed and delivered by Buyer (including without limitation the Purchase Price) pursuant to this Agreement, including without limitation all of the documents and items specified in
Section 5.4 below.
4.16. Assumption of Existing Loan. Buyer shall have executed and delivered to Escrow Holder all documents required for Buyer to assume all of Seller's obligations under the Existing Loan arising from and after the Closing Date.
The foregoing conditions contained in this Article IV.B are intended solely for the benefit of Seller (except to the extent otherwise provided in Article IV.A hereof).
ARTICLE V
CLOSING, RECORDING AND TERMINATION
5.1 Deposit with Escrow Holder and Escrow Instructions. Promptly after execution of this Agreement, the parties hereto shall deliver two (2) fully executed originals of this Agreement to the Escrow Holder and this instrument shall serve as the escrow instructions to the Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.
5.2 Closing. (a) The Closing Date shall occur no later than October 31, 1997, or such other date as Buyer and Seller may mutually agree in writing. Except as otherwise expressly provided herein, such date may not be extended without the written approval of both Seller and Buyer. The Closing and the Closing Date shall not have occurred until the Purchase Price shall have been paid by Buyer to Escrow Holder as provided herein. The "Closing" shall be deemed to have occurred on the date that all of the events specified in Section 5.8 of this Agreement shall have occurred. The "Closing Date" shall be the date on which the Closing occurs.
(b) In the event the Closing does not occur on or before October 31, 1997, the Escrow Holder shall, unless it is notified by Buyer to the contrary within five
(5) business days after such date, return to the depositor thereof all items which may have been deposited with Escrow Holder hereunder. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close. Buyer shall, within ten (10) business days after the termination of this Agreement in accordance with the terms hereof, return to Seller all documents and materials delivered to Buyer hereunder by or on behalf of Seller.
5.3 Delivery by Seller. At the Closing, Seller shall deposit with the Escrow Holder, for the benefit of Buyer, or deliver directly to Buyer the following:
(a) The Deed and the Assignment and Assumption of Leases and Rents, each duly executed and acknowledged by Seller, in recordable form, and ready for recordation in the official records of the jurisdiction in which the Land is located (the "Official Records");
(b) An assumption of the Existing Loan, in form and substance acceptable to Buyer, duly executed and acknowledged by the holder of the Existing Loan, in recordable form, and ready for recordation in the Official Records;
(c)  The Bill of Sale duly executed by Seller;
(d) A certificate from the office of the Secretary of State, State of New Jersey, dated within thirty (30) days of the Closing Date, listing, as of the date of such certificate, all filings against Seller in said offices under the Commercial Code of New Jersey which would be a lien on any of the Personal Property (other than such filings, if any, (i) as are being released at the time of the Closing or (ii) which have been approved in writing by Buyer) or
(iii) which evidence liens securing the Existing Loan), together with fully executed termination statements with respect to such filings;
(e) originals or copies of any warranties and guaranties received by Seller and to be assigned to Buyer, from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements or any tenant improvements;
(f) The Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees, duly executed by Seller and acknowledged, assigning all of Seller's interest in the Intangible Property (except that the only Contracts that shall be assigned are the Approved Contracts);
(g) Originals or copies of all certificates of occupancy, licenses and permits for the Improvements;
(h) All existing as-built plans and specifications for the Improvements in the possession of Seller or its manager;
(i) A closing statement prepared by Escrow Holder in form and content consistent with this Agreement and otherwise reasonably satisfactory to Buyer and Seller;
(j)  The Non-Foreign Certificate, duly executed by Seller;
(k) A certificate duly executed by Seller and dated as of the Closing Date confirming the truth, accuracy and completeness of each of the Seller's representations and warranties set forth in Article VI below and noting with specificity any changes or exceptions thereto based upon events or circumstances intervening after the execution hereof (the "Update Certificate");
(l) Seller's closing certificate, certifying as to the satisfaction of all of the conditions precedent to Seller's obligations hereunder (except delivery of the Purchase Price and except to the extent waived in writing by Buyer), addressed to Buyer; and
(m) Complete originals of the Leases with respect to the Property (except if the originals are missing, copies certified by Seller to be true, complete and correct) and copies of all records, books of account, ledgers, statements and other business records relating to the ownership and operation of the Property and/or the administration of the Leases, in whatever mode maintained, including information contained on computer disks.
Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.
5.4 Delivery By Buyer. Buyer shall execute and deliver to Escrow Holder, for the benefit of Seller, or directly to Seller the following:
(a) Buyer's closing certificate, certifying as to the satisfaction of all of the conditions precedent to Buyer's obligations hereunder, addressed to Seller.
(b) Buyer's executed counterpart of the Assignment and Assumption of Leases and Rents, and Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees.
(c) Buyer's executed counterpart of an assumption of the Existing Loan, acknowledged by Buyer in recordable form, and ready for recordation in the Official Records;
After Buyer's or Escrow Holder's receipt of all of the items specified in
Section 5.3 hereof, after the complete satisfaction of all of the conditions precedent to Buyer's obligations hereunder, and after the expiration of the Review Period, Buyer shall deliver the Purchase Price to Escrow Holder as provided in Section 2.2 above.
5.5 Other Instruments. Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
5.6 Prorations. At Closing, the parties shall prorate (with Buyer being deemed to be the owner of the Property for the date of the Closing) as of the date on which the Closing occurs, on the basis of the actual number of days in the subject month, the following with respect to the Property:
     (a) Rents. All rents and other receipts payable for the month in which the Closing occurs shall be prorated as of the Closing. If any tenant under a Lease is delinquent in such month, Seller shall pay to Buyer the pro-rated amount of the scheduled monthly rent under such Lease. Buyer shall use reasonable efforts after the Closing to collect delinquent rents for the period up to the Closing; provided, however, that all collections shall be applied first to periods commencing after the Closing, and then to periods prior to the Closing. Percentage Rents (if any) shall be prorated by Buyer when received by Buyer, based on twelve thirty (30) day months.
     (b) Common Area Maintenance Charges. All reimbursable expenses shall be reconciled at Closing, such that if Seller has collected sums in excess of its reimbursable expenses under the Leases, Seller shall pay such excess to Buyer. In the event that such reconciliation shows that Seller has collected less than its incurred reimbursable expenses under the Leases, Buyer shall remit the excess to Seller not later than the expiration of three months after the conclusion of the twelve-month period then in progress with respect to the budgeting of such expenses under the Leases.
     (c)  Taxes.  Unless such items are subject to proration under subparagraph
(b) above, real estate taxes, recurring assessments, and personal property taxes, if any, on all or any portion of the Property, based on the regular and supplemental tax bills for the calendar year in which the Closing occurs (or, if such tax bill has not been issued as of the date of Closing the regular and supplemental tax bill for the calendar year preceding that in which the Closing occurs, with such increase thereto as Buyer reasonably estimates will occur) shall be prorated as of the Closing. If any supplemental real estate taxes are levied for any period preceding the Closing, the parties will, immediately after the Closing or the issuance of the supplemental real estate tax bill (whichever last occurs), prorate between themselves, in cash, without interest and to the date of the Closing Date, the supplemental real estate taxes shown by such bill.
(d)  Utilities.  Unless such items are subject to proration under subparagraph
(b) above, all utilities, including gas, water, sewer, electricity, telephone and other utilities supplied to the Property shall be read as of the Closing Date. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payment is otherwise due prior to the Closing Date, and Buyer shall be credited, and Seller shall be debited, with an amount equal to all utility charges for the period from the date such bills were issued or such payments were due until the Closing Date.
(e) Service Contracts. Amounts payable under Approved Contracts shall be prorated on an accrual basis. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payment is otherwise due prior to the Closing Date, and Buyer shall be credited, and Seller shall be debited, with an amount equal to all amounts accrued under the Approved Contracts from the date such bills were issued or such payments were due until the Closing Date. Seller shall deliver to Escrow, for the benefit of Buyer, evidence of the cancellation or termination of all Contracts other than Approved Contracts, and Seller shall be responsible for all such cancellation costs.
(f) Improvement Lien Assessments. All improvement lien assessments shall be paid in full by Seller at Closing.
(g) Other Items. All other proratable items, including without limitation licenses and permits being assumed by Buyer (if any; provided that in no event shall Buyer assume any indemnification obligations of Seller) and other income from, and expenses associated with, the Property shall be prorated between Buyer and Seller as of the Closing.
Buyer and Seller's obligation to prorate shall survive the Closing for a period of one (1) year (unless within such time Buyer or Seller makes a claim against the other party to this Agreement with respect to such obligation to prorate, in which case such obligation shall survive without limitation), and Buyer and Seller shall use good faith efforts to conclude prorations with respect to percentage Rent and common area maintenance charges as soon as practicable after the determination of the amounts thereof. Nothing in the Assignment and Assumption of Leases and Rents shall be construed to amend, modify or diminish in any way the provisions of this Section 5.6.
5.7 Costs and Expenses. Seller shall bear and pay the cost of the Survey and the premium for the Title Policy (exclusive of endorsements thereto). Seller shall pay any and all assumption, documentation and legal fees of the holder of the Existing Loan with respect to the Existing Loan, all legal fees and costs incurred by Seller, the cost of any recordation fees and documentary or other transfer taxes applicable with respect to the sale of the Real Property, all sales tax, if any, applicable with respect to the sale of the Personal Property and/or the Intangible Property, one-half of the Escrow Holder's fees and charges, and other fees and charges which are typically borne by sellers in Middlesex County, New Jersey. Buyer shall pay for its out-of-pocket expenses, all due diligence, all legal fees and costs incurred by Buyer in connection herewith, one-half of the Escrow Holder's fees and charges, and other fees and charges which are typically borne by buyers in Middlesex County, New Jersey.
5.8 Closing and Recordation. Provided that Escrow Holder has received all of the items required to be delivered pursuant to this Article V (or a waiver from the party for whose benefit such item is being delivered) and that it has not received prior written notice from Buyer that Buyer has elected to terminate its rights and obligations hereunder pursuant to Article IV, Article VIII and/or
Section 5.9, and provided that Buyer has either received the Title Policy or the irrevocable commitment of Title Company to provide it with the Title Policy immediately after recordation of the Deed, Escrow Holder is authorized and instructed (a) with respect to the Property, to cause the Title Company to record the documents delivered to the Escrow Holder in accordance with recording instructions set forth in a letter to be delivered to Escrow Holder and Title Company by Buyer (or if no such letter is received prior to the Closing, in accordance with customary practice), (b) to deliver those other documents and instruments delivered into Escrow to the party for whose benefit such documents or instruments were made and (c) to deliver the Purchase Price, as adjusted pursuant to Section 5.6 hereof.
5.9  Termination of Agreement.
(a) Failure of Buyer's Conditions. If any one or more of the conditions to Buyer's obligations, as set forth in Article IV.A, Section 5.3 or elsewhere in this Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing Date or such earlier date as provided elsewhere herein, then Buyer may elect, by written notice as provided in Section 10.10 hereof, to terminate this Agreement, in which case neither party shall have any further obligation to the other (except as set forth in Sections 4.6, 5.2(b) and 10.5 hereof). Nothing in this paragraph shall be construed to limit any of Buyer's rights or remedies at law or equity in the event of a default by Seller.
(b) Failure of Seller's Conditions. If any one or more of the conditions to Seller's obligations, as set forth in Article IV.B, Section 5.4 or elsewhere in this Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing Date or such earlier date as provided elsewhere herein, then Seller may elect, by written notice as provided in Section 10.10 hereof, to terminate this Agreement and neither party shall have any further obligation to the other (except as set forth in Sections 4.6, 2.5 [if Buyer shall be in default of this Agreement], 5.2(b) and 10.5 hereof).
ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER
As an inducement to Buyer to enter into this Agreement and the consummation of the transaction contemplated hereby, Seller hereby represents and warrants to and agrees with Buyer both as of the date hereof and again as of the Closing Date, and as of all dates and times in between (except as specifically provided to the contrary herein), as set forth below. As used herein and elsewhere in this Agreement, the term "Seller's actual knowledge" shall mean the actual knowledge of each of J. Robert Clements and Robert Poyner, without any duty of investigation of any kind. Seller represents and warrants that the foregoing persons are the persons employed by Seller or its manager with day-to-day managerial or supervisorial authority over the Property.
 6.1 Authority. Seller is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to conduct business and own real property in the State of New Jersey, and has all requisite power to own all of its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby has been duly and validly authorized by all necessary action of Seller and the Agreement and all other agreements contemplated thereby are and will be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.
6.2 Title. Seller holds fee simple title to the Property, and to Seller's actual knowledge, such fee simple title is free and clear of all liens, encumbrances, security interests, charges, adverse claims and other exceptions to title, except for the Leases, Contracts, matters of record, matters disclosed by the Survey and the Permitted Exceptions. Nothing in the Deed shall be construed to amend, modify or diminish the effectiveness or survival of the foregoing representation.
6.3 The Leases. A list of the current Leases is set forth in the rent roll attached hereto as Schedule G (the "Rent Roll"). The economic information contained in the Rent Roll is accurate and consistent with Seller's records (as they relate to the Property), which records have been maintained by Seller in accordance with good property management standards. The noneconomic information contained in the Rent Roll is accurate and consistent in all material respects with Seller's records (as they relate to the Property), which records have been maintained by Seller in accordance with good property management standards. Except for the Leases set forth in the Rent Roll, there are no other leases, licenses or other agreements affecting the occupancy of the Property. With respect to each Lease: (i) the Lease is in full force and effect, and constitutes the valid and binding legal obligation of Seller and the respective tenant, enforceable against each of them in accordance with its terms;
(ii) there are no understandings, oral or written, between the parties to the Lease which in any manner vary the obligations or rights of either party;
(iii) except as indicated on the Rent Roll, there is no default by Seller under the Lease and to Seller's knowledge, by the tenant under the Lease; and (iv) no rent or additional rent under the Lease has been paid for more than thirty (30) days in advance of its due date.
6.4 No Litigation or Adverse Events. Seller has received no written notice of, and to Seller's actual knowledge, there are no, pending or threatened investigations, actions, suits, proceedings or claims against or affecting Seller or the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.
6.5 Compliance with Laws. To Seller's actual knowledge, Seller is in compliance in all material respects with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning and the Americans With Disabilities Act) applicable to the ownership or operation of the Property. Seller has not received from any insurance company or Board of Fire Underwriters any notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.
6.6 No Defaults in Other Agreements. To Seller's actual knowledge, neither Seller nor any other party is in material default under any Contract affecting the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller or any other party thereto. To Seller's actual knowledge, Seller is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.
6.7 Eminent Domain. To Seller's actual knowledge, there is no existing or proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would affect the Property in any material way.
6.8 Licenses, Permits, CO's, Zoning, etc. To Seller's actual knowledge, all permits, certificates of occupancy, business licenses and all other notices, licenses, permits, certificates and authority required as of the date hereof and as of the Closing Date in connection with the use or occupancy of the Property have been obtained and are in full force and effect and in good standing.
6.9 Taxes and Assessments. All real property taxes, and all Seller's personal property taxes, relating to the Property, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full. To Seller's actual knowledge, there is no
(i) proposed increase in the assessed valuation of the Property, or
(ii) existing or proposed assessment that has or may become a lien on the Property.
6.10 Environment. (i) Seller has not engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (ii) to Seller's actual knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iii) to Seller's actual knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iv) to Seller's actual knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties; and (v) to Seller's actual knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property.
As used herein:
"Environmental Requirements" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.
"Hazardous Materials" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of New Jersey or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.
6.11 Physical Condition. Except as disclosed in writing by Seller to Buyer on or prior to the date hereof, to Seller's actual knowledge: (i) there are no material structural defects in the Improvements located on or at the Property;
(ii) the Improvements and Personal Property (including without limitation plumbing equipment, HVAC, electric wiring and fixtures, gas distribution system, water and sewage systems, security systems and swimming pool and spa systems) are in good working order and condition, except for defects or required repairs that are not material.
6.12 Employees.  Seller has no employees.
6.13 Mechanic's Liens. All bills and claims for labor performed and materials furnished to or for the benefit of the Property currently due and contracted for by Seller or its manager have been paid in full, and there are no mechanic's or materialmen's liens (whether or not perfected) on or affecting the Property as a result of labor performed or materials furnished and contracted for by the Partnership or its manager.
6.14 Operating Statements. To Seller's actual knowledge, the financial statements delivered by Seller to Buyer fairly present the profit or loss from the management and operation of the Property for the periods covered thereby and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by Seller for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property.
6.15 Disclosure. Except as disclosed on Schedule H attached hereto, no representation or warranty of Seller in this Agreement, or any information, statement or certificate furnished or to be furnished by Seller or at Seller's direction pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any materially untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading. To Seller's knowledge, there is no material misstatement or omission in the copies of contracts, agreements and other documents delivered by Seller in connection with the transactions contemplated hereby.
6.16 No Leases of Property or Assets. No material portion of the Personal Property or fixtures with respect to the Property (other than fixtures owned or installed by tenants) is leased by the Seller as lessee.
The representations and warranties set forth in this Article VI shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title to the Property, until the date that is six months after the Closing Date; provided however, that in the event Buyer makes a written claim against Seller with respect to any representation or warranty prior to the date which is six months after the Closing Date, than such representation or warranty shall survive without limitation as to such written claim.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF BUYER
7.1 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows: Buyer is a corporation duly organized under the laws of the State of Maryland; subject to receipt of the Buyer Approval, this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are and as of the Closing Date will be duly authorized, executed and delivered by Buyer, and are and as of the Closing Date will be legal, valid and binding obligations of Buyer, and do not and as of the Closing Date will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.
ARTICLE VIII
POSSESSION, DESTRUCTION AND CONDEMNATION
8.1 Possession. Possession of the Property shall be delivered to Buyer on the Closing Date, subject to the Leases described on the Rent Roll or otherwise approved by Seller. Without limiting any other provisions of this Agreement, Seller shall afford authorized representatives of Buyer reasonable access to the Property for the purposes of determining Seller's compliance herewith (provided that Seller or Seller's agent shall be allowed to accompany Buyer in any visit to the Property Buyer may make for the purposes of determining such compliance); however, in no event shall such right give rise to any obligation of Buyer to determine compliance or noncompliance.
8.2  Loss, Destruction and Condemnation.
(a) Definition of Material Damage. For the purposes of this Section 8.2, damage to the Property is material if (i) the actual cost of repairing or replacing the damaged portions of the Improvements on the Property exceeds $500,000.00, or (ii) if it would take longer than seventy-five (75) days to perform such repair or replacement using reasonably diligent efforts, or (iii) if any lessee has the right to abate any rent under its lease as a result of such damage and there is not full rental interruption coverage with respect thereto available to Buyer through and after the Closing Date until the estimated date of reconstruction, or (iv) if any lessee or group of lessees leasing 4,000 square feet or more in the aggregate (as set forth on the Rent
Roll) has a right to terminate its lease (or leases) as a result of such damage and does not irrevocably waive such right prior to Closing in a form reasonably acceptable to Buyer.
(b) Effect of Non-Material Damage to Improvements. If prior to the Closing the Improvements on the Property are damaged by casualty and such damage is not material, (i) this Agreement may not be terminated by reason of such casualty (provided that this does not waive Buyer's other termination rights under this Agreement) and (ii) Seller will, at Buyer's option, either (a) cause the damaged portion of the Improvements to be repaired at Seller's sole cost and expense or
(b) reduce the Purchase Price by an amount equal to the actual, reasonable and necessary cost of repairing or replacing the damaged portions of the Improvements. Seller will notify Buyer within three (3) days of Seller's receipt of knowledge of any casualty which occurs in between the date of this Agreement and the Closing Date.
(c) Effect of Material Damage to Improvements. If prior to the Closing the Improvements are damaged by casualty and such damage is material, Seller shall notify Buyer in writing of such casualty as soon as practicable. Within ten
(10) days after the occurrence of such casualty, Seller will commence restoration of the damaged Improvements, and shall complete such restoration in compliance with all laws and the representations and warranties set forth herein and shall restore such Improvements to their condition prior to the occurrence of the casualty promptly (but in no event more than seventy-five (75) days thereafter), and the Closing Date shall be extended (but in no event by more than seventy-five (75) days) until such damaged Improvements are complete. If Seller does not commence or complete such restoration within such time period, then Buyer may elect within the next thirty (30) days pursuant to a writing delivered to Seller and Escrow Holder to (i) continue this Agreement, in which case Seller shall assign to Buyer at the Closing any insurance proceeds to which Seller is entitled with respect to such damage (in which event the Purchase Price shall be reduced by the amount of any deductible with respect thereto); or
(ii) terminate this Agreement, in which case Buyer shall have no further rights and obligations to the Seller under this Agreement, but Buyer shall retain its rights and remedies against Seller. Buyer's failure to have elected any of these options within the time allotted therefor shall be deemed to be an election of option (ii).
(d) Definition of Material Taking. For the purposes of this Section 8.2, a taking or threatened taking by eminent domain or similar proceedings shall be deemed material if (i) the value of that portion of the Property to be so taken exceeds $100,000.00, (ii) Buyer determines that the Property so affected is materially and adversely affected by such taking or threatened taking, (iii) any lessee has the right to abate any rent under its lease as a result of such taking or threatened taking, or (iv) any lessee or group of lessees leasing 2,500 square feet or more in the aggregate (as set forth on the Rent Roll) has a right to terminate its lease (or leases) as a result of such taking or threatened taking and does not irrevocably waive such right prior to Closing in a form reasonably acceptable to Buyer.
(e) Effect of Non-Material Taking. If prior to the Closing there is a taking or threatened taking of a portion of the Property which is not material,
(i) this Agreement may not be terminated and (ii) Seller will assign to Buyer at the Closing all of Seller's rights in and to any condemnation award with respect to such non-material taking, and there will be no reduction in the Purchase Price. Seller will deliver written notice to Escrow Holder and Buyer within three (3) days after Seller receives notice of or otherwise becomes aware of any taking or threatened taking affecting the Property.
(f) Effect of Material Taking. If prior to the Closing there is a taking or threatened taking of a material portion of the Property or all of it, Seller shall notify Buyer in writing of such taking or threatened taking, and within ten (10) days after Buyer's receipt of such notice, Seller and Buyer shall endeavor to agree upon whether the Property shall be purchased by Buyer, and any reduction in the Purchase Price, and any assignment of any condemnation award with respect to such taking. If within such ten (10) day period Buyer and Seller have not reached a mutually acceptable agreement as to those matters, Buyer within thirty (30) days thereafter may elect in writing to (i) continue this Agreement subject to the taking or threatened taking with an assignment of all of Seller's rights to condemnation awards, severance damages, payments-in-lieu thereof or the like; or (ii) terminate this Agreement, in which case Buyer and Seller shall have no further rights or obligations to one another under this Agreement. Buyer's failure to have elected any of these options within the time period allotted therefor shall be deemed to be an election of option (ii).
ARTICLE IX
MAINTENANCE AND OPERATION OF THE PROPERTY; COVENANTS
9.1 Maintenance. In addition to Seller's other obligations hereunder, Seller shall, upon and after the date of this Agreement and to and including the Closing Date, at Seller's sole cost and expense, maintain the Property in the ordinary course of business consistent with past practice, pay all taxes, assessments, fines, penalties, charges and other operating expenses, and shall make all repairs, maintenance and replacements of the Improvements and any Personal Property and otherwise operate the Property in its ordinary and customary manner, and otherwise in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property. Seller shall not make any alterations to the Property without first receiving Buyer's prior written consent thereto.
9.2 Leases and Other Agreements. Seller shall not, on or after the date of this Agreement and on or prior to the Closing Date, enter into any Lease pertaining to the Property except pursuant to the terms and conditions set forth in this Section 9.2. At any time prior to the Closing Date, in the event that Seller intends to enter into a lease with respect to any portion of the Property, Seller shall deliver to Buyer a complete copy of the proposed lease, financial information as to the proposed lessee (with credit reports), and copies of all brokerage agreements (or a detailed list of all brokerage obligations) with respect to such lease. Buyer shall review and approve or disapprove of such lease within ten (10) days after the receipt of all of the foregoing materials. If all such materials are delivered to Buyer on or prior to ten (10) days prior to conclusion of the Review Period, and if (a) such lease (and any brokerage commissions with respect thereto) was negotiated by Seller in good faith and is on market terms, (b) the proposed lessee is creditworthy as determined by Buyer in its reasonable judgment, (c) the proposed use of the premises under such Lease is compatible with the other uses in the Property and is not inconsistent with the general leasing policies of Buyer, as determined by Buyer in its reasonable judgment, and (d) the terms and conditions of such Lease and any brokerage commissions payable with respect thereto are otherwise acceptable to Buyer in its reasonable discretion, then Buyer shall approve such lease and if and when the Closing occurs, Buyer shall assume all obligations under such lease to pay for or construct tenant improvements and shall assume and pay, as and when due, all brokerage commissions with respect to such lease which commissions were disclosed to and approved by Buyer. In the event that Buyer does not affirmatively approve in writing such lease within such ten (10) day period, then Buyer shall be deemed to have disapproved such lease and as long as this Agreement remains effective Seller shall not enter into such lease. Seller's sole remedy with respect to any such disapproval shall be to terminate this Agreement, by written notice to Buyer not later than five (5) days later the expiration of such ten (10) day period, in which case the Earnest Money Deposit, with all interest thereon, shall be refunded to Buyer and this Agreement, and each party's obligations hereunder, shall terminate (except for Buyer's obligations under Section 4.6 hereof, which shall survive such termination). Notwithstanding the foregoing, after the conclusion of the Review Period, in no event shall Seller enter into any lease with respect to the Property without Buyer's prior written consent, which may be granted or withheld in Buyer's sole and absolute discretion. After the date hereof, without Buyer's prior written consent (which will not be unreasonably withheld) in no event shall Seller enter into any agreement or contract with respect to the Property (other than a lease, which shall be governed by the foregoing provisions) which is not terminable on thirty (30) days' prior notice (without premium or penalty).
9.3 Encumbrances. Seller shall not, in between the date of this Agreement and the Closing Date, mortgage, encumber or suffer to be encumbered all or any portion of the Property, which encumbrances would survive the Closing Date, without the prior written consent of Buyer.
9.4 Consents and Notices. Seller and Buyer shall cooperate with each other and exercise commercially reasonable efforts to obtain as of the Closing Date, all consents from, and provide all notices to, any third party and any governmental or regulatory authority which are required pursuant to any Contract or any applicable laws as a condition to or in connection with the execution, delivery or performance of this Agreement or other documents and instruments contemplated thereby.
9.5 Audit Cooperation. Seller hereby agrees to cooperate with Buyer in producing audited financial statements for the Property for such periods as may be requested by Buyer. Such cooperation shall include, without limitation, the execution and delivery by Seller to Buyer's auditors of such confirmations and letters as such auditors may reasonably require. This section does not impose on Seller an obligation to provide audited financial statements for the Property to Buyer.
ARTICLE X
MISCELLANEOUS
10.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or sent by Federal Express or similar nationally recognized overnight courier service, and addressed as follows, and shall be deemed to have been given upon the date of delivery (or refusal to accept delivery) at the address specified below as indicated on the return receipt or air bill:


If to Seller:       K. Hovnanian Properties of Piscataway, Inc.
                    225 Highway 35
                    P.O. Box 500Red Bank, New Jersey 07701Attn: J. Robert
                    Clements, PresidentFax No.: (908) 741-5207

with a copy to:     Frizell Clarkson & Jaffe
                    450 Main Street
                    P.O. Box 474
                    Metuchen, New Jersey 08840-0474
                    Attn: Burton J. Jaffe, Esq.
                    Fax No.: (732) 494-2987

If to Buyer:        The PRICE REIT, Inc.145 South Fairfax AvenueFourth FloorLos
                    Angeles, CA 90036
                    Attn.: Joseph Kornwasser
                    Fax No.: (213) 937-8175

with a copy to:     Gibson, Dunn & Crutcher
                    333 South Grand Avenue
                    Los Angeles, California 90071
                    Attn: William R. Lindsay, Esq.
                    Fax No.: (213) 229-7520

If to Escrow        Eastern Title Agency
Holder:             One Industrial Way West, Bldg. D
                    Eatontown, New Jersey 07724-0338
                    Attn: Michael Kehoe
                    Fax No.: (908)389-9023

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

10.2 Brokers and Finders. Buyer and Seller each hereby represents and warrants that no broker was involved in this Agreement or the transactions contemplated hereby except for Martin Needle, whose commissions are to be paid by Buyer. In the event of a claim for a broker's fee, finder's fee, commission or other similar compensation in connection herewith other than as set forth above,
(i) Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to indemnify, defend, protect and hold Seller for any liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which Seller may sustain or incur by reason of such claim and (ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify, defend, protect and hold Buyer harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which Buyer may sustain or incur by reason of such claim. The provisions of this Section 10.2 shall survive the Closing or earlier termination of this Agreement.
10.3 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that each respective party's interest under this Agreement may not be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. There shall be no third party beneficiaries to this Agreement.
10.4 Amendments. This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.
10.5 Continuation and Survival of Indemnities, Representations, Warranties and Post-Closing Obligations. Except as provided in the last paragraph of Article VI of this Agreement, all indemnities, representations and warranties by, and all of the post-closing obligations, if any, of, the respective parties contained herein or made in writing pursuant to this Agreement or any other instrument delivered by Seller pursuant hereto are intended to and shall remain true and correct and binding as of the time of Closing and shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title.
10.6 Interpretation. Whenever used herein, the term "including" shall be deemed to be followed by the words "without limitation." Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.
10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of law.
10.8 Merger of Prior Agreements. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties with respect to the purchase and sale of the Property specifically described herein and supersedes all prior and contemporaneous (whether oral or written) agreements and understandings between the parties hereto relating to the specific subject matter hereof. Buyer acknowledges that Seller has made no representations, is unwilling to make any representations and has held out no inducements to Buyer, other than those herein expressed, and Seller is not and shall not be liable or bound in any manner by any express or implied warranties, guarantees, promises, statements, representations or information pertaining to the Property, its physical condition, the income, expense and operation thereof or to what use the Property can be applied, other than those herein expressed.
10.9 Attorneys' Fees.   In the event of any action or proceeding at law or in
equity between Buyer and Seller (including an action or proceeding between Buyer and the trustee or debtor in possession while Seller is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States Code) or any successor statute to such Code) to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of either Buyer or Seller hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation reasonable attorneys' and paralegals' fees and expenses (including without limitation fees, costs and expenses of experts and consultants), incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party, together with all costs of enforcement and/or collection of any judgment or other relief. If such prevailing party shall recover judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' and paralegals' and others' fees shall be included in and as a part of such judgment.
10.10 Notice of Termination. If either Buyer or Seller elects to terminate this Agreement, it will submit to Escrow Holder and the other party hereto a notice of termination in duplicate. If Escrow Holder receives a notice of termination, it is instructed to mail and fax one copy to the other such party within one (1) business day. If Escrow Holder has not received a written objection from the other party within five (5) business days after mailing and faxing the copy, Escrow Holder is to (i) comply with the instructions contained in the notice of termination, (ii) pay cancellation charges out of any funds on deposit in this Escrow, (iii) return the Earnest Money Deposit (and interest thereon) to the party hereunder entitled to receive same, and (iv) cancel this Agreement.
10.11 Specific Performance; Damages. In the event of any breach or default in or of this Agreement or any of the warranties, terms or provisions hereof by Seller, Buyer shall have the right to demand specific performance of this Agreement. Buyer and Seller hereby agree that in the event Seller has breached this Agreement by fraud, misrepresentation or by breach of a covenant contained herein, Buyer's right to damages shall be limited to Buyer's actual out-of-pocket costs up to One Hundred Thousand Dollars ($100,000.00) (exclusive of attorneys fees and costs incurred in any action to enforce Buyer's rights under this Agreement), and Buyer hereby waives any right or claim to consequential (as opposed to actual), or loss of bargain, damages.
10.12 Relationship. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, financing arrangement or other agreement between Buyer and Seller. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.
10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
10.14  Recordation.  Buyer shall not record this Agreement.
10.15 Time of the Essence. Time is of the essence in this Agreement and with respect to all of its terms.





IN WITNESS WHEREOF, Seller, Buyer, and Escrow Holder have executed this Agreement as of the date first above written.


BUYER:    THE PRICE REIT, INC.,
          a Maryland corporation


          By:  /JERALD FRIEDMAN/
          Its: Senior Executive Vice President



SELLER: K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC., a New Jersey corporation


          By: /J. ROBERT CLEMENTS/
          Its: President

                            CONSENT OF ESCROW COMPANY


The undersigned Escrow Company agrees to (i) accept the foregoing Agreement,
(ii) be Escrow Holder under the Agreement, and (iii) be bound by the Agreement in the performance of its duties as Escrow Holder; however, the undersigned will have no obligations, liability or responsibility under (a) this consent or otherwise, unless and until the Agreement, fully signed by the parties, has been delivered to the undersigned, or (b) any amendment to the Agreement unless and until the amendment is accepted by the undersigned in writing.



Dated:


EASTERN TITLE AGENCY


By:
     Escrow Officer



INDEX TO SCHEDULES

Schedule A     The Land
Schedule B     Form of Deed
Schedule C     Form of Assignment and Assumption of Leases and Rents
Schedule D     Form of Bill of Sale
Schedule E     Form of Assignment and Assumption of Contracts,
               Intangible Property, Warranties and Guarantees
Schedule F     Form of Non-Foreign Certificate
Schedule G     Rent Roll
Schedule H     Update Certificate
Schedule I     Form of Tenant Estoppel
SCHEDULE A
THE LAND
SCHEDULE B
[INSERT N.J. DEED BY SELLER'S COUNSEL]
EXHIBIT A TO DEED
LEGAL DESCRIPTION OF PROPERTY
EXHIBIT B TO DEED


SCHEDULE C
ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS
[FORM SUBJECT TO MODIFICATION BY LOCAL COUNSEL]
RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:
Gibson, Dunn & Crutcher LLC
333 South Grand Avenue
Los Angeles, California  90071
Attention:  William R. Lindsay


ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC., a New Jersey corporation (Assignor"), hereby assigns, sets over, transfers and delegates to THE PRICE REIT, INC., a Maryland corporation ("Assignee"), free and clear of any and all adverse claims, all of the landlord's right, title, interest, claim and estate in and to all leases, occupancy agreements and similar agreements, together with all modifications, extensions and renewals thereof, all security therefor, and all guaranties of any of the foregoing (collectively, the "Leases") which demise all or any part of, or interest in, the real property more particularly described on Exhibit A attached hereto and incorporated herein (the "Land"), together with all income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to the Land, whether heretofore accrued or hereafter arising.
Assignee hereby assumes all of Assignor's obligations under or with respect to the Leases described on Exhibit B attached hereto, which obligations arise out of and relate to the period commencing on the date hereof. Assignor hereby agrees to indemnify, defend, protect and hold Assignee harmless from and against any and all loss, claim, obligation, cost or expense (including without limitation reasonable attorneys' fees) relating to or in connection with any obligations of the landlord under the Leases, which obligations arise out of or relate to the period prior to the date hereof. Assignee hereby agrees to indemnify, defend, protect and hold Assignor harmless from and against any and all loss, claim, obligation, cost or expense (including without limitation reasonable attorneys' fees) relating to or in connection with any obligations of the landlord under the Leases, which obligations arise out of or relate to the period commencing on or after the date hereof.
If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.
This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement effective as of this ______ day of _______________, 199_.
ASSIGNOR:
K. HOVANIAN PROPERTIES OF PISCATAWAY, INC., a New Jersey corporation By:__________________________
Its:___________________________

ASSIGNEE:
THE PRICE REIT, INC., a Maryland corporation
By:
Its:
EXHIBIT "A" TO ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS
LEGAL DESCRIPTION OF PROPERTY
EXHIBIT "B" TO ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS
ASSUMED LEASES


SCHEDULE D
BILL OF SALE
     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, K. HOVANIAN PROPERTIES OF PISCATAWAY, INC., a New Jersey corporation ("Seller"), hereby transfers, conveys and assigns to THE PRICE REIT, INC., a Maryland corporation ("Purchaser"), and its successors and assigns forever, free and clear of any and all adverse claims, any and all tangible personal property owned by Seller and located on or about and used in connection with the real property more particularly described on Exhibit A attached hereto and made a part hereof (the "Property") or any improvements thereon, including but not limited to fixtures, furnishings, furniture, tools machinery and/or equipment, operational instructions and/or specifications, surveys, drawings, business records and the personal property listed on any schedule attached hereto, but specifically excluding therefrom any such personal property owned by any tenant of the Property or any business record containing proprietary or confidential information that is not related to the management, ownership or operation of the Property.
     If any litigation between Seller and Purchaser arises out of the obligations of the parties under this Bill of Sale or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Bill of Sale shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Bill of Sale and to survive and not be merged into any such judgment.
     IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ______ day of __________, 199_.
K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC., a New Jersey corporation By:_____________________________
Its:_____________________________
     By:
     Name:
     Title:
EXHIBIT "A" TO BILL OF SALE
DESCRIPTION OF PROPERTY
SCHEDULE E
ASSIGNMENT AND ASSUMPTION OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND GUARANTEES
THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND GUARANTIES (this "Assignment") is made as of the ___ day of ____________, 1997, by K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC, a New Jersey corporation ("Assignor"), in favor of THE PRICE REIT, INC., a Maryland corporation ("Assignee").
RECITALS;
Pursuant to that certain Agreement of Purchase and Sale dated as of __________, 1997 by and between Assignor and Assignee (the "Agreement"), Assignee has this day acquired from Assignor certain interests in land, buildings and improvements more particularly described on Exhibit A attached hereto and made a part hereof (the "Property"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.
In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Assignor hereby assigns, transfers and delegates to Assignee to the extent assignable and without recourse to Assignor all of Assignor's right, title and interest in and to the following (collectively, the "Assigned Property"), free and clear of any and all adverse claims: (i) any and all intangible personal property owned by Seller which is appurtenant to or used by Seller in connection with the Real Property or the Improvements or Personal Property with respect thereto; (ii) any and all Contracts with respect to the Real Property; (iii) any and all other property, rights in or to property, general intangibles and contractual rights which Seller may have which are necessary in connection with, or otherwise affect or relate directly to, the acquisition, development, improvement, holding, use, operation, maintenance, leasing or sale of the Real Property or the Improvements or Personal Property with respect thereto, including, but not limited to, any and all plans, specifications, subdivision maps and filings with respect thereto, applications, entitlements, Licenses and Entitlements, subdivision or other bonds, engineering or soil reports, surveys, maps, inspection reports, management reports, marketing reports, marketing displays and brochures, all contract rights, warranties from contractors, architects, engineers and material and labor suppliers whether written or implied, all books and records, all claims, choses in action, judgments, remedies, damages and causes of action, all leases, easements, licenses and rights of way, occupancy or use agreements and all other documents affecting or relating to the Real Property or the Improvements or Personal Property with respect thereto; and (iv) any and all other general intangibles, warranties, guarantees, permits, maps, surveys, entitlements and other intangible rights of any type or nature relating to any or all of the Real Property, or the Improvements or Personal Property with respect thereto.
If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys, fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date set forth below.
Executed as of the date first above written.
ASSIGNOR:
K. HOVNANIAN PROPERTIES, Inc., a New Jersey corporation
By:  ___________________________
Its: ___________________________
:

ASSIGNEE:
THE PRICE REIT, INC., a Maryland corporation
By:
Title:

EXHIBIT "A" TO ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND GUARANTEES
LEGAL DESCRIPTION OF PROPERTY

SCHEDULE F
CERTIFICATION OF NON-FOREIGN STATUS
(Foreign Investment in Real Property Tax Act)
Internal Revenue Code Section 1445 provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform THE PRICE REIT, INC. ("Transferee") that withholding of tax is not required upon the disposition of a United States real property interest by the undersigned ("Transferor"), Transferor hereby certifies and declares as follows:
1. Transferor's U.S. tax identification/social security number is:_______________________________;
2. Transferor's principal office address is 225 Highway 35, P.O. Box 500, Red Bank, New Jersey, 07701.
3. Transferor is not a foreign person (foreign corporation, foreign partnership, foreign trust, foreign estate or non-resident alien), as defined in the Internal Revenue Code and Income Tax Regulations.
Transferor acknowledges that this certification may be disclosed by Transferee to the Internal Revenue Service and that any false statement contained in this certification may be punished by fine or imprisonment or both.
Transferor understands that Transferee is relying on this certification to determine whether withholding is required by Transferee pursuant to Internal Revenue Code Section 1445.
Under penalties of perjury, the undersigned signatory declares that: I have examined this certification, to the best of my knowledge and belief it is true and complete, and I am duly authorized to execute this certification on behalf of Transferor.
Dated:                   , 199_
K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC., a New Jersey corporation By:_____________________________
Its:_____________________________

SCHEDULE G
RENT ROLL
SCHEDULE H
UPDATE CERTIFICATE
     K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC., a New Jersey corporation ("Seller"), hereby certifies that each of the representations and warranties set forth in Article XI of that certain Purchase and Sale Agreement and Escrow Instructions dated ________________, 1997, between Seller and The Price Reit, Inc., a Maryland corporation ("Buyer"), are true, accurate and complete in all material respects as of the date hereof as if made on the date hereof, and there have been no changes or exceptions thereto, other than as follows:

[INSERT ANY CHANGES OR EXCEPTIONS TO REPS AND WARRANTIES]

SCHEDULE I
TENANT ESTOPPEL CERTIFICATE
THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of _____________, 199_, is executed by ________________________ ("Tenant") in favor of THE PRICE REIT, INC. ("Buyer").
R E C I T A L S
A. Buyer and K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC., a New Jersey corporation ("Landlord") have entered into that certain Agreement of Purchase and Sale, dated as of ___________, 1997 (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property described on Exhibit A attached to the Purchase Agreement (the "Property").
B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of ________________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.
C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.
D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate.
NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer as follows:
AGREEMENT
Section 1.     Lease.
Attached hereto as Exhibit "A" is a true, correct, and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements. guarantees and restatements thereof:


(If none, please state "None.")
Section 2.     Leased Premises.
Pursuant to the Lease, Tenant leases those certain Premises (the "Leased Premises") consisting of approximately _________________________________
(___________________________) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [___________ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]
Section 3.     Full Force of Lease.
The Lease is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.
Section 4.     Complete Agreement
The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property.
Section 5.     Acceptance of Leased Premises.
Tenant has accepted and is currently occupying the Leased Premises.
Section 6.     Lease Term.
The term of the Lease commenced on _____________________ and ends on _______________________, subject to the following options to extend:

(If none, please state "None.")
Section 7.     Purchase Rights.
Tenant has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Leased Premises or all or any portion of the Property, except as follows:


(If none, please state "None.")
Section 8.     Rights of Tenant.
Except as expressly stated in this Certificate, Tenant:
(a)  has no right to renew or extend the term of the Lease;
(b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;
(c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.
Section 9.     Rent.
(a) The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.
(b) Tenant is currently paying base rent under the Lease in the amount of ________________________ Dollars ($_________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:


(If none, please state "None.")
(c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and over-head expenses is ___________ percent (______%) and is currently being paid at the rate of
____________________________________ Dollars ($__________) per month, payable to
______________________________________________.
(d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, except as follows:______________________________________________________

(If none, please state "None.")
Section 10.    Security Deposit.
The amount of Tenant's security deposit held by Landlord under the Lease is _________________________________ Dollars ($_____________).
Section 11.    Prepaid Rent.
The amount of prepaid rent, separate from the security deposit, is __________________________________ Dollars ($_____________), covering the period from ________ to ________.
Section 12.    Insurance.
All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.
Section 13.    Pending Actions.
There are no actions, whether voluntary or otherwise, pending against the Tenant (or any guarantor of the Tenant's obligations under the Lease) pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.
Section 14.    Landlord's Obligations
As of the date of this Certificate, Landlord has performed all obligations required of Landlord pursuant to the Lease and no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord. As of the date of this Certificate, no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against the Landlord, except as follows:


(If none, please state "None.")
(If none, please state "None.")
Section 15.    Assignments by Landlord.
Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord.
Section 16.    Assignments by Tenant.
Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises except as permitted under the Lease. The address for notices to be sent to Tenant is as set forth in the Lease.
Section 17.    Environmental Matters.
The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or restaurant (if so permitted by the Lease) or otherwise used in accordance with all applicable laws.
Section 18.    Notification by Tenant.
From the date of this Certificate and continuing through Buyer's acquisition of title to the Property, Tenant agrees to immediately notify Buyer, in writing, at the following address, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:
The PRICE REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, CA 90036
Attn.:  Joseph Kornwasser
Fax No.:  (213) 937-8175
Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property. In the event that Buyer acquires the Property, nothing in this Section 18 shall limit Tenant's obligations under the Lease.
Tenant his executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.
TENANT
_________________________________
By:_______________________________
     Name:
     Its: